AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 2018

Registration Statement No. 333 -222061

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite

4236, Chicago, 60604, IL

Telephone: 312-536-3102

(Address and telephone number of principal executive offices)

Greg Siokas, Chief Executive Officer

141 West Jackson Blvd, Suite

4236, Chicago, 60604, IL

Telephone: 312-536-3102

(Name, address and telephone number of agent for service)

Copy to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron, LLP

605 Third Avenue, 34th Floor

New York, New York 10158

Telephone: (212) 557-7200

Telecopier: (212) 286-1884

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Section Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered		Proposed Maximum Aggregate Offering Price per Security(1)		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Shares of Common Stock, par value $.001 underlying senior convertible notes	1,005,002	(2)(3)	$5.00	(4)	$5,025,010	$625.62
Shares of Common Stock, par value $.001 underlying Warrants	657,135	(3)(5)	$7.50	(6)	$4,928,513	$613.61

TOTAL	1,662,137	shs			$9,953,523	$1,239.23

_______

(1)

This offering price is solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Act”). All share and per share data in this Registration Statement unless otherwise noted, give retroactive effect to the 1 for 10 reverse split declared effective as of November 21, 2017. This fee was paid on December 14, 2017 upon the initial filing of this Registration Statement.

(2)	Includes 150% of the shares issuable upon conversion of senior convertible notes (“Notes”) issued on November 16, 2017.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be not registered hereby pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(4)	Pursuant to Rule 457(g) under the Act, the conversion price of the Notes is equal to $5.00 per share.

(5)

Shares issuable upon exercise of Warrants issued on November 16, 2017 in connection with the sale of the Notes. The number of shares issuable upon exercise of the Warrants is equal to 80% of the number of shares of Common Stock issuable upon conversion of the Notes. However, pursuant to General Instruction I.B(6) to Form S-3, the aggregate market value of the securities registered hereunder is limited to one-third of the aggregate market value ($29,860,570) of the 2,767,430 shares held by non-affiliates of the registrant or an aggregate of $9,953,523. Therefore, the number of underlying Warrant shares being registered has been reduced from 804,002 to 657,135 shares.

(6)	Pursuant to Rule 457(g) under the Act, the exercise price is equal to 150% of the initial conversion price of the Notes, subject to adjustment.

This Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED JANUARY 22, 2018

The information in this prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

1,662 ,137 Shares of Common Stock

COSMOS HOLDINGS INC.

This prospectus relates to the sale by the two selling securityholders (the “Selling Securityholders”), institutional investors of Cosmos Holdings Inc. (the “Company” or “Cosmos”) as identified in this prospectus of up to 1,005,002 shares issuable upon conversion of senior convertible notes (the “Notes”) which shares have already been issued as collateral for the Payment of the Notes, and 657,135 shares issuable upon exercise of common stock purchase warrants (the “Warrants”). See “Selling Securityholders.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Selling Securityholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC QB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will not receive any proceeds from the sale of common stock by the Selling Securityholders except for our receipt of the exercise price of Warrants.

Our common stock is traded on the OTC Markets Group Inc.’s OTC QB tier under the symbol “COSM”. On January 19, 2018, the closing price of our common stock was $ 10.79 per share.

All historic share and per share data in this prospectus give effect to a 1 for 10 reverse split effected on November 21, 2017.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this prospectus before making a decision to purchase our common stock.

You should rely on the information contained in this prospectus or any supplement or amendment thereto. We have not authorized anyone to provide you with different information.

The Date of this prospectus is _______________, 2018

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ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Holdings Inc.

The Company

Overview

Cosmos Holdings Inc. ("us", "we", or the "Company") was incorporated in the State of Nevada on July 21, 2009 under the name Prime Estates and Developments, Inc. On September 27, 2013, the Company closed a reverse take-over transaction pursuant to which it acquired a private company whose principal activities are the trading of products, providing representation, and provision of consulting services to various industries, as described below. Pursuant to a Share Exchange Agreement between the Company and Amplerissimo Ltd. ("Amplerissimo"), a company incorporated in Cyprus, we acquired 100% of Amplerissimo's issued and outstanding common stock. On November 14, 2013, we changed our name to Cosmos Holdings Inc.

As a result of the reverse take-over transaction, Amplerissimo became our wholly-owned subsidiary. On August 1, 2014, Amplerissimo formed SkyPharm S.A. a Greek corporation ("SkyPharm"), a subsidiary that focuses on pharmaceutical products. As of July 22, 2015, the Hellenic Ministry of Health and more specifically the National Organization for Medicines has granted the Company a license for the wholesale of pharmaceutical products for human use. The license is valid for a period of five years and pursuant to the EU directive of (2013/C 343/01) SkyPharm is subject to the Guidelines of the Good Distribution Practices of the European Union (the "Good Distribution Practices") for the sale and distribution of medical products for human use. SkyPharm believes it has properly incorporated all the methodologies, procedures, processes and resources in order to be in accordance with the guidelines of the Good Distribution Practices. Our warehouse has been equipped with the proper equipment, specifically with the proper shelves, working tables, medicines, cold fridge and barcode machines to comply with all requirements. In addition, our headquarters have also been equipped with the proper office equipment, specifically with the bureau tables, chairs and the terminals for each one working station, as well central hardware systems (Servers) and software programs (ERP & CRM platforms) that are essential for the efficient running of the business are already installed and in place. The Company commenced sales of pharmaceutical products in November 2015.

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In Feburary 2017, we completed the acquisition of Decahedron Ltd., a United Kingdom Company. The principal activity of Decahedron is the same as the the business of SkyPharm. It is the trading of branded and generic pharmaceutical products and medicines across mainly the European Union member states. Decahedron buys from pharmacies and other wholesale pharmaceutical companies and resells these products mainly to other EU countries. Thus, SkyPharm and Decahedron are each an operator and the mechanisms between the supply and demand sides in the wholesale market. The Company could be characterized as the middle ring of this distribution channel. Decahedron received its Wholesale Distribution Authorization for human use on November 7, 2013, from the UK Medicines and Healthcare Products Regulatory Agency (MHRA) in accordance with Regulation 18 of the Human Medicines Regulations 2012 ( SI 2012/1916) and it is subject to the provision of those Regulations and the Medicines Act 1971. This license will continue to remain in force from the date of issue by the Licensing Authority unless cancelled, suspended, revoked or varied as to the period of its validity or relinquished by the authorization holder.

We are currently focusing our existing operations on expanding the business of SkyPharm and Decahedron and have concentrated our efforts on becoming an international pharmaceutical company. The Company's focus is on Branded Pharmaceuticals, Over-the-counter (OTC) medicines, and Generic Pharmaceuticals. The Company also intends to expand into Cosmetic-Beauty Products, as well as Food Supplements and we target areas where we can build and maintain a strong position. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, an emphasis on low risk license as well as Research & Development and our ability to be better owners of pharmaceutical assets than others. This operating model and the execution of our Corporate Strategy are enabling the company to achieve sustainable growth and create shareholder value.

We regularly evaluate and, where appropriate, execute on opportunities to expand through the acquisition of pharmaceutical products and companies in areas that will serve patients and customers and that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our pharmaceutical and over the counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition and license opportunities.

We believe that the demand for reasonably-priced medicines, delivered in the highest quality, and constantly matching the requirements of reliable and comprehensive medical care, is set to increase in the years to come, with the population’s increasing life expectancy. With our product portfolio of non-patented and patented medicines, we contribute to the optimization of efficient medicinal care, and thereby to lowering costs both for health insurance funds and companies and for patients.

We assess the foreseeable development of the Company as being positive. We believe the pharmaceutical industry offers a large growth potential in the European trade market of medicines, if service, price and quality are strictly directed towards the customer requirements. We will continue to encounter the competition in the market by service, reliability and a high level of quality. On the procurement side we can access a wide range of supply possibilities. To minimize business risks we diversify our sources of supply Europe wide. We secure our high quality demands through careful supplier qualification and selection as well as active supplier management.

Selling Securityholders - Private Placement of Notes and Warrants

On November 15, 2017, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors (the “Buyers”) with which it had no prior relationship, pursuant to which the Company has agreed to issue for a purchase price of $3,000,000, $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”) to the Buyers, convertible into 670,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and warrants to purchase an aggregate of 536,001shares of Common Stock (the “Warrants”.) The transaction was completed on November 16, 2017.

The Notes provide that the Company will repay the principal amount of Notes in equal monthly installments beginning on January 1, 2018 and repeating on the first business day of each calendar month thereafter until the fourteenth month anniversary date of issuance (each a “Installment Date”), and, subject to the Blocker (as defined below), the Company pre-delivered 670,000 shares of Common Stock to the Buyers in connection therewith (the “Pre-Delivery Shares”). Eighty-five (85%) percent of any cash proceeds received by the Buyers from the sale of Pre-Delivery Shares shall be applied against the particular installment amount due on such Installment Date under the Note. No interest will accrue under the Notes unless and until an Event of Default (as defined) has occurred and is not cured.

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The Notes are convertible at any time by the Holder into shares of Common Stock at the rate of $5.00 per share, subject to full ratchet anti-dilution adjustment (the “Conversion Price”). Upon an Event of Default (as defined), the Buyers may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the Volume-Weighted Average Price (as defined, the “VWAP”).

The Notes are senior in right of payment to all existing and future indebtedness of the Company except Permitted Indebtedness (as defined in the Note), including $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing senior loan agreement, plus defined amounts of purchase money indebtedness in connection with bona fide acquisitions.

Events of Default, none of which have occurred as of the date of this prospectus, are defined under the Notes to include: (i) failure to pay principal, interest, late charges or any other amounts when due after any applicable cure period, under the Notes or any other instrument delivered in connection with the transaction; (ii) any default of at least $75,000 of indebtedness other than with respect to the Note and/or the entry of a final judgment concerning the foregoing; (iii) any bankruptcy, liquidation or other similar proceeding not dismissed within thirty (30) days of its initiation, or any voluntary bankruptcy or similar proceeding commenced by the Company or any subsidiary, or an admission in writing of its inability to pay its debts generally as they become due; (iv) the entry by a court of a decree, order, judgment or similar document in respect of the Company or any subsidiary of a voluntary or involuntary bankruptcy or similar proceeding; (v) any breach of a representation, warranty, covenant or other term or condition of any document in connection with this transaction except if curable, the breach remains uncured for two consecutive trading days; (vi) a Material Adverse Effect (as defined in the SPA) occurs; (vii) failure to meet filing and effectiveness deadlines concerning this registration statement; (viii) failure to convert the Notes or deliver underlying common stock on a timely basis; (ix) suspension from trading or listing of the common stock for five consecutive trading days; and (x) failure to reserve at least 150% of the number of shares of common stock issuable upon conversion of the Notes and/or exercise of the Warrants.

The Notes provide that upon an Event of Default, the Buyers may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Buyers may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent.

The Warrants have a five year term and are exercisable into a number of shares of Common Stock equal to approximately eighty (80%) percent of the number of shares of Common Stock the Buyers would receive if the Notes were fully converted upon the date of issuance of the Notes. The Warrants are exercisable at $7.50 per share (150% of the conversion price of the Notes) subject to full ratchet anti-dilution protection. The Warrants will be exercisable on a cashless basis if a registration statement is not effective covering the resale of the underlying Warrant Shares.

Conversion of the Notes and exercise of the Warrants are each subject to a blocker provision which prevents any holder from converting or exercising, as applicable, the Notes or the Warrants, into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of the Company’s issued and outstanding Common Stock (each, a “Blocker”). Any increase in the Maximum Percentage (as defined) of shares of Common Stock issuable will not be effective until the 61st day after notice is delivered to the Company.

The Company filed the registration statement of which this prospectus is a part, pursuant to a registration rights agreement with the Buyers (the “Registration Rights Agreement”), within thirty (30) days of the Closing, covering one hundred fifty (150%) percent of the maximum number of shares, underlying the Notes and Warrants , subject to SEC limitations on the number of shares to be registered.

As a condition to the Closing of the Financing, each Buyer, severally, was be required to execute a leak-out agreement (each, a “Leak-Out Agreement”) restricting such Buyer’s sale of shares of Common Stock underlying the Notes and Warrants on any Trading Day to not more than such Buyer’s pro rata allocation of the greater of (x) sales with net proceeds of an aggregate of $20,000 or (y) twenty-five (25%) percent of the daily average trading volume of the Company’s Common Stock. If after the closing of the Financing there is no Event of Default under the Notes, the volume weighted average price (the “VWAP”) of the Company’s Common Stock for three (3) trading days is less than $1.50 per share, the Company may further restrict the Buyers from selling at less than $1.50 per share; provided that the portion of the Notes subject to redemption on each Installment Date shall thereafter double.

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Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent received a cash commission for this transaction of $240,000 equal to eight (8%) percent of the total gross proceeds of the offering and the issuance of five-year warrants to purchase eight (8%) percent of the shares of Common Stock issued or issuable in this offering (excluding shares of Common Stock issuable upon exercise of any Warrants issued to investors); however, will receive eight (8%) percent of any cash proceeds received from the exercise of any Warrants sold in the offering with an expiration equal to or less than twenty-four (24) months.

Going Concern

The Company's consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company’s independent registered public accounting firm, in their report dated April 14, 2017 on the Company’s audited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. Our ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and pay our liabilities arising from normal business operations when they come due. The Company had a net loss of $601,002 for the year ended December 31, 2016, and had an accumulated deficit of $1,002,219 as of December 31, 2016. The Company has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and by sale of common shares. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described above and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Corporate Information

Cosmos Holdings Inc. (“us”, “we”, or the “Company”) was incorporated in the State of Nevada on July 21, 2009 under the name Prime Estates and Developments, Inc. for the purpose of acquiring and operating commercial real estate and real estate related assets. On September 27, 2013, the Company closed a reverse take-over transaction pursuant to which it acquired a private company whose principal activities are the trading of products, providing representation, and provision of consulting services in the pharmaceutical industry as described herein. On November 14, 2013, we changed our name to Cosmos Holdings Inc. Our internet address is http://www.cosmosholdingsinc.com. We post links on our website to the following filings as soon as reasonably practicable after they are electronically filed or furnished to the SEC: annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements under Regulation 14A, and any amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All such filings are available through our website free of charge. The information on our Internet website is not incorporated by reference into this Form S-1 or our other securities filings and is not a part of such filings.

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The Offering

Common Stock Offered

An aggregate of 1,662 ,137 shares are registered for resale by the Selling Securityholders; consisting of 1,005,002 shares underlying Senior Convertible Notes and 657,135 shares underlying Warrants.(1)

Common Stock Outstanding	12,825,394(2)

Use of Proceeds

We will not receive any of the proceeds from the sale of shares by the Selling Securityholders. Any proceeds received from the exercise of Warrants by Selling Securityholders will be used for working capital purposes. See “Use of Proceeds.”

Dividend Policy

We have never declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in financing the growth of our business and do not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Trading Symbol	Our common stock currently trades on the OTC QB with the symbol “COSM.”

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 13 of this prospectus before deciding whether or not to invest in our common stock.

_____________

(1) The aggregate market value of the securities registered in this registration statement is limited to one-third of the aggregate market value of our public float held by non- affiliates . Therefore, the number of shares of common stock underlying Warrants has been reduced from 804,002 to 657,135 shares.

(2) Unless otherwise noted, all share and per share data in this prospectus give retroactive effect to a 1 for 10 reverse split affected by the Company on November 21, 2017.

Summary Financial Information

The following summary financial and operating data set forth below should be read in conjunction with our financial statements, the notes thereto and the other information contained in this prospectus. The summary statement of operations data for the years ended December 31, 2016 and 2015 have been derived from our audited financial statements appearing elsewhere in this prospectus. The summary balance sheet data as of September 30, 2017, and the statement of operations data for the nine months ended September 30, 2017 and 2016, have been derived from our unaudited consolidated financial statements appearing elsewhere in this prospectus The unaudited financial statements were prepared on a basis consistent with our audited financial statements and include, in the opinion of management, all adjustments necessary for the fair presentation of the financial information contained in those statements. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

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Statement of Operations Data:

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015
	(unaudited)	(unaudited)
REVENUE
Revenue	$19,775,398	$3,506,804	$6,755,436	$533,802

COST OF REVENUE	18,156,795	3,192,472	6,154,396	484,809

GROSS PROFIT	1,618,603	314,332	601,040	48,993

OPERATING EXPENSES
General and administrative expenses	2,416,540	466,293	794,099	486,036
Depreciation and amortization expense	17,199	6,956	9,448	5,416
Impairment of goodwill	1,949,884	-	-	-
TOTAL OPERATING EXPENSES	4,383,623	473,249	803,547	491,452

GAIN (LOSS) FROM OPERATIONS	(2,765,020)	(158,917)	(202,507)	(442,459)

OTHER INCOME (EXPENSE)
Interest income			-	1,063
Other income	-	19	19	814
Interest expense - related party	(198)	(2,741)	(264)	(3,481)
Interest expense	(572,679)	(103,803)	(205,750)	(86,898)
Other expense	(26,529)	(4,539)	(12,764)	(6,000)
Write off on investment of B2IN			-	(6,150,508)
Foreign currency transaction gain (loss)	292,937	(7,043)	(178,967)	(240)
TOTAL OTHER INCOME (EXPENSE)	(306,469)	(118,107)	(397,726)	(6,245,250)

LOSS BEFORE INCOME TAXES	(3,071,489)	(277,024)	(600,233)	(6,687,709)

INCOME TAX EXPENSE	(2,690)	(773)	(769)	(203)

NET LOSS	(3,074,179)	(277,797)	(601,771)	(6,687,912)

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	(178,151)	(38,185)	55,215	(424,713)

TOTAL OTHER COMPREHENSIVE LOSS	$(3,252,330)	$(315,982)	$(545,787)	$(7,112,625)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.24)	$(0.02)	$(0.05)	$(0.53)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and Diluted	12,764,720	12,563,053	12,564,824	12,561,598

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Balance Sheet Data:

	As of September 30,	As of December 31,
	2017	2016	2015

Total Current Assets	$10,055,236	$2,636,612	$547,176

Total Assets	10,835,151	3,118,530	657,621

Total Current Liabilities	13,602,174	4,871,332	1,905,412

Total Liabilities	13,602,174	4,871,332	1,905,412

Common Stock	12,825	12,587	12,563

Additional Paid-In Capital	2,525,164	287,293	246,541

Accumulated deficit	(4,076,398)	(1,002,219)	(401,217)

TOTAL STOCKHOLDERS' DEFICIT	(2,767,023)	(1,752,802)	(1,247,791)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$10,835,151	$3,118,530	$657,621

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WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to Konstantinos Vassilopoulos, the Company’s U.S. Finance Manager, at Cosmos Holdings Inc., 141 West Jackson Blvd., Suite 4236, Chicago, IL 60604.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

History of significant losses and risk of losing entire investment.

The Company’s financial statements reflect that it has incurred significant losses since 2015 (investors should carefully review the Company’s financial statements and accompanying footnotes). The Company expects to continue to have losses and negative cash flows for the foreseeable future, and it is possible that the Company may never reach profitability. Therefore, there is a significant risk that public investors may lose some or all of their investment.

Our financial statements have been prepared assuming that the Company will continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2016 have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements for the period ended December 31, 2016, the continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise adequate equity or debt financing, to fund operating losses until it becomes profitable. Given the Company’s current stage of development, it is unlikely that the Company will become profitable in the foreseeable future. Our independent registered public accounting firm has included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report for the fiscal year ended December 31, 2016. If that were to occur the Company would be forced to suspend or terminate operations and, in all likelihood cause investors to lose their entire investment.

Limited Revenues, with substantial losses and no guarantee of profitability.

The Company has limited revenues and products ready for market, customers or marketing resources.

As a development stage company, the Company has a limited relevant operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the evolving and heavily-regulated pharmaceuticals industry, which is characterized by an ever-increasing number of market entrants, intense competition and high failure rate. In addition, significant challenges are often encountered in shifting from developmental to commercial activities.

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We are subject to many business risks, including but not limited to, unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages against larger and more established companies. There can be no assurance that the Company will ever be profitable, or that the Company will be able to obtain sufficient additional funds to continue its planned activities. Therefore, prospective investors may lose all or a portion of their investment.

Concentration of ownership by Grigorios Siokas and his affiliates raises a potential conflict of interest between the Company, Grigorios Siokas and certain of its employees.

The Company’s officers, directors and principal stockholders may be able to significantly influence matters requiring stockholder approval because they own a large percentage of the Company’s outstanding shares.

The Company does not have the financial resources necessary to successfully complete certain acquisitions contemplated in its SEC Filings or the development and marketing of any drug products.

As of September 30, 2017 and November 20, 2017, the Company had $1,352,172 and, $3,824,462 respectively, cash on hand. This reflects the receipt of $3 million gross proceeds as of November 16, 2017 from the sale of senior convertible notes. In order to complete product development, marketing and certain acquisitions; the Company will need to attract sufficient additional capital. Even if the Company does find such financing, it may be on terms that are unfavorable or dilutive, to owners of the Company’s equity securities.

Our drug development program will require substantial additional capital to successfully complete it, arising from costs to:

●	complete research, preclinical testing and human studies;
●	establish pilot scale and commercial scale manufacturing processes; and
●	establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support these programs.

Our future operating and capital needs will depend on many factors, including, but not limited to:

●	the pace of scientific progress in our research and development programs and the magnitude of these programs;
●	the scope and results of preclinical testing and human studies;
●	the time and costs involved in obtaining regulatory approvals;
●	the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;
●	competing technological and market developments;
●	our ability to establish additional collaborations;
●	changes in our existing collaborations;
●	the cost of manufacturing scale-up; and

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We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the achievement of major milestones and other payments.

We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or the commercialization of one or more of our product candidates. Accordingly, any failure to raise adequate capital in a timely manner would be expected to have a material adverse effect on our business, operating results, financial condition and future growth prospects.

Additional funds are required to support our operations but we may be unable to obtain them on favorable terms, we would be required to cease or reduce further development or commercialization of our potential products.

The Company’s success is highly dependent on attracting and retaining key scientific and management personnel, however, the Company may be unable to do so.

The Company’s future depends on the service of its scientific and management teams and other key personnel. The Company may be unable to attract highly qualified personnel, especially if it is unable to demonstrate to those individuals that it has sufficient funding to adequately compensate them either through current cash salary or with equity that could eventually have substantial value. If the Company is unable to attract highly qualified individuals, the Company may be unable to continue development or commercialization efforts of its proposed products which would have a material adverse effect on the Company’s operations.

Risks Related to Our Business

If we lose the services of our Chief Executive Officer, our operations would be disrupted and our business could be harmed.

Our business plan relies significantly on the continued services of our CEO, Grigorios Siokas. If we were to lose his services, including through death or disability, our ability to continue to execute our business plan would be materially impaired. The Company has not entered into an employment agreement with Mr. Siokas and is reliant on certain relationships of Mr. Siokas with third parties, including, but not limited to, customers representing approximately 68% of the Company’s current revenues. Mr. Siokas is also the principal of DOC Pharma SA that is subject to a pending acquisition agreement between DOC Pharma SA and the Company. In the event Mr. Siokas is no longer engaged by the Company, there is no assurance that such transaction would be consummated.

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We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

We believe that the health care industry will continue to be subject to increasing regulation, as well as political and legal action, as future proposals to reform the health care system are considered by the European Union and the Hellenic Republic of Greece.

Our services and products are subject to rigorous regulation by the EMA, the Hellenic Ministry of Health and the Hellenic Organization of Medicines. The process of obtaining regulatory approvals to market a drug or medical device can be costly and time-consuming, and approvals might not be granted for future products, or additional indications or uses of existing products, on a timely basis, if at all. Delays in the receipt of, or failure to obtain approvals for, future products, or new indications and uses, could result in delayed realization of product revenues, reduction in revenues, and in substantial additional costs. In addition, no assurance can be given that we will remain in compliance with European Union, the Hellenic Ministry of Health and other regulatory requirements if and when approval or marketing authorization has been obtained for a product. These requirements include, among other things, regulations regarding manufacturing practices, product labeling, and advertising and postmarketing reporting, including adverse event reports and field alerts due to manufacturing quality concerns. Many of our facilities and procedures and those of our suppliers are subject to ongoing regulation, including periodic inspection by the applicable regulatory authorities. We must incur expense and spend time and effort to ensure compliance with these complex regulations. Possible regulatory actions for non-compliance could include warning letters, fines, damages, injunctions, civil penalties, recalls, seizures of our products, and criminal prosecution. These actions could result in, among other things, substantial modifications to our business practices and operations; refunds, recalls, or seizures of our products; a total or partial shutdown of production in one or more of our facilities while we or our suppliers remedy the alleged violation; the inability to obtain future pre-market approvals or marketing authorizations; and withdrawals or suspensions of current products from the market. Any of these events could disrupt our business and have a material adverse effect on our revenues, profitability and financial condition.

The Company and its Subsidiaries have limited insurance for their operations and are subject to various risks of loss

The Company and its subsidiaries carry general liability insurance for its warehouses, offices, employees and credit insurance for its accounts receivable. Our trading clients are responsible for the transportation and insurance of products against damage. However, we do not carry products liability insurance. Successful claims against the Company would likely render us insolvent. Adverse safety events involving our marketed products may have a negative impact on our business. The Company has not reserved any amounts in connection with self-insuring against any claims against the Company or its subsidiaries. Discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties. Adverse safety events may also damage physician and patient confidence in our products and our reputation. Any of these could result in liabilities, loss of revenue, material write-offs of inventory, material impairments of intangible assets, goodwill and fixed assets, material restructuring charges and other adverse impacts on our results of operations. Regulatory authorities are making greater amounts of stand-alone safety information directly available to the public through periodic safety update reports, patient registries and other reporting requirements. The reporting of adverse safety events involving our products or products similar to ours and public rumors about such events may increase claims against us and may also cause our product sales or stock price to decline or experience periods of volatility. Restrictions on use or significant safety warnings that may be required to be included in the label of our products may significantly reduce expected revenues for such products and require significant expense and management time.

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We are subject to Anti-corruption laws

We are subject to the US Foreign Corrupt Practices Act and similar anti-corruption laws in other European Union countries, including Greece. These laws generally prohibit companies and their intermediaries from engaging in bribery or making other prohibited payments to government officials for the purpose of obtaining or retaining business, and some have record keeping requirements. The failure to comply with these laws could result in substantial criminal and/or monetary penalties. We operate in jurisdictions that have experienced corruption, bribery, pay-offs and other similar practices from time-to-time and, in certain circumstances, such practices may be local custom. We have implemented internal control policies and procedures that mandate compliance with these anti-corruption laws. However, we cannot be certain that these policies and procedures will protect us against liability. There can be no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or agents are found to have engaged in such practices, we could suffer severe criminal or civil penalties and other consequences that could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

The Company is subject to complex tax regulations in Greece and in the European Union

We are subject to evolving and complex tax laws in the jurisdictions in which we operate. Significant judgment is required for determining our tax liabilities, and our tax returns are periodically examined by various tax authorities. We believe that our accrual for tax contingencies is adequate for all open years based on past experience, interpretations of tax law, and judgments about potential actions by tax authorities; however, due to the complexity of tax contingencies, the ultimate resolution of any tax matters may result in payments greater or less than amounts accrued. In March 2014, President Obama’s administration re-proposed significant changes to the US international tax laws, including changes that would tax companies on “excess returns” attributable to certain offshore intangible assets, limit US tax deductions for expenses related to un-repatriated foreign-source income and modify the US foreign tax credit rules. Other potentially significant changes to the US international laws, including a move toward a territorial tax system and taxing currently the accumulated unrepatriated foreign earnings of controlled foreign corporations, have been set out by various Congressional committees. We cannot determine whether these proposals will be enacted into law or what, if any, changes may be made to such proposals prior to their being enacted into law. If these or other changes to the US international tax laws are enacted, they could have a significant impact on our financial results. In addition, we may be affected by changes in tax laws, including tax rate changes, changes to the laws related to the remittance of foreign earnings (deferral), or other limitations impacting the US tax treatment of foreign earnings, new tax laws, and revised tax law interpretations in domestic and foreign jurisdictions.

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We may not be able to obtain regulatory approval for new products

Obtaining and maintaining regulatory approval has been and will continue to be increasingly difficult, time-consuming and costly. There may be situations in which demonstrating the efficacy and safety of a product candidate may not be sufficient to gain regulatory approval unless superiority to comparative products can be shown. Also, legislative bodies or regulatory agencies could enact new laws or regulations or change existing laws or regulations at any time, which could affect our ability to obtain or maintain approval of our products or product candidates. For example, the EU recently finalized legislation, which relate to the conduct of clinical trials. While the aim of the new legislation is improvement in operational efficiency and a streamlining of the overall clinical trial authorization process, the new requirements also provide for increased transparency of clinical trial results and submission of quality data relating to the products and product candidates used for such trials. Starting in 2015, the European Medicines Agency started making certain clinical trial reports publicly available, which may limit our ability to protect competitively-sensitive information contained in our clinical trial reports. Failure to comply with new laws or regulations could result in significant monetary penalties as well as reputational and other harms. We are unable to predict when and whether any further changes to laws or regulatory policies affecting our business could occur, such as efforts to reform medical device regulation or the pedigree requirements for medical products or to implement new requirements for combination products, and whether such changes could have a material adverse effect on our business and results of operations. Regulatory authorities may also question the sufficiency for approval of the endpoints we select for our clinical trials. Regulatory authorities could also add new requirements, such as the completion of an outcomes study or a meaningful portion of an outcomes study, as conditions for obtaining approval or obtaining an indication. The imposition of additional requirements may delay our clinical development and regulatory filing efforts, and delay or prevent us from obtaining regulatory approval for new product candidates, new indications for existing products or maintenance of our current labels.

Difficulty in developing new products

We believe, based on our knowledge of the industry, that our future strategy relies on the acquisition of new operating subsidiaries and the subsequent launch of new products and technologies. To accomplish this, we may need to commit substantial efforts, funds, and other resources to research and development. A high rate of failure is inherent in the research and development of new products and technologies. Failure can occur at any point in the process, including after significant funds have been invested. We cannot state with certainty when or whether any of our products will be developed and/or launched, whether we will be able to develop, license, or otherwise acquire compounds or products, or whether any products will be commercially successful.

There are many difficulties and uncertainties inherent in pharmaceutical research and development (R&D) and the introduction of new products. A high rate of failure is inherent in new drug discovery and development. The process to bring a drug from the discovery phase to regulatory approval can take 12 to 15 years, or longer, and cost more than $1 billion. Failure can occur at any point in the process, including late in the process after substantial investment. As a result, most research programs will not generate financial returns. New product candidates that appear promising in development may fail to reach the market or may have only limited commercial success. Delays and uncertainties in the regulatory approval processes in the US and in other countries can result in delays in product launches and lost market opportunities. Consequently, it is very difficult to predict which products will ultimately be approved.

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Competition in the pharmaceutical industry is intense, and if Cosmos fails to compete effectively, its financial results will suffer.

Cosmos’s business environment is characterized by extensive research efforts, rapid developments and intense competition. Its competitors may have or may develop superior technologies or approaches to the development of competing products, which may provide them with competitive advantages. The Company’s potential product candidates may not compete successfully. The Company believes that successful competition in its industry depends on product efficacy, safety, reliability, availability, timing, scope of regulatory approval, acceptance and price, among other things. Important factors to Cosmos’s success also include speed in developing product candidates, completing clinical development and laboratory testing, obtaining regulatory approvals and manufacturing and selling commercial quantities of potential products to the market.

We compete with a large number of multinational pharmaceutical companies, biotechnology companies, and generic pharmaceutical companies. To compete successfully, we must continue to deliver to the market innovative, cost-effective products that meet important medical needs. Our product revenues can be adversely affected by the introduction by competitors of branded products that are perceived as superior by the marketplace, by generic or biosimilar versions of our branded products, and by generic or biosimilar versions of other products in the same therapeutic class as our branded products. Our revenues can also be adversely affected by treatment innovations that eliminate or minimize the need for treatment with drugs.

The Company expects competition to increase as technological advances are made and commercial applications broaden. In the event it develops its initial product candidates and any additional product candidates, the Company anticipates it may face substantial competition from pharmaceutical, biotechnology and other companies, universities and research institutions.

Almost all of the Company’s competitors have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical trials and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. In addition, some of Cosmos’s competitors may achieve product commercialization or patent protection earlier than Cosmos achieves commercialization or patent protection, if at all. The health care industry is characterized by rapid technological change. New product introductions, technological advancements, or changes in the standard of care for our target diseases could make some or all of our products obsolete.

We are dependent on the uptake and market expansion for marketed brands, new product introductions, new indications, product extensions and co-promotional activities with alliance partners, to deliver future growth. Competition is a major global challenge and includes (i) lower-priced generics and increasingly aggressive generic commercialization tactics, (ii) lower prices from other companies’ products, real or perceived superior efficacy (benefit) or safety (risk) profiles, or other differentiating factors, (iii) technological advances and patents attained by our competitors, (iv) clinical study results from our products or a competitor’s products that affect the value proposition for our products, (v) business combinations among our competitors and major customers, and (vi) competing interests for external partnerships to develop and bring new products to markets. We could also experience limited or blocked market access due to real or perceived differences in value propositions for our products compared with competitors.

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Concentration of Suppliers and Production

A substantial portion of our capacity, as well as our current production, is attributable to a limited number of manufacturing facilities and certain third party suppliers. A significant disruption at any one of such facilities within our internal or third party supply chain, even on a short-term basis, whether due to a labor strike, failure to reach acceptable agreement with labor and unions, adverse quality or compliance observation, infringement of intellectual property rights, act of God, civil or political unrest, export or import restrictions, or other events could impair our ability to trade, produce and ship products to the market on a timely basis and could, among other consequences, subject us to exposure to claims from customers. Any of these events could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

The Company is subject to market perceptions

Market perceptions of us are very important to our business, especially market perceptions of our Company and brands and the safety and quality of our products. If we, our partners and suppliers, or our brands suffer from negative publicity, or if any of our products or similar products which other companies distribute are subject to market withdrawal or recall or are proven to be, or are claimed to be, ineffective or harmful to consumers, then this could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price. Also, because we are dependent on market perceptions, negative publicity associated with product quality, patient illness, or other adverse effects resulting from, or perceived to be resulting from, our products, or our partners’ and suppliers’ manufacturing facilities, could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

International Risks

Our business is subject to risks associated with doing business internationally. Sales outside of the US make up 100% percentage of our net sales. Additional risks associated with our international operations include: differing local product preferences and product requirements; trade protection measures and import or export licensing requirements; difficulty in establishing, staffing, and managing operations; differing labor regulations; potentially negative consequences from changes in or interpretations of tax laws; political and economic instability, including sovereign debt issues; price controls, limitations on participation in local enterprises, expropriation, nationalization, and other governmental action; inflation, recession, and fluctuations in interest rates; compulsory licensing or diminished protection of intellectual property; and potential penalties or other adverse consequences for violations of anti-corruption, anti-bribery, and other similar laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act. Events contemplated by these risks may, individually or in the aggregate, have a material adverse effect on our revenues and profitability.

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International Economic Conditions

Criticism of excessive national debt of Greece has led to credit downgrades of the sovereign debt of Greece, and uncertainty about the future status of the Euro. Destabilization of the European economy could lead to a decrease in consumer confidence, which could cause reductions in discretionary spending and demand for our subsidiary Spectrum Brands’ products. Furthermore, sovereign debt issues could also lead to further significant, and potentially longer-term, economic issues, such as reduced economic growth and devaluation of the Euro against the U.S. Dollar, any of which could adversely affect our and each of our subsidiaries’ business, financial condition and operating results.

Our international operations could be affected by currency fluctuations, capital and exchange controls, expropriation and other restrictive government actions, changes in intellectual property legal protections and remedies, trade regulations and procedures and actions affecting approval, production, pricing, and marketing of, reimbursement for and access to our products, as well as by political unrest, unstable governments and legal systems and inter-governmental disputes. Any of these changes could adversely affect our business.

Conversion to Euros

Although we report our financial results in US. Dollars, a significant portion of our revenues, indebtedness and other liabilities and our costs are denominated in Euros. Our results of operations and, in some cases, cash flows, have in the past been and may in the future be adversely affected by certain movements in currency exchange rates. In particular, the risk of a debt default by one or more European countries and related European or national financial restructuring efforts may cause volatility in the value of the Euro. Defaults or restructurings in other countries could have a similar adverse impact. From time to time, we may implement currency hedges intended to reduce our exposure to changes in foreign currency exchange rates. However, our hedging strategies may not be successful, and any of our unhedged foreign exchange exposures will continue to be subject to market fluctuations. The occurrence of any of the above risks could cause a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

The Company may be unable to defend or protect its intellectual property.

The Company intends to protect its intellectual property through patents and trademarks. The patent positions of biotechnology companies generally are highly uncertain and involve complex legal and factual questions that will determine who has the right to develop a particular product or process. As a result, the Company cannot predict which of its patent applications will result in the granting of patents or the timing of the granting of the patents. Additionally, virtually all of the Company’s competitors have significantly greater capital with which to pursue patent litigation. There can be no assurance that the Company would have the resources to defend its patents in the face of a lawsuit.

Further, the Company partially relies on trade secrets, know-how and other proprietary information. The Company seeks to protect this information, in part, through the use of confidentiality agreements with employees, consultants, advisors and others. Nonetheless, there can be no assurance that those agreements will provide adequate protection for the Company’s trade secrets, know-how or other proprietary information and prevent their unauthorized use or disclosure. While the Company is not aware of any challenges to its intellectual property, once any patents are issued to the Company litigation may ensue. There is also the risk that the Company’s employees, consultants, advisors or others will not maintain confidentiality of such trade secrets or proprietary information, or that this information may become known in some other way or be independently developed by the Company’s competitors.

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Cosmos is exposed to potential product liability risks.

The Company’s business exposes it to potential product liability risks that are inherent in the testing, including testing in human clinical trials, manufacturing, marketing and sale of biotechnology products. There can be no assurance that product liability claims will not be asserted against the Company. In the ordinary course of business, we are the subject of product liability claims and lawsuits alleging that our products or the products of other companies that we promote have resulted or could result in an unsafe condition for or injury to patients. Product liability claims and lawsuits and safety alerts or product recalls, regardless of their ultimate outcome, may have a material adverse effect on our business and reputation and on our ability to attract and retain customers. Consequences may also include additional costs, a decrease in market share for the product in question, lower income and exposure to other claims. Our product liability losses will be self-insured. Product liability claims could have a material adverse effect on our business and results of operations.

Health care products typically receive regulatory approval based on data obtained in controlled clinical trials of limited duration. Following regulatory approval, these products will be used over longer periods of time in many patients. Investigators may also conduct additional, and perhaps more extensive, studies. If new safety issues are reported, we may be required to amend the conditions of use for a product. For example, we may be required to provide additional warnings on a product’s label or narrow its approved intended use, either of which could reduce the product’s market acceptance. If serious safety issues arise with one of our products, sales of the product could be halted by us or by regulatory authorities. Safety issues affecting suppliers’ or competitors’ products also may reduce the market acceptance of our products. In addition, in the ordinary course of business, we are the subject of product liability claims and lawsuits alleging that our products or the products of other companies that we promote have resulted or could result in an unsafe condition for or injury to patients. Product liability claims and lawsuits, safety alerts or product recalls, and other allegations of product safety or quality issues, regardless of their validity or ultimate outcome, may have a material adverse effect on our business and reputation and on our ability to attract and retain customers. Consequences may also include additional costs, a decrease in market share for the products, lower income or exposure to other claims. Product liability losses are self-insured. Product liability claims could have a material adverse effect on our profitability and financial condition.

The Company may be sued by third parties who claim that its products infringe on their intellectual property rights.

The Company may be exposed to future litigation by third parties based on claims that its patents, products or activities infringe on the intellectual property rights of others or that the Company has misappropriated the trade secrets of others. Any litigation or claims against the Company, whether or not valid, could result in substantial costs, could place a significant strain on the Company’s financial and managerial resources, and could harm the Company’s reputation. In addition, intellectual property litigation or claims could force the Company to do one or more of the following, any of which could have a material adverse effect on the Company or cause the Company to curtail or cease its operations:

●	Cease testing, developing, using and/or commercializing products that it may develop; or
●	Obtain a license from the holder of the infringed intellectual property right, which could also be costly or may not be available on reasonable terms.

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Cosmos may be subject to damages resulting from claims that it or its employees have wrongfully used or disclosed alleged trade secrets of their former employers.

The Company’s current employees and/or future employees have been previously employed by other biotechnology or pharmaceutical companies. Although no claims against the Company are currently pending or threatened, the Company may be subject to claims that these employees or the Company have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If the Company fails in defending such claims, in addition to paying money claims, it may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain product candidates, which could severely harm our business.

Governmental and third-party payors may impose sales and pharmaceutical pricing restrictions or controls on Cosmos’s potential products that could limit its future product revenues and adversely affect profitability.

The commercial success of the Company’s potential products is substantially dependent on whether third-party reimbursement is available for the ordering of its products by the medical profession for use by their patients. Medicare, Medicaid, health maintenance organizations and other third-party payors may not cover or provide adequate payment for Cosmos’s potential products. They may not view the Company’s potential products as cost-effective and reimbursement may not be available to consumers or may not be sufficient to allow its potential products to be marketed on a competitive basis. Likewise, legislative or regulatory efforts to control or reduce health care costs or reform government health care programs could result in lower prices or rejection of its potential products. Changes in reimbursement policies or health care cost containment initiatives that limit or restrict reimbursement for the Company’s products may cause its revenue to decline.

Rapid technological change could make any products that Cosmos eventually develops obsolete.

Biopharmaceutical technologies have undergone rapid and significant change and the Company expects that they will continue to do so. Any compounds, products or processes that Cosmos develops may become obsolete or uneconomical before the Company recovers any expenses incurred in connection with their development.

The commercial success of our product candidates will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.

Even if a product candidate is approved for sale by the appropriate regulatory authorities, physicians may not prescribe our product candidates, in which case we would not generate revenue or become profitable. Market acceptance by physicians, healthcare payors and patients will depend on a number of factors, including:

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●	acceptance by physicians and patients of each such product as a safe and effective treatment;
●	cost effectiveness;
●	adequate reimbursement by third parties;
●	potential advantages over alternative treatments;
●	relative convenience and ease of administration; and

We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly.

We follow generally accepted accounting principles (GAAP) for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify additional deficiencies. We may not be able to remediate any future deficiencies imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price.

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Risks Related to Our Securities

Anti-Takeover, Limited Liability and Indemnification Provisions

Provisions of our charter, bylaws, and Nevada law may make an acquisition of us or a change in our management more difficult.

Certain provisions of our articles of incorporation and Bylaws that are in effect could discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock. Shareholders who wish to participate in these transactions may not have the opportunity to do so.

Furthermore, these provisions could prevent or frustrate attempts by our shareholders to replace or remove our management. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our board of directors;
•	authorize our board of directors to issue without shareholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors;
•	establish advance notice requirements for shareholder nominations to our board of directors or for shareholder proposals that can be acted on at shareholder meetings;
•	authorize the Board of Directors to amend the By-laws;
•	limit who may call shareholder meetings; and
•	require the approval of the holders of a majority of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our certificate of incorporation.

Section 78.438 of the Nevada Revised Statutes (“NRS”) prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS. As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our common stock may be limited.

We do not anticipate paying cash dividends on our Common Stock, and accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have not declared or paid any cash dividend on our Common Stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our Common Stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

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Our common stock is traded in the over-the-counter market, which is not a national securities exchange

Securities traded in the over-the-counter market such as ours, as compared to the national securities exchanges, generally have limited trading volume and exhibit a wide spread between the bid/ask quotations. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market: investors may have difficulty buying and selling our common stock or obtaining market quotations; market visibility for our common stock may be limited; and a lack of visibility for our common stock may have a depressive effect on the mark price for our common stock.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rules.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We would be subject to the SEC’s penny stock rules in the event our market price falls below $5.00 per share.

If our common stock is deemed to be a penny stock, trading in the shares of our common stock will be subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. ”Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt from the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will continue to qualify for exemption from the penny stock rules. In any event, even if our common stock was exempt from the penny stock rules, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

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If we issue and sell additional shares of our common stock in the future, our existing stockholders will be diluted and our stock price could fall.

Our certificate of incorporation authorizes the issuance of up to 300,000,000 shares of common stock, of which, as of November 21, 2017, 12,825,394 shares were issued and outstanding giving effect to the 1 for 10 reverse stock split effected on that date. Approximately 638,000 additional shares were reserved for issuance under options, warrants or other convertible securities. As a result, we have a large number of shares of common stock that are authorized for issuance and are not outstanding or otherwise reserved, and could be issued at the discretion of our Board of Directors. We expect to seek additional financing in the future in order to fund our operations, and if we issue additional shares of common stock or securities convertible into common stock, our existing stockholders will be diluted. Our Board of Directors may also choose to issue shares of our common stock or securities convertible into or exercisable for our common stock to acquire assets or companies, for compensation to employees, officers, directors, consultants and advisors, or to fund capital expenditures. Additionally, shares of common stock could be issued for anti-takeover purposes or to delay or prevent changes in control or management of the Company. Our Board of Directors may determine to issue shares of our common stock on terms that our stockholders do not deem, that may not enhance stockholder value, or that may ultimately have an adverse effect on our business or the trading price of our common stock. Further, the issuance of any such shares will cause further dilution to the ownership interest of our current stockholders, reduce the book value per share of our common stock and may contribute to a reduction in the market price for our common stock.

Forward Looking Statements

This prospectus contains forward-looking statements. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are based on current expectations, estimates, forecasts and projections about us, our future performance, our beliefs and management’s assumptions. They are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “confident,” “estimate,” “intend,” “predict,” ”forecast,” “potential” or “continue” or the negative of such terms or other variations on these words or comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” that may cause the Company’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks described in Risk Factors, important factors to consider and evaluate in such forward-looking statements include: (i) general economic conditions and changes in the external competitive market factors which might impact the Company’s results of operations; (ii) unanticipated working capital or other cash requirements including those created by the failure of the Company to adequately anticipate the costs associated with acquisitions and other critical activities; (iii) changes in the Company’s corporate strategy or an inability to execute its strategy due to unanticipated changes; and (iv) the failure of the Company to complete any or all of the transactions described herein on the terms currently contemplated. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this Risk Factors discussion, there can be no assurance that the forward-looking statements contained in this prospectus will in fact transpire.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. We do not undertake any duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or changes in our expectations.

USE OF PROCEEDS

The Selling Securityholders are selling all of the shares of common stock being sold in this offering. Accordingly, we will not receive any proceeds from the sale of common stock by the Selling Securityholders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by the Selling Securityholders.

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MARKET FOR REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted through various over-the-counter quotation systems at various times since 2009. Our common stock is currently quoted on the OTC QB under the symbol “COSM”, but there is a limited public trading market for our common stock. The liquidity of our shares on the OTC QB is limited, and prices quoted may not be a reliable indication of the value of our common stock. The quotations do not reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The following table sets forth the range of reported high and low closing bid quotations for our common stock for the fiscal quarters indicated as reported by the OTC BB or the OTC QB, as applicable (as adjusted, for periods prior to November 21, 2017, for the 1 for 10 reverse stock split we completed on such date). The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
Year Ended December 31, 2017
March 31, 2017	$9.30	$3.80
June 30, 2017	8.70	7.00
September 30, 2017	6.60	4.40
December 31, 2017	10.65	4.51

Year Ended December 31, 2016
March 31, 2016	$7.60	$3.50
June 30, 2016	8.00	4.70
September 30, 2016	7.00	5.20
December 31, 2016	8.20	4.00

Year Ending December 31, 2015
March 31, 2015	$9.40	$3.80
June 30, 2015	8.00	7.00
September 30,2015	6.90	4.50
December 31, 2015	8.00	8.00

As of January 17, 2018 , there were 137 holders of record of our common stock.

On January 19, 2018 , the last sale price of our common stock as reported on the OTC QB was $ 10.79 per share.

Dividend Policy

Cosmos Holdings Inc. has not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Presentation of Information

As used in this prospectus, the terms “we,” “us” “our” and the “Company” mean Cosmos Holdings Inc. unless the context requires otherwise. The following discussion and analysis should be read in conjunction with our audited (and unaudited) financial statements and the related notes that appear elsewhere in this prospectus. All dollar amounts in this registration statement refer to U.S. dollars unless otherwise indicated.

Overview

On September 27, 2013, the Company closed a reverse take-over transaction pursuant to which it acquired a private company whose principal activities are the trading of products, providing representation, and provision of consulting services to various industries. Pursuant to a Share Exchange Agreement between the Company and Amplerissimo Ltd. ("Amplerissimo"), a company incorporated in Cyprus, we acquired 100% of Amplerissimo's issued and outstanding common stock. On November 14, 2013, we changed our name to Cosmos Holdings Inc.

On August 25, 2017, we received shareholder and board approval for a reverse stock split of our common stock on the basis of issuing one (1) share of common stock in exchange for each ten (10) shares of common stock issued and outstanding. On November 21, 2017, the reverse stock split was made affective by FINRA.

The Company, through its subsidiaries, is operating within the pharmaceutical industry and in order to compete successfully the healthcare industry, must demonstrate that its products offer medical benefits as well as cost advantages. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

The pharmaceutical industry is highly competitive and subject to comprehensive government regulations. Many factors may significantly affect the Company’s sales of its products, including, but not limited to, efficacy, safety, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance as well as our research and development of new products.

We are currently focusing our existing operations on expanding the business of our subsidiaries, SkyPharm (Greece) and Decahedron (UK), in order to become an international pharmaceutical company. The Company’s focus will be on Branded Pharmaceuticals, Over-the-Counter (OTC) medicines, and Generic Pharmaceuticals. The Company also intends to expand into Cosmetic-Beauty Products as well as Food Supplements and targets areas where we can build and maintain a strong position. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, with an emphasis on acquisitions of established companies and our ability to maintain better pharmaceutical assets than others. This operating model and the execution of our corporate strategy are designed to enable the Company to achieve sustainable growth and create added value for our shareholders. In particular, we look to enhance our pharmaceutical and over-the-counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective company acquisition opportunities.

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In 2016, the Company leased and equipped additional office space for our subsidiary SkyPharm in Thessaloniki, Greece in order to facilitate its growing business activity. The warehouse was already equipped with the proper shelves, working tables, medicine, cold fridge and barcode machines in compliance with all regulations. The offices in Thessaloniki have been also equipped with the proper equipment and specifically with the office tables, chairs and the terminals for each one working station. The hardware systems and software programs that are needed for the efficient trading of pharmaceuticals are already installed. As of July 22, 2015 the Hellenic Ministry of Health and more specifically the National Organization for Medicines granted the license for the wholesale of pharmaceutical products for human use to SkyPharm. The license is valid for a period of five years and pursuant to the EU directive of (2013/C 343/01) the Company is subject to fulfill the Guidelines of the Good Distribution Practices of medical products for human use. The Company has already incorporated the methodologies, procedures, processes and resources in order to be in accordance with the guidelines of the Good Distribution Practices.

On May 20, 2016, the Company entered into a Non-Binding Memorandum of Understanding with Doc. Pharma SA to purchase Doc. Pharma SA for a combination of cash and stock to be agreed upon. Doc. Pharma SA is controlled by Grigorios Siokas, the Company’s CEO. DOC Pharma SA located in Thessaloniki, Greece, is an ISO certified and licensed GDP (Good Distribution Practices) wholesaler of pharmaceutical products. It is the owner of numerous licenses of generic medicines and uses its own network of pharmaceutical sales representatives to communicate its products with doctors. The Company also trades prototype medicines, food supplements and cosmetics. Closing of the transaction is subject to execution of definitive exchange agreements, a full audit of DOC Pharma, satisfactory completion of due diligence of DOC Pharma, tax and legal consideration and other customary closing conditions. The Memorandum of Understanding expired on December 31, 2016, and has not been formally renewed or extended, however is being pursued.

On October 1, 2016, the Company entered into an Intellectual Property Sale Agreement with Anastasios Tsekas and Olga Parthenea Georgatsou (the “IPSA”) for the purchase of certain intellectual property rights relating to the proprietary Pharmaceutical Formula called “ProCure” that derives from a herb that is believed to be able to improve the prostate health and even possibly cure a prostate gland enlargement, infection, cancer, and other urinary problems. The Company received a compound along with a document that specifies the name of the herb that the Pharmaceutical Formula derives along with the related formula and compound, chemical identity and structure; know how, trade secret, methods and the procedures to produce a specified quantity of “ProCure”. The Company is in the process of locating a suitable lab to conduct the preclinical trial phase, which has not yet begun.

On November 16, 2016, the Company entered into a Stock Purchase Agreement (the “Medihelm SPA”) with Medihelm Pharmaceutical Wholesellers SA (“Medihelm”), Konstantinos Metsovitis (the “Medihelm Stockholder”) and Eleni Metsovitis. The SPA provides for the following:

•	At closing, as consideration for all of the stock of Medihelm, the Company shall issue the Medihelm Stockholder twenty thousand (20,000) shares of restricted common stock of the Company.

•	The Company also agreed that following the closing of the Medihelm SPA, Eleni Metsovitis would receive 310,000 shares of the Company’s restricted common stock and shall be retained as Medihelm’s chief operating officer and director and shall be appointed to the Board of Directors of the Company.

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The closing of the Medihelm SPA is subject to, among other things, the completion of the Company’s due diligence of Medihelm and the delivery of audited financial statements of Medihelm by a registered PCAOB auditor. The Medihelm SPA provides Medihelm with a period of forty-five (45) days to submit all due diligence items required by the Company. The Company shall be entitled to a period of ten (10) days to review all due diligence materials and audited financials provided by Medihelm. In the event the Company does not approve of any due diligence item, the Company is entitled to terminate the transactions contemplated by the Medihelm SPA. The Company anticipates that Medihelm will deliver disclosure schedules referenced in the Medihelm SPA prior to closing. Given the delays in completing this transaction, the Company cannot give any assurances that the acquisition will be completed.

On November 17, 2016, Cosmos Holdings Inc. entered into a Stock Purchase Agreement (the “Decahedron SPA”) with Decahedron Ltd. (“Decahedron”) and the shareholders of Decahedron (as amended). The terms of the Decahedron SPA provided that the Company would acquire all of the issued and outstanding shares of Decahedron. In exchange for the shares of Decahedron, the Company will issue to the Decahedron shareholders an aggregate amount of 170,000 shares of the Company’s common stock. The Decahedron SPA provided that following the closing of the transaction, the principal and majority shareholder of Decahedron, Nicholas Lazarou would be retained as a Director and COO of Decahedron with a salary of 10,000 GBP per month (approximately US $12,270.00). The Company completed this transaction on February 10, 2017.

On November 11, 2016, the Company entered into a Memorandum of Understanding (the “CC Pharma MOU”) with CC Pharma GmbH (“CCP”), Dr. Thomas Weppelmann (“Weppelmann”) and Mrs. Alexandra Gerke (“Gerke” and together with Weppelmann, collectively referred to as (the “Stockholders”). The CC Pharma MOU provides that the Company intends to acquire all of the issued and outstanding shares of CCP from the Stockholders, payable in cash on a pro rata basis to the Stockholders based on their percentage ownership of CCP. The purchase price was not disclosed in the CC Pharma MOU and remains confidential. The CC Pharma MOU expired on December 31, 2016.

On November 18, 2016, the Board of Directors of Company appointed John J. Hoidas as a member of the Board of Directors of the Company. The Company has not yet entered into an agreement with Mr. Hoidas setting forth any compensation for the services provided as a member of the Board.

On June 21, 2017, the Company signed a new Letter of Intent (LOI) to acquire the outstanding shares of CC Pharma GmbH, a leading re-importer of EU pharmaceuticals to Germany. Under the terms of the LOI, Cosmos Holdings holds the exclusive right to complete its due diligence process and complete the transaction by October 31, 2017. In connection with the non-binding LOI, the Company is required to pay a non-refundable fee of 400,000 Euros to CC Pharma GmbH in connection with the costs of due diligence and the exclusive right to negotiate the terms of the definitive agreements. While negotiations continue between the parties, the Company makes no assurances they will enter into definitive agreements. On July 6, 2017, the Company paid the 400,000 Euros to CC Pharma GmbH.

The Company, for the nine months ended September 30, 2017, has recorded total revenues of $19,775,398 and has incurred expenses of approximately $18,156,795, in connection with these operations. There can be no assurance that we will ever raise the required capital necessary to effectuate our business plan; and even if we do, there is no assurance that we will ever commence or successfully develop this line of business.

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Results of Operations

Three Months Ended September 30, 2017 versus September 30, 2016

For the three months ended September 30, 2017, the Company had a net loss of $198,171 on revenue of $9,546,951, versus a net loss of $94,613 on revenue of $1,414,503 for the three months ended September 30, 2016.

Revenue

The Company had revenue for the three months ended September 30, 2017 of $9,546,951, versus revenue of $1,414,503 for the three months ended September 30, 2016. This increase is mainly because of the organic growth attributed to our subsidiary, SkyPharm, which accounted for $8,259,765 of revenues which continued to increase aggressively during the three months ended September 30, 2017 . In addition, $1,287,187 was contributed from our new subsidiary in the UK, Decahedron, which was acquired in February 2017.

Operating Expenses

Total operating expenses for the three month period ended September 30, 2017 were $758,365, versus $175,919 during the three month period ended September 30, 2016. The approximate 331% increase in operating expenses in the three month period in 2017, against the corresponding period in 2016, is primarily attributed to the increase of the operational needs of our subsidiary SkyPharm, as well as to the addition of our new subsidiary Decahedron. Moreover, the increase of operating expenses is due to the increased stock compensation to consultants for delivering services to the Company.

Unrealized Foreign Currency losses

Additionally, we had an unrealized foreign currency loss of $51,474 for the three months ended September 30, 2017 such that our net comprehensive gain for the period was $249,645 versus the unrealized foreign currency loss of $16,622 for the nine months ended September 30, 2016 such that our net comprehensive loss for the period was $111,235.

Nine Months Ended September 30, 2017 versus September 30, 2016

For the nine months ended September 30, 2017, the Company had a net loss of $3,074,179 on revenue of $19,775,398, versus a net loss of $277,797 and revenue of $3,506,804 for the nine months ended September 30, 2016.

Revenue

The Company had revenue for the nine months ended September 30, 2017 of $19,775,398, versus revenue of $3,506,804 for the nine months ended September 30, 2016. This increase is mainly because of the organic growth attributed to our subsidiary, SkyPharm, which accounted for $17,152,851 of revenues which continued to increase aggressively during the nine months ended September 30, 2017. An additional $2,622,547 was contributed from our new subsidiary in the UK, Decahedron , which was acquired in February 2017.

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Operating Expenses

Total operating expenses for the nine month period ended September 30, 2017 were $4,383,623, versus $473,249 during the nine month period ended September 30, 2016. The approximate 826% increase in operating expenses in the nine month period in 2017, against the corresponding period in 2016, is primarily due to the result of the Company’s assessment, 100% of the goodwill of $1,949,884 was recorded as an impairment of goodwill along with an approximately $433,000 increase in stock compensation to consultants for delivering services and amortization of employee stock options to the Company and a $434,000 increase in acquisition costs related to the letter of intent for the acquisition of CC Pharma GmbH.

Unrealized Foreign Currency losses

Additionally, we had an unrealized foreign currency loss of $178,151 for the nine months ended September 30, 2017 such that our net comprehensive loss for the period was $3,252,330 versus the unrealized foreign currency loss of $38,185 such that our net comprehensive loss for the period was $315,982 for the nine months ended September 30, 2016.

Year ended December 31, 2016 versus December 31, 2015

For the year ended December 31, 2016, the Company had a net loss of $601,002 on revenue of $6,775,436, versus a net loss of $6,687,912 on revenue of $533,802, for the year ended December 31, 2015.

Revenue

During the Company's twelve month period ended December 31, 2016, revenues increased by 1166% as compared to revenues in the period ended December 31, 2015. This variance to the prior year resulted mainly because of our subsidiary SkyPharm commenced the necessary capital in order to develop and expand its operations.

Operating Expenses

For the twelve months ended December 31, 2016, we had direct costs of $6,154,396 associated with our products, general and administrative costs of $794,009 and depreciation expense of $9,448, for a net operating loss of $202,507, versus the year ended December 31, 2015, we had direct costs of $484,809 associated with our products, and general and administrative costs of $486,036 and depreciation expense of $5,416 for a net operating loss of $442,459.

The approximate 68% increase in operating expenses in the year ended 2016, against the corresponding period in 2015, is primarily due to the increasing operating resource needs of our subsidiary SkyPharm along with the costs of professional fees and other associated expenses in connection with being a public company, including related activity, as well as increased expenditures for potential company acquisitions. Consulting, auditing and accounting expenses consistently constitute the bulk of operating costs for the activities of the Company.

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Interest Expenses

For the year ended December 31, 2016, we had interest expense of $206,014 of which $264 was interest related to loans from related parties versus the year ending December 31, 2015 where we had interest expense of $90,379, of which $3,481 was related to loan received from Dimitrios Goulielmos, the former Chief Executive Officer and a director of the Company.

Unrealized Foreign Currency losses

Additionally, we had an unrealized foreign currency gain of $55,215 for the year ended December 31, 2016 such that our net comprehensive loss for the period was $545,787 versus the unrealized foreign currency losses of $424,713 such that our net comprehensive loss for the period was $7,112,625 for the twelve months ended December 31, 2015.

Going Concern

The Company's consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a net loss of $601,002 for the year ended December 31, 2016, and had an accumulated deficit of $1,002,219 as of December 31, 2016 and $4,076,398 as of September 30, 2017. The Company has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and by sale of common shares. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Liquidity and Capital Resources

At September 30, 2017, the Company had a working capital deficit of $3,546,938 and $2,234,720 as of December 31, 2016. This increase in the working capital deficit is primarily attributed to the increase in notes payable that are outstanding as of September 30, 2017.

At September 30, 2017, the Company had cash of $1,352,172 versus $716,590 as of December 31, 2016. For the nine months ended September 30, 2017, net cash used in operating activities was $5,739,560 versus $1,235,021 net cash used in operating activities for the nine months ended September 30, 2016. The variation in the use of cash is mainly attributed to the loss on goodwill of $1,949,884 offset by an increase in inventory, prepaid expenses and accounts receivable in the nine month period ended September 30, 2017.

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During the nine month period ended September 30, 2017, there was $26,933 net cash provided by investing activities versus $11,880 used in investing activities during the nine months ended September 30, 2016. This increase in net cash from investing activities is attributed mainly to the cash received from the acquisition of Decahedron that took place within the nine month period ended September 30, 2017

During the nine month period ended September 30, 2017, there was $6,617,777 of net cash provided by financing activities versus $1,630,248 provided by financing activities during the nine month period ended September 30, 2016. This variation was primarily because of the increase in financing activities of our subsidiary in Greece, SkyPharm.

As of December 31, 2016, the Company had a working capital deficit of approximately $2,234,720 versus a working capital deficit of approximately $1,358,236 as of December 31, 2015. This change is attributed to the growth of the business of our subsidiary SkyPharm and the increased funding proceeds primarily by debt offerings that incurred within the year ended December 31, 2016.

As of December 31, 2016, the Company had net cash of $716,590 versus $198,049 as of December 31, 2015. For the twelve months ended December 31, 2016, net cash used in operating activities was $2,126,081 versus $497,089 net cash used in operating activities for the twelve months ended December 31, 2015. The Company has devoted substantially all of its cash resources to apply its investment program and incurred significant general and administrative expenses to enable it to finance and grow its business and operations.

During the twelve months period ended December 31, 2016, there was $144,716 net cash used in investing activities versus $43,952 used in during the year ended December 31, 2015. This was primarily due to the purchase of fixed assets by SkyPharm.

During the twelve months period ended December 31, 2016, there was $2,744,179 of net cash provided by financing activities versus $329,122 provided by financing activities during the twelve months period ended December 31, 2015.

We anticipate using cash in our bank account as of September 30, 2017, cash generated from the operations of the Company and its operating subsidiary and from debt or equity financing, or from a loan from management, to the extent that funds are available to do so to conduct our business in the upcoming year. Management is not obligated to provide these or any other funds.

We believe that our current cash in our bank account and working capital as of September 30, 2017 will satisfy our estimated operating cash requirements for the next twelve months. The Company will require additional financing in fiscal year 2018 in order to continue at its expected level of operations and potential acquisitions. If the Company is unable to raise additional funds in the future on acceptable terms, or at all, it may be forced to curtail its development activities. As of November 16, 2017, the Company had obtained $3,000,000 in convertible note financing described below.

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Debt Obligations

Loan Facility . On August 4, 2016, SkyPharma entered into a Loan Facility Agreement, last amended on March 23, 2017, with Synthesis Peer-To-Peer Income Fund (the “Loan Facility” and the “Lender”). As of September 30, 2017, the outstanding balance under the Loan Facility was $3,007,287 and accrued interest expense of $143,761 has been rescorded. Advances under the Loan Facility accrue interest at ten percent (10%) per annum from the applicable date of each drawdown and require quarterly interest payments. The Loan Facility permits prepayment and is due upon the earlier of (i) 75 days following demand of the Lender; or (ii) August 31, 2018. The Loan Facility is secured by a personal guaranty of Gregorios Siokas which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas.

Bridge Loans

On March 16, 2017 and March 20, 2017, SkyPharm entered into Bridge Loans with Synthesis, with outstanding balances of $50,000 and $118,130, respectively, outstanding as of September 30, 2017. The Bridge Loans accrue interest at ten percent (10%) per annum and matured on May 16, 2017 and May 20, 2017, respectively. On May 5, 2017, SkyPharma entered into a loan agreement with Synthesis which accrues interest at ten percent (10%) per annum and matured on September 30, 2017, with a balance of $34,745 owed at such date.

Trade Facility Agreements

On April 10, 2017, Decahedron entered into a twelve-month Trade Finance Facility Agreement with Synthesis Structured Commodity Trade Finance Limited (“Synthesis Structured”) which provides a funding of up to $2,941,500 served against Decahedron’s receivables from the sale of branded and genetic pharmaceutical sales. The Trading Facility Agreement is calculated at 95% of the agreed upon value of Decahedron’s receivables and is guaranteed by the Company under a Cross Guarantee and Indemnity Agreement. Decahedron paid two percent (2%) of the maximum principal amount as an origination fee, a one percent (1%) monthly fee and as of September 30, 2017, had not drawn down on the filing.

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “SkyPharm Facility”) with Synthesis Structured for a facility of up to $2,282,200 secured against SkyPharm receivable. The terms of this facility are the same as the Decahedron Trade Facility, however, in the event the subsidiary’s receivables become uncollectible, the Company will be obligated to repay the Notes in full. As of [September 30,] 2017, the draw in the SkyPharma Facility was $6,162,736 with $201,661 in accrued monthly fees. On November 16, 2017, the Company signed an amendment for the additional proceeds borrowed, as well as the permit for the Senior Convertible Note Offering on that date.

Senior Convertible Notes

On November 15, 2017, the Company entered into a Securities Purchase Agreement (the “SPA”) with two institutional investors pursuant to which the Company issued on November 16, 2017, for a $3,000,000 purchase price, $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”) convertible into 670,000 shares of Common Stock at $5.00 per share and five-year Warrants to purchase an aggregate of 536,000 shares of Common Stock exercisable at $7.50 per share. The Company will repay the principal amount of the Notes in equal monthly installments beginning on January 1, 2018 and repeating on the first business day of each calendar month thereafter until the fourteenth (14th) month anniversary date of issue. No interest shall accrue under the Notes unless and until an Event of Default (see “Selling Securityholders - Private Placement of Notes and Warrants” above) has occurred and is not cured. Eighty-five percent (85%) of any cash proceeds received by the holders of the Notes from the sale of pre-delivery shares issued as collateral shall be applied against the particular installment amount then due. The Notes are senior in right of payment to all existing and future indebtedness except Permitted Indebtedness which includes $12 million of senior secured indebtedness of the Company and its subsidiaries under the above described Synthesis loan agreements, plus defined amount of purchase money indebtedness in connection with bona fide acquisitions.

Related Party Indebtedness

As of September 30, 2017, the Company had approximately $676,000 of related party indebtedness, including the following material obligations:

As of September 30, 2017, the Company had an outstanding principal balance of $521,096 to Grigorios Siokas. which is not evidenced by any formal agreements and do not bear interest. An additional $7,088 was owed to Mr. Siokas.

As of September 30, 2017, a principal balance of $102,182 with interest at two percent (2%) per annum was owed by SkyPharm to Dimitrios Goulielmos, former Chief Executive Officer, and a current Director of the Company, under a loan agreement entered into on November 21, 2014. The original principal amount of the loan was $401,115 and $142,860 in principal was subsequently forgiven.

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Revenue Recognition

We consider revenue recognizable when persuasive evidence of an arrangement exists, the price is fixed or determinable, goods or services have been delivered, and collectability is reasonably assured. These criteria are assumed to have been met if a customer orders an item, the goods or services have been shipped or delivered to the customer, and we have sufficient evidence of collectability, such a payment history with the customer. Revenue that is billed and received in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided.

Plan of Operation in the Next Twelve Months

Specifically, our plan of operations for the next 12 months is as follows:

We are planning to develop our business through organic growth and at the same level through the acquisition of carefully targeted companies that would add value to our Company and its shareholders. Our organic growth would be driven by entering into a more profitable series of product in the pharmaceutical and over the counter segments. For our subsidiary SkyPharm and our new subsidiary Decahedron, we are committed to capitalizing on sales growth opportunities by increasing our customer pipeline across the new European Market and entering into other European countries.

We are also committed to pursuing various forms of business development; this can include trading, alliances, licenses, joint ventures, dispositions and acquisitions. Moreover we hope to continue to build on our portfolio of pharmaceutical products and expand our product pipeline to generic cosmetic and food supplement products. We plan to formulate a sound sales distribution network specializing in generic as well as in cosmetic and food supplement products.

Our main objective is focusing on expanding the business of SkyPharm and our new subsidiary, Decahedron, in connection with and concentrating our efforts on becoming an international pharmaceutical company.

The Company’s focus is on branded pharmaceuticals, over-the-counter (OTC) medicines, and generic pharmaceuticals, with plans to expand into cosmetic-beauty products as well as food supplements and to target areas where we can build and maintain a strong position.

Through our new subsidiary, Decahedron, we plan to penetrate into the English pharmaceutical market and expand our wholesale networks. We could utilize the ability of trading pharmaceutical products in and out of the English market according to the FX currency exchange rate of euro to English pounds.

We view our business development activity as an enabler of our strategies, and we seek to generate earnings growth and enhance shareholder value by pursuing a disciplined, strategic and financial approach to evaluating business development opportunities. Under these principles we assess our businesses and assets as part of our regular, ongoing portfolio review process and continue to consider trading development activities for our businesses.

The Company, in the following twelve months, intends to start its operation within the markets of Generic pharmaceutical products, in Cosmetic-Beauty Products as well as Food & Health Supplements. The specific industries are highly competitive and many factors may significantly affect the Company’s sales of these products, including, but not limited to, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance.

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Changes in the behavior and spending patterns of purchasers of pharmaceutical and healthcare products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of doctor visits and foregoing healthcare insurance coverage, may impact the Company’s business.

In addition to expanding our product portfolio, we also plan to evaluate offering our products to different geographical markets. We are currently focused on our customers throughout Europe. We plan on expanding our geographical reach to new eras outside of the European Union market, although we currently have no binding agreements, commitments or contracts in any of these geographical markets. Some of the methods we will use to accomplish this are: promoting our brand and marketing our products through the Internet to new geographic areas, creating strategic relationships with companies in the new geographical regions, and possibly acquiring companies that operate in new geographical regions. We anticipate that we will spend approximately $85,000 evaluating the different methods and regions we plan on expanding too. This cost is made of up primarily legal fees, consulting fees, accounting and auditing fees as well as related development expenses.

As to potential acquisitions of companies operating in the pharmaceutical sector, SEC filing requirements are such that we will have to file audited financial statements of all our operations, including any acquired business. So we plan that our first step in any potential acquisition process we undertake is to ascertain whether we can obtain audited financials of a target company if we were to acquire them. We anticipate that we will spend approximately $120,000 to locate, conduct due diligence, and evaluate possible acquisitions. Except as described above in connection with Medihelm and CC Pharma, as of the date of this report, we do not have any binding agreements, commitments, or understandings with any potential acquisition candidates.

We assess the foreseeable development of the Company as being positive. The pharmaceutical sector offers a large growth potential in the European trade market of medicines, if service, price and quality are strictly directed to-wards the customer requirements. We will continue to encounter the competition in the market by service, reliability and a high level of quality. On the procurement side we can access a wide range of supply possibilities. To minimize business risks we diversify our sources of supply Europe wide. We secure our high quality demands through careful supplier qualification and selection as well as active supplier management.

Over the medium term we assume that we will be able to further expand our market shares. However, during the course of further organizational optimization there may be associated extraordinary additional costs.

We still see the risks for the future development in a difficult and competitive environment, increasing purchase prices and the stagnating selling price level. On the background of our financial stability we however see ourselves as being well-equipped for managing the future risks. Risks that could endanger the survival of the Company are currently not able to be identified.

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We will evaluate and, where appropriate, execute on opportunities to expand our businesses through the acquisition of products and companies in areas that will serve patients and customers and that we believe will offer above average growth characteristics and attractive margins. In particular, we are looking to continue to enhance our product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition and license opportunities. In addition, we remain committed to strategic R&D across each business unit with a particular focus on assets with inherently lower risk profiles and clearly defined governmental regulatory pathways.

We do not intend to purchase any significant equipment for the next twelve months aside from a few pieces of IT equipment. Nevertheless, we will replace essential equipment for operations if it is required within the year.

In order to achieve our strategic objectives, we have, and will remain, focused on hiring and retaining a highly skilled management team that has extensive experience and specific skill sets relating to the sales, selection, development and commercialization of pharmaceutical products. We intend to continue our efforts to build and expand this team as we grow our business. We have plans to increase the number of our employees by adding more sales people during the next twelve months.

Off Balance Sheet Arrangements

As of September 30, 2017 there were no off balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Foreign Currency. The Company requires translation of the Amplerissimo financial statements from euros to dollars since the reverse take-over on September 27, 2013. Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity until the entity is sold or substantially liquidated. Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in net (loss) earnings.

Income Taxes. The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes, ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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The Company is liable for income taxes in the Republic of Cyprus, Greece and the United Kingdom of England. The corporate income tax rate in Cyprus is 12.5%, 29% in Greece (tax losses are carried forward for five years effective January 1, 2013. Prior to 2013, losses were carried forward indefinitely) and 20% in United Kingdom of England. Losses may also be subject to limitation under certain rules regarding change of ownership

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets.

We recognize the impact of an uncertain tax position in our financial statements if, in management’s judgment, the position is not more-likely-then-not sustainable upon audit based on the position’s technical merits.

This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. We operate and are subject to audit in multiple taxing jurisdictions.

We record interest and penalties related to income taxes as a component of interest and other expense, respectively.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company has net operating loss carry-forwards in our parent, Cosmos Holdings, Inc. which are applicable to future taxable income in the United States (if any). Additionally, the Company has income tax liabilities in the Republic of Cyprus. The income tax assets and liabilities are not able to be netted. We therefore reserve the income tax assets applicable to the United States, but recognize the income tax liabilities in the Republic of Cyprus.

Recently Issued Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-01 “Business Combinations (Topic 805)-Clarifying the Definition of a Business”, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard introduces a screen for determining when assets acquired are not a business and clarifies that a business must include, at a minimum, an input and a substantive process that contribute to an output to be considered a business. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

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In October 2016, the FASB issued ASU 2016-16 “Intra-Entity Transfers of Assets Other than Inventory.” ASU 2016-16 provides guidance on the timing of recognition of tax consequences of an intra-entity transfer of an asset other than inventory. ASU 2016-16 is effective for public companies with fiscal years beginning after December 15, 2017, with early adoption permitted. The ASU requires modified retrospective application through a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In August 2016, the FASB issued ASU 2016-15, “Classification of Certain Cash Receipts and Cash Payments.” ASU 2016‑15 provides guidance on the classification of specific types of cash receipts and cash payments within the Statement of Cash Flows. ASU 2016-15 is effective for public companies with fiscal years beginning after December 15, 2017, with early adoption permitted. The ASU requires retrospective application to all prior periods presented in the financial statements. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers-Identifying Performance Obligations and Licensing.” ASU 2016‑10 clarifies the guidance on identifying performance obligations and licensing implementation guidance determined in ASU 2014-09 “Revenue from Contracts with Customers (Topic 606),” which is not yet effective. The adoption of ASU 2016-10 is not expected to have a material impact on the Company’s financial statements.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of the revenue standard issued in 2014, ASU 2014-09, Revenue from Contracts with Customers. In response to stakeholders' requests to defer the effective date of the guidance in ASU 2014-09 and in consideration of feedback received through extensive outreach with preparers, practitioners, and users of financial statements, the FASB proposed deferring the effective date of ASU 2014-09. Respondents to the proposal overwhelmingly supported a deferral. Respondents noted that providing sufficient time for implementation of the guidance in ASU 2014-09 is critical to its success.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, which requires that an entity classify deferred tax assets and liabilities as noncurrent on the balance sheet. Prior to the issuance of the standard, deferred tax assets and liabilities were required to be separated into current and noncurrent amounts on the basis of the classification of the related asset or liability. This ASU is effective for the Company on April 1, 2017, with early adoption permitted. The adoption of ASU No. 2015-17 is not expected to have a material impact on the Company's condensed consolidated financial statements or related disclosures.

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BUSINESS

Overview

On August 1, 2014, the Company formed SkyPharm S.A. a Greek Corporation ("SkyPharm"), a subsidiary that focuses on pharmaceutical products. As of July 22, 2015, the Hellenic Ministry of Health and more specifically the National Organization for Medicines has granted the Company a license for the wholesale of pharmaceutical products for human use. The license is valid for a period of five years and pursuant to the EU directive of (2013/C 343/01) SkyPharm is subject to the Guidelines of the Good Distribution Practices of the European Union (the "Good Distribution Practices") for the sale and distribution of medical products for human use. SkyPharm believes it has properly incorporated all the methodologies, procedures, processes and resources in order to be in accordance with the guidelines of the Good Distribution Practices. Our warehouse has been equipped with the proper equipment, specifically with the proper shelves, working tables, medicines, cold fridge and barcode machines to comply with all requirements. In addition, our headquarters have also been equipped with the proper office equipment, specifically with the bureau tables, chairs and the terminals for each one working station, as well as central hardware systems (Servers) and software programs (ERP & CRM platforms) that are essential for the efficient running of the business are already installed and in place. The Company commenced sales of pharmaceutical products in the beginning of November 2015.

In Feburary 2017, we completed the acquisition of Decahedron Ltd., a United Kingdom Company. The principal activity of Decahedron is the same as the the business of SkyPharm. It is the trading of branded and generic pharmaceutical products and medicines across mainly the European Union member states. Decahedron buys from pharmacies and other wholesale pharmaceutical companies and resells these products mainly to other EU countries. Thus, SkyPharm and Decahedron are each an operator and the mechanisms between the supply and demand sides in the wholesale market. The Company could be characterized as the middle ring of this distribution channel. Decahedron received its Wholesale Distribution Authorization for human use on November 7, 2013, from the UK Medicines and Healthcare Products Regulatory Agency (MHRA) in accordance with Regulation 18 of the Human Medicines Regulations 2012 ( SI 2012/1916) and it is subject to the provision of those Regulations and the Medicines Act 1971. This license will continue to remain in force from the date of issue by the Licensing Authority unless cancelled, suspended, revoked or varied as to the period of its validity or relinquished by the authorization holder.

We are currently focusing our existing operations on expanding the business of SkyPharm and Decahedron and have concentrated our efforts on becoming an international pharmaceutical company. The Company's focus is on Branded Pharmaceuticals, Over-the-counter (OTC) medicines, and Generic Pharmaceuticals. The Company also intends to expand into Cosmetic-Beauty Products, as well as Food Supplements and we target areas where we can build and maintain a strong position. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, an emphasis on low risk license acquisition as well as Research & Development and our ability to be better owners of pharmaceutical assets than others. This operating model and the execution of our Corporate Strategy are enabling the company to achieve sustainable growth and create shareholder value.

We regularly evaluate and, where appropriate, execute on opportunities to expand through the acquisition of pharmaceutical products and companies in areas that will serve patients and customers and that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our pharmaceutical and over the counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition and license opportunities.

We believe that the demand for reasonably-priced medicines, delivered in the highest quality, and constantly matching the requirements of reliable and comprehensive medical care, is set to increase in the years to come, with the population’s increasing life expectancy. With our product portfolio of non-patented and patented medicines, we contribute to the optimization of efficient medicinal care, and thereby to lowering costs both for health insurance funds and companies and for patients.

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We assess the foreseeable development of the Company as being positive. We believe the pharmaceutical sector offers a large growth potential in the European trade market of medicines, if service, price and quality are strictly directed to-wards the customer requirements. We will continue to encounter the competition in the market by service, reliability and a high level of quality. On the procurement side we can access a wide range of supply possibilities. To minimize business risks we diversify our sources of supply Europe wide. We secure our high quality demands through careful supplier qualification and selection as well as active supplier management.

We regularly evaluate and, where appropriate, execute on opportunities to expand through the acquisition of pharmaceutical products and companies in areas that will serve patients and customers and that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our pharmaceutical and over the counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition and license opportunities.

Our principal office is located at 141 W. Jackson Blvd, Suite 4236, Chicago, Illinois 60604 Telephone: 312-536-3102. The Company's website can be found at the following URL: www.cosmosholdingsinc.com.

Business Environment

The Company conducts its business within the pharmaceutical industry and is active in both of the pharmaceutical markets branded and generic pharmaceutical products. The pharmaceutical industry is highly competitive and subject to comprehensive government regulations. Many factors may significantly affect the Company's sales of its products, including, but not limited to, efficacy, safety, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance as well as our research and development of new products. To compete successfully for business in the healthcare industry, the Company must demonstrate that its products offer medical benefits as well as cost advantages. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

Generic medicines are the pharmaceutical and therapeutic equivalents of branded pharmaceutical products and are generally marketed under their generic (chemical) names rather than by brand names. Typically, a generic drug may not be marketed until the expiration of applicable patent(s) on the corresponding branded product, unless a resolution of patent litigation results in an earlier opportunity to enter the market. Generic drugs are the same as branded products in dosage form, safety, efficacy, route of administration, quality, performance characteristics and intended use, but they are sold generally at prices below those of the corresponding branded products. Generic drugs provide a cost-effective alternative for consumers, while maintaining the same high quality, efficacy, safety profile, purity and stability of the branded product. We are not currently active yet in this market, we intend to sell generic products primarily in the European Market across multiple therapeutic categories in the near term.

The Company intends to start operating within the Health Products & Food Supplement industry markets. These specific industries are highly competitive and many factors may significantly affect the Company's sales of its products, including, but not limited to, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance. Currently the company is not selling any cosmetic product neither food supplements. No assurances can be made that the Company will be able to gain entry into these markets.

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Corporate Strategy

The main strategy initiative is focused on continuing our progress in becoming a Global Specialty Pharmaceutical Company. Through the development of a lean and efficient operating model, we are committed to serving our customers while continuing to innovate and provide products that make a difference in the lives of patients. We strive to maximize our shareholders' value by adapting to market realities and customer needs.

We are committed to driving organic growth at attractive margins by improving execution, optimizing cash flow and leveraging our strong market position, while maintaining a streamlined cost structure throughout each of our businesses.

Specific areas of management's focus include:

-	Branded & Over the Counter Pharmaceuticals: Accelerating performance of growth drivers, increasing profitability from high demand brands and investing in key pipeline development opportunities.

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Generic Pharmaceuticals: Capitalizing on encouraging demand trends for a differentiated product portfolio and focusing on developing or acquiring high barrier to entry products, including first to file or first to market opportunities that are difficult to formulate, difficult to manufacture or face complex legal and regulatory challenges. Acquiring dossiers and registrations for generic products, which require limited manufacturing start-up and development activities.

-	Health Products & Food Supplements: Investing in high growth business segments with durable revenue streams and where possible and capable geographical expansion and penetration.

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Research & Development: Committed to strategic R&D across each business unit with a particular focus on pharmaceutical and cosmetic products with inherently lower risk profiles and clearly defined regulatory pathways.

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Growth Opportunities: Seeking to identify incremental development growth opportunities through acquisitions and product licensing. In addition to a focus on organic growth drivers, we are also actively pursuing accretive acquisitions that offer long-term revenue growth, margin expansion through synergies and the ability to maintain a flexible capital structure.

To successfully execute our corporate strategy, we believe that the Company must adopt, incorporate and maintain the following core strengths (no assurances can be made that the Company will be able to effectively implement these strategies):

Diversification of our business to become a global specialty pharmaceutical company

In light of the evolving healthcare industry, we have to regularly evaluate and, where appropriate, execute on opportunities to expand through acquisitions of products and companies in areas that will serve patients and customers and that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our product lines by acquiring or licensing rights to additional products and regularly evaluating selective acquisition and license opportunities.

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Focus on business differentiated generic pharmaceutical products.

Developing high-barrier-to-entry generic pharmaceutical products, including first-to-file or first-to-market opportunities that are difficult to formulate, difficult to manufacture or face complex legal and regulatory challenges. We believe products with these characteristics will face a lesser degree of competition and therefore provide longer product life cycles and higher profitability than commodity generic products.

We plan to optimize our generic products pipeline and portfolio as part of a strategic assessment of our generic business. We will retain only those marketed products that deliver acceptable returns on investment, thereby leveraging our existing platform to drive operational efficiency.

Emphasis on vertical integration of pharmaceutical business units

We are strategically seeking to expand our technology, manufacturing, handling and development capabilities to a diversified array of pharmaceutical products. We believe our comprehensive suite of technology, manufacturing and development capabilities increases the likelihood of success in commercializing high-barrier-to-entry products and obtaining first-to-file and first-to-market status on future products, yielding more sustainable market share and profitability.

Targeted Sales and Marketing

We have to continue market our products directly and indirectly through a dedicated sales force team. Our sales force targets mainly wholesale distributors and other healthcare professionals. We sell our products principally through independent wholesale distributors, but we also sell directly to other pharmaceutical companies, clinics, government agencies, doctors, independent retail and specialty pharmacies and independent specialty distributors.

We believe this corporate strategy will allow us to maximize both the growth rate and profitability of the Company and at the same time to enhance shareholder value.

Products & Services

The current principal activity of SkyPharm is the trading of branded and generic pharmaceutical products and medicines across the European Union member states. SkyPharm operates as a buyer from wholesale pharmaceutical companies and as a reseller to other companies. The principal activity of Decahedron is the same as the business of SkyPharm. It is the trading of branded and generic pharmaceutical products and medicines across mainly the European Union member states. Decahedron buys from pharmacies and other wholesale pharmaceutical companies and resells these products mainly to other EU countries. Thus, SkyPharm and Decahedron are each an operator and the mechanism between the supply and demand sides in the wholesale market. The Company could be characterized as the middle ring of this distribution channel.

The operational product life cycle of services performed by the Company could be described as follows:

a.	Searching and analyzing within market the demand and price of medicines;

b.	Demand list placement by the clients including specific medicines, volumes and prices;

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c.	Research availability of the demanded medicines in the market;

d.	Choosing the appropriate supplier based upon available medicines and volumes;

e.	Order placement by the client;

f.	Checking control of the relevant authorities;

g.	Purchase of the medicines from the wholesaler

h.	Assortment and storage of the medicines in the Company's facilities;

i.	Packaging the medicines according to the buyer's order list;

j.	Delivery of the medicines to clients facilities; and

k.	Direct payment for the shipment.

We believe that the entire aforementioned product life cycle would take approximately three weeks to one month, from the demand list to the payment for the shipment.

Our subsidiaries SkyPharm and Decahedron trade over 400 different types of pharmaceutical products with the principal products being the following:

Product Description	Percentage of Total Current Sales	Treatment
SYMBICORT TURB.	3.61%	Relief of asthma symptoms
ASCENCIA CONTOUR	3.00%	Diabetes Care
Xeplion PF	2.19%	Antipsychotic

We are formulating a broader and more diversified pharmaceutical product portfolio and a greater selection of targets for potential development. We target products with limited competition for reasons such as trading complexity or the market size, which make our pharmaceutical products a key growth driver of our portfolio and complementary to other product offerings.

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Amplerissimo was the owner of SkyPharm which is now a wholly-owned subsidiary of Cosmos Holdings. The information technology business of Amplerissimo is not a priority of the Company and we are not currently pursuing such business. The Company is focusing its efforts in expanding the pharmaceutical trading business.

Customers

Through our subsidiary, SkyPharm, we primarily sell pharmaceutical products directly to a limited number of large wholesale drug distributors who, in turn, supply-sell the products to other wholesalers, hospitals, pharmacies, governmental agencies across the European Union member states. Total revenues from the customers that accounted for 10% or more of our total consolidated revenues during the years ended December 31, 2016 & 2015 are as follows:

	2016	2015
MPA Pharma GmbH	39.61%	68.84%
Interport ltd	4.01%	18.37%
Farmakeftiko Kenro S.A.	12.88%	0.00%

No other customer generated over 10% of our total revenues.

We make a significant amount of our sales to a relatively small number of pharmaceutical product wholesalers. These customers represent an essential part of the distribution chain of our products. Pharmaceutical wholesalers have undergone, and are continuing to undergo, significant consolidation in a worldwide basis. This consolidation resulted in these groups gaining additional purchasing leverage and consequently increasing the product pricing pressures facing our business.

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Geographic Markets

All of our revenues are generated from operations in the European Union or otherwise earned outside the U.S. All of our foreign operations are subject to risks inherent in conducting business abroad, including price and currency exchange controls, fluctuations in the relative values of currencies, political and economic instability and restrictive governmental actions including. Our geographical market sales distribution of our total consolidated revenues during the years ended December 31, 2016 and 2015 are as follows:

	2016	2015
Germany	49.42%	68.84%
United Kingdom of England	16.19%	26.50%
Greece	19.07%	2.90%
Netherlands	8.35%	0.00%
Ireland	4.49%	0.00%
Poland	2.30%	1.76%
Sweden	0.11%	0.00%
Italy	0.07%	0.00%
Total	100.00%	100.00%

We currently sell the products to wholesalers through our own sales force. We do not sell directly to large drug store chains or through distributors in countries where we do not have our own sales staff. As part of our sales marketing and promotion program, we use direct advertising, direct mailings, trading techniques, direct and personal contacts, exhibition of products at medical conventions and sponsor medical education symposia.

Competition

Our pharmaceutical businesses are conducted in intensely competitive and often highly regulated markets. Many of our trading pharmaceutical products face competition in the form of branded or generic drugs that treat similar diseases or indications. The principal forms of competition include efficacy, safety, ease of use, and cost effectiveness. The means of competition vary across product categories and business groups, demonstrating the value of our trading products is a critical factor for success in all of our principal businesses.

Our competitors include other trading companies, smaller companies, with generic drug and consumer healthcare products. We compete with other companies that manufacture and sell products that treat diseases or indications similar to those treated by our trading pharmaceutical products.

Our competitive position in pharmaceutical sector is affected by several factors, including, among others, the amount and effectiveness of our and our competitors' promotional resources; customer acceptance; product quality; our and our competitors' introduction of new products, ingredients, claims, dosage forms, or other forms of innovation; and pricing, regulatory and legislative matters (such as product labeling, patient access and prescription).

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The Branded pharmaceutical industry is highly competitive. Our products compete with products manufactured by many other companies in highly competitive markets throughout the EU territory and internationally as well. Competitors include many of the major brand name and generic manufacturers of pharmaceutical products. If competitors introduce new products, delivery systems or processes with therapeutic or cost advantages, our products can be subject to progressive price reductions or decreased volume of sales, or both.

In the Generic pharmaceutical market, we might face intense competition from other generic drug manufacturers, brand name pharmaceutical companies, existing brand equivalents and manufacturers of therapeutically similar drugs.

By specializing in high barrier to entry products, we endeavor to market more profitable and longer-lived products relative to commodity generic products. We believe that our competitive advantages include our integrated team-based approach to product development that combines our formulation, regulatory, legal and commercial capabilities; our ability to introduce new generic equivalents for brand-name drugs; our ability to meet customer expectations; and the breadth of our existing generic product portfolio offering.

Newly introduced generic products with limited or no other generic competition typically garner higher prices. At the expiration of the exclusivity period, other generic distributors may enter the market, resulting in a significant price decline for the drug. Consequently, the maintenance of profitable operations in generic pharmaceuticals depends, in part, on our ability to select, develop and launch new generic products in a timely and cost efficient manner and to maintain efficient, high quality business capabilities.

Operating conditions have become more challenging under the mounting global pressures of competition, industry regulation and cost containment. We continue to take measures to evaluate, adapt and improve our organization and business practices to better meet customer and public needs. We also seek to continually enhance the organizational effectiveness of all of our functions, including efforts to accurately and ethically launch and promote our products.

As far as Amplerissimo is concerned we face significant competition delivering data mining, statistical data analysis, research and analysis, negotiating services, credit risk analysis, credit management, conducting case studies, introduction services, e-commerce consulting, marketing management consulting, expansion strategies consulting, information systems consulting, and business management software consulting services. Therefore, the Company is less focused on developing the information technology of Amplerissimo, as compared with the pharmaceutical businesses of the other subsidiaries.

Some of our competitors have greater financial, technical, marketing and other resources than we do and some are better known than we are. We cannot provide assurance that we will be able to compete successfully against these organizations. As a result these competitors may:

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-	Succeed in providing services that are equal to or superior to our services or that achieve greater market acceptance than our service;

-	Devote greater resources to developing, marketing or selling their services;

-	Respond more quickly to new or emerging information or service technologies, which could render our services less preferable;

-	Withstand competition in the industry more effectively than we can.

-	Establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of our customers or prospective customers; and

-	Take advantage of other opportunities more readily than we can.

Since there are no substantial barriers to entry into the markets in which we participate, we expect that additional competitors will continue to enter these markets.

We will compete based upon our flexibility to customize our services and products to our client's specific needs utilizing our knowledge of a large number service provides and what we believe is our ability to provide services at faster and more efficiently than our competitors with the same quality of service and finished products as our competitors. We also believe that these characteristics enable us to provide our services at lower cost than our competitors.

Government Regulations

Government authorities in the EU and in other countries extensively regulate, among other things, the research, development, testing, approval, manufacturing, labeling, post-approval monitoring and reporting, packaging, advertising and promotion, storage, distribution, marketing and export and import of pharmaceutical products. As such, our branded pharmaceutical products and the generic product candidates are subject to extensive regulation both before and after approval. The process of obtaining regulatory approvals and the subsequent compliance with applicable state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with these regulations could result in, among other things, warning letters, civil penalties, delays in approving or refusal to approve a pharmaceutical product.

Our business is mainly the trading of branded and generic pharmaceutical products and medicines within the EU member states. In order to be able to operate our business, we need to comply with EU regulations, as well as EU member states regulations that govern various operations of our business. The most important government regulation that applies in our business is the granting to our companies SkyPharm and Decahedron of the Authorization for Wholesale Distribution of Medicinal Products for human use. In order for this Authorization to be granted the companies need to always comply with certain Good Distribution Practices (GDP) that mainly assure the proper storage, handling, distribution and trade of the pharmaceutical products.

SkyPharm received its Authorization for the Wholesale Distribution of Medical Products for humans use on July 22, 2015, from the Hellenic Republic National Organization for Medicines in accordance with Law 1316/1983, and the inspection by the National Organization for Medicines dated July 16, 2015 in accordance with the Guidelines 2013/C31/01. The license is valid for five years and expires on July 22, 2020.

Decahedron received its Wholesale Distribution Authorization for human use on November 7, 2013, from the UK Medicines and Healthcare Products Regulatory Agency (MHRA) in accordance with Regulation 18 of the Human Medicines Regulations 2012 (SI 2012/1916) and it is subject to the provisions of those Regulations and the Medicines Act 1971. This License will continue to remain in force from the date of issue by the Licensing Authority unless cancelled, suspended, revoked or varied as to the period of its validity or relinquished by the authorization holder.

Patents, Trademarks, Licenses and Proprietary Property

As of July 22, 2015 the Company has acquired the license for the wholesale of pharmaceutical products for human use by the Hellenic Ministry of Health and more specifically the National Organization for Medicines. The license is valid for a period of five years and pursuant to the EU directive of (2013/C 343/01) the Company is subject to fulfill the Guidelines of the Good Distribution Practices of medical products for human use. In addition, Decahedron has a license for the wholesale of pharmaceutical products in the United Kingdom issued by the Medicines and Healthcare Products Regulatory Agency.

At present, besides the above licenses, we do not have any intellectual property or other licenses, including, but not limited to, patents, trademarks, franchises, concessions, and royalty agreements or other proprietary interests.

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We rely on confidentiality agreements with our employees, consultants and other parties to protect, among other things, trade secrets and other proprietary technology. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that others will not independently develop equivalent proprietary information or that other third parties will not otherwise gain access to our trade secrets and other intellectual property

Employees

As of November 30, 2017, the Company had one full-time employee. On October 1, 2016, the Company entered into an Employment Agreement with Konstantinos Vassilopoulos to act as the Company’s US Finance Manager. In addition, our Chairman, CEO and CFO, Mr. Grigorios Siokas, provides services to the Company, but is under no employment agreement or similar contract and is not being compensated for these services.

As of November 30, 2017, our Subsidiaries in Greece and Cyprus had 31 full-time employees in total, out of which 11 are engaged in the sales, exports and purchase department, 10 in logistics/warehouse services and transportation works, 1 in pharmacy and quality assurance, 3 in the accounting department, 5 in the finance and development department and 1 in the IT department. Our employees are not members of any unions. We consider our relations with our employees to be good and have not experienced any work stoppages, slowdowns or other serious labor problems that have materially impeded our business operations.

As of November 30, 2017, our Decahedron subsidiary had two employees.

We have a team with a significant track record in the pharmaceutical business. In order to achieve our strategic objectives, we have, and will remain, focused on hiring and retaining a highly skilled management team that has extensive experience and specific skill sets relating to the sales, selection, development and commercialization of pharmaceutical products. We intend to continue our efforts to build and expand this team as we grow our business. No assurances can be given that the Company will be able to retain any additional persons.

Product Insurance

We do not have to insure our trading products since we are selling ex-works, thus our client is responsible for the transportation and the insurance of the products against any damage. In the future, we will continue to reevaluate our decision and may purchase product liability insurance to cover some of or all of our product liability risk.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

The Company's wholly-owned subsidiaries are Amplerissimo Ltd., a Cyprus corporation, SkyPharm, S.A ., a Greece subsidiary and Decahedron a United Kingdom subsidiary.

Properties

The Company rents three corporate offices:

•

US Office corporate office is located at 141 W. Jackson Blvd, Suite 4236, Chicago, Illinois 60604. The Company had a two year lease which commenced on December 1, 2013, at the rate of $730 per month. This lease expired in November of 2015. The Company renewed the lease agreement for a period of one year at a rate of $709 per month, which commenced on June 1, 2017 through May 31, 2018.

•

The Cyprus office of Amplerissimo is located at 9, Vasili Michaelidi Street, 3026, Limassol, Cyprus. The Company had a one year lease which commenced on July 29, 2013 and was last renewed through July 2018 at the rate of €110 ($122) per month.

•

The Greece office of SkyPharm is located at 5, Agiou Georgiou Street, 57001, Pylaia, Thessaloniki, Greece. The Company has a six year lease which commenced on September 1, 2014 at the rate of €4,325 (approximately $4,789) per month. Beginning December 1, 2015, the Company amended their original lease to rent additional square footage within this building at an additional cost of €3,425 ($3,792) per month. As a result, the total monthly lease amount is now €7,750 ($8,581) per month.

•	The United Kingdom office of Decahedron is located at Unit 11, Spire Green Centre, Harlow, CM19 5TR, Essex , UK. The lease expires on October 24, 2021 at a rent of 20,000GBP per year.

Each of the above facilities is adequate for the Company's current needs.

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MANAGEMENT

Our current directors, officers and managers are listed below. Each of our managers will serve for one year or until their respective successors are elected and qualified. Our officers serve at the pleasure of the Board.

Name	Age	Position

Grigorios Siokas	52	CEO, CFO and Director

Dimitrios Goulielmos	50	Director

Demetrios G. Demetriades	51	Secretary and Director

John J. Hoidas	52	Director

On February 26, 2016, Dimitrios Goulielmos resigned from his positions as Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") of Cosmos Holdings, Inc. (the "Company") but retained his position as a member of the Board of Directors. His resignation is not due to any conflict with the Company. Concurrently with the acceptance of Mr. Goulielmos' resignation, the Board of Directors appointed Grigorios Siokas to the offices of CEO and CFO and elected him to fill a vacancy and serve on the Board of Directors and as the Chairman of the Board.

Grigorios Siokas joined us as CEO, CFO and Director on February 26, 2016. He has over 15 years' experience in the pharmaceutical industry. Since 2014, he has served as the CEO and Operations Manager of SkyPharm SA a wholly-owned subsidiary of the Company. SkyPharm SA is a pharmaceutical company located in Greece that mainly exports medicines from Greece to other European countries, such as Germany, England and Denmark. Prior to 2014, Mr. Siokas worked in a variety of sectors of the pharmaceutical industry mostly in the trading of medicines in Greece and other European countries. Additionally, since 2000 he has been a major shareholder in various pharmaceutical companies such as: Ippokratis Pharmaceuticals, (annual sales of over € 78 million); Thrakis Pharmaceuticals, (annual sales of over € 20 million); Thessalias Pharmaceuticals, (annual sales of over € 18 million); and ZED Pharma SA, (annual sales of over € 35 million). During the 1990s, Mr. Siokas founded and operated a marble wholesale import – export company in Germany. Within a period of two years he became the 4th biggest Greek marble importer in Germany. He also ran a Tour Operation with many different airlines, serving millions of customers. Mr. Grigorios Siokas has Bachelor Degree in Geology from the Aristotle University of Thessaloniki, Greece. He received a Master’s in management and finance from the University of Stuttgart and the University of Tuebigen, Germany.

Dimitrios Goulielmos joined us as CEO, CFO and Director on September 27, 2013 and resigned as an officer as of February 26, 2016, but retained his position as a Director of the Company. Since 1991, he has been principal attorney at the law firm of Goulielmos D. & Partners. He contributes to the Board the benefits of his legal, academic, and business background. Mr. Goulielmos is a fourth generation attorney. He received his law degree with Excellency from the Aristotle University of Thessaloniki in 1988. He did post graduate studies for International transactions and Company law at Paris France and at the LSE of London, England. In 2004 he was elected Vice-president of EUROPECHE the organization that was established by the European Committee for the consultation and proposal of solutions in the sector of Community Fishery. The same year he was also elected as National representative of Hellas in the MEDISAMAK, the organization responsible for all Mediterranean countries, in the sector of Fishery. In year 2007 he was reelected as Vice-President of EUROPECHE. He is a member of the social dialogue group of ACFA, of EU on labor affairs. He is an honorary lifetime member of International Who's Who Historical Society. Mr. Goulielmos has extensive experience in law, international deals, mergers, acquisitions, negotiations, international application of licenses, and real estate management which he will contribute to the Board.

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Demetrios G. Demetriades was elected as Secretary and Director of the Company effective January 13, 2014. Since January 2003, Mr. Demetriades has been Director of Highlander Spring Trading Ltd, a trading company. From November 2000 to December 2002 he was Marketing Director of Eurolink Securities Ltd which was involved in trading in the Cyprus Stock Exchange. From January 1995 to November 2000 he was Supervising Officer of Laiki Factors Ltd a financing company. As a member of the board, Mr. Demetriades contributes the benefits of his trading, executive leadership and management experience. Mr. Demetriades will be compensated for his service from time-to-time as the Board of Directors will determine.

John J. Hoidas was appointed a Member of the Company’s Board of Directors on November 18, 2016. Mr. Hoidas is a wealth management professional with extensive experience in the capital markets and specifically in the financing of pharmaceutical companies. He is currently the senior vice president of Uhlmann Price Securities based in Chicago. Over the previous years he achieved to raise significant amounts of capital for late stage pre-IPO companies such as Organovo (ONVO), Invivo Therapeutics (NVIV) and Matinas BioPharma (MTNB) to name a few. He has served as a broker dealer to the following firms: Kingsbury Capital Investment Advisors, Kingsbury Capital LLC, Spencer Trask Ventures.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

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Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

Having any administrative proceeding been threatened against them related to their involvement in any type of business, securities, or banking activity.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee. While no written charter currently governs the actions of the Board when performing the functions of what would generally be performed by an audit committee, including approving the selection of our independent accountants, we intend to implement an audit charter prior to the effective date of this prospectus. None of our current directors can be considered an “audit committee financial expert.” We will need to attract an individual with the qualification of an audit committee expert to our Audit Committee. At this time, we have not identified such an individual.

Director Independence

Our board of directors has determined that John Hoidas qualifies as an "independent board member" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our named executive officers for all services rendered in all capacities to us for our fiscal years ended December 31, 2017 and 2016.

Name	YE 12/31	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Grigorios	2017	250,000	(2)	-	-	-	-	-	-	250,000
Siokas (1)	2016	-		-	-	-	-	-	-	-

Dimitrios	2017	-		-	-	-	-	-	-	-
Goulielmos (3)	2016	-		-	-	-	-	-	-	-

Demetrios G.	2017	-		-	-	-	-	-	-	-
Demetriades	2016	-		-	-	-	-	-	-	-

__________________

(1)

Mr. Siokas became the Company's Chief Executive Officer and Director of the Company in 2016. Prior to his becoming Chief Executive Officer, on April 30, 2014, the Company entered into an Exclusive Cooperation Agreement with Mr. Siokas to be the Manager of the Pharmaceutical Division of the Company. This Agreement was rescinded as of the date when Mr. Siokas became CEO in February 2016.

(2)	This compensarion was paid to Mr. Siokas as director’s fees.

(3)	Mr. Goulielmos was Chief Executive Officer from September 27, 2013 until he resigned on February 26, 2016.

Narrative Disclosure to the Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

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Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2017 and December 31, 2016.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	No. of Shares or Units of Stock that Have Not	Market Value of Shares or Units of Stock that Have Not	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested

Grigorios Siokas	-	-	-	-	-	-	-

Dimitrios Goulielmos	-	-	-	-	-	-	-

Demetrios G. Demetriades	-	-	-	-	-	-	-

Director Compensation

No compensation was awarded to, earned by, or paid to our current directors for services rendered in any capacities to us for the fiscal years ended December 31, 2017 and 2016, except as noted above for Grigorios Siokas, our Chief Executive Officer.

We have no formal plan for compensating our directors for their services in their capacity as directors. In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established.

Stock Option Plans

We did not have a stock option plan as of December 31 , 2017 .

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

DOC Pharma S.A.

On May 20, 2016, the Company entered into a Non-Binding Memorandum of Understanding with Doc. Pharma SA to purchase Doc. Pharma SA for a combination of cash and stock to be agreed upon. Doc. Pharma SA is controlled by Grigorios Siokas, the Company’s CEO. The Memorandum of Understanding expired on December 31, 2016, and has not been formally renewed or extended, however is being pursued. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of December 31, 2017, the Company has a prepaid balance of €853 ,711 ($1,026, 331) to DOC Pharma S.A., this comprises about 18% of the Company’s total prepaid balance. As of December 31, 2016, the Company owed €65 ($69) to DOC Pharma S.A.

On November 1, 2015, the Company entered into a €12,000 ($12,662) Loan Agreement with DOC Pharma S.A, pursuant to which DOC Pharma S.A., paid existing bills of the Company in the amount of €12,000, excluding certain vendor bills. The loan bears an interest rate of 2% per annum and was due and payable in full on October 31, 2016. As of December 31, 2017, the Company has an outstanding principal balance under this note of €12,000 ($14,426) and accrued interest expense of $678.

On October 3, 2017, the Company, via its subsidiary SkyPharm, signed an agreement with DOC Pharma SA for various services that include the market analysis, research, development of formulas of products, design of product packaging, registration of products, and manufacturing of a new line of food supplement products. According to this agreement, during the year ended December 31, 2017, we had an expense of €322,000 ($387,108).

Grigorios Siokas

On October 1, 2016, the Company borrowed €5,000 ($5,276) from Mr. Siokas related to its subsidiary’s purchase of additional capital of SkyPharm. The loan is non-interest bearing and had a maturity date of October 1, 2017. During the nine months ending September 30, 2017, the Company borrowed an additional €1,000 ($1,202). The outstanding balance as of September 30, 2017 was €6,000 ($7,213).

During the year ended December 31, 2016, the Company borrowed €90,500 ($95,496) as additional loans payable from Mr. Siokas. During the nine months ended September 30, 2017, the Company borrowed an additional €473,621 ($569,387) and paid back €564,121 ($678,186 ) of these loans. These loans have no formal agreements and bear no interest. As of December 31 , 2017, the Company repaid these loans in full .

As of December 31 , 2017, the Company paid $250,000 to Mr. Siokas for board of director’s fees.

Ourania Matsouki

During the year ended December 31, 2016, the Company borrowed €44,995 ($47,479) from Mrs. Matsouki. During the year ended December 31, 2017, the Company borrowed an additional €55,000 ($66,121) and paid back €99 ,995 ($120, 214). These loans have no formal agreement and bear no interest. As of December 31, 2017, the Company paid off these loans in full.

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Konstantinos Vassilopoulos

During the year ended December 31, 2016, Konstantinos Vassilopoulos, US Finance Manager, paid $10,179 of existing bills of the Company. During the nine months ended September 30, 2017, the Company paid back $9,810. There is no formal agreement related to these transactions. As of September 30, 2017 the outstanding balance under this loan was $369.

Dimitrios Goulielmos

On November 21, 2014, SkyPharm entered into a Loan Agreement with Dimitrios Goulielmos, former Chief Executive Officer and a current director of the Company, pursuant to which the Borrower borrowed €330,000 ($401,115) from Mr. Goulielmos. The Loan bears an interest rate of 2% per annum and was due and payable in full on May 11, 2015. On November 4, 2015, €130,000 ($142,860) in principal and the related accrued interest of €733 ($806) was forgiven and the remaining balance of €200,000 will no longer accrue interest as part of the stock purchase agreement with Grigorios Siokas on November 4, 2015 referenced above. As of December 31, 2016, €60,000 ($63,312) of the loan was paid back. During the year ended December 31, 2017 an additional €70,500 ($84,755) was paid back and a principal balance of €69,500 ($83,553) and €0.00 of accrued interest remains.

On December 29, 2014, the Company borrowed $3,000 from Dimitrios Goulielmos, former Chief Executive Officer and a current director of the Company. The loan was non-interest bearing and was repaid in full in January 2015.

During 2015, the aggregate forgiveness of related party notes of $362,859 was accounted for as a capital transaction.

In 2014, the aggregate forgiveness of accrued salaries resulted in a gain of $173,092.

In connection with the Decahedron SPA, on February 9, 2017, Decahedron, Medihelm S.A. and Nikolaos Lazarou entered into a liability transfer agreement whereby the loan previously provided Decahedron to the Mr. Lazarou prior to the acquisition would be cancelled in exchange for Mr. Lazarou’s personal assumption of approximately £172,310 ($220,988 owed to MediHelm S.A., a creditor of Decahedron.

On November 16, 2015, the Company entered into a Loan Agreement with Panagiotis Drakopoulos, former Director and former Chief Executive Officer, pursuant to which the Company borrowed €40,000 ($43,624) as a note payable from Mr. Drakopoulos. The note bears an interest rate of 6% per annum and was due and payable in full on November 15, 2016. The Company repaid €10,000 ($11,813) during the nine months ended September 30, 2017. As of September 30, 2017, the Company has an outstanding principal balance under this note of €30,000 ($35,439) and accrued interest expense of €4,064 ($4,801).

During the year ended December 31, 2015, the Company borrowed €30,000 ($32,718) as a loan payable from Mr. Panagiotis Drakopoulos, former Director and former Chief Executive Officer. The loan had no formal agreement and bore no interest. During the year ended December 31, 2016, the Company repaid €13,000 ($13,718) of the loan. During the nine months ended September 30, 2016 the Company repaid the remaining €17,000 ($20,082). As of September 30, 2017, the loan has no outstanding balance.

We believe that all related party transactions were on terms at least as favorable as we would have secured in arm's-length transactions with third parties. Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding our common stock, beneficially owned as of November 21, 2017 by (i) each person known to us to beneficially own more than 5% of our common stock, (ii) each executive officer and director, and (iii) all officers and directors as a group. The following table is based on the Company having 12,825,394 shares of common stock issued and outstanding after giving retroactive effect to a 1 for 10 reverse stock split effective November 21, 2017. We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act of 1934, as amended as of that date (the “Exchange Act”). Shares of our Common Stock issuable upon exercise of options or warrants or conversion of Notes that are exercisable or convertible within sixty (60) days of November 21, 2017 are included as beneficially owned by the holder, but not deemed outstanding for computing the percentage of any other Stockholder for Percentage of Common Stock Beneficially Owned Immediately. Beneficial ownership generally includes voting and dispositive power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.

The following table sets forth information regarding the beneficial ownership of our common stock as of November 21, 2017, for each of the following persons, after giving effect to the Reverse Stock Split:

•	each executive officer and director,

•	all such directors and executive officers as a group, and

•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder's name. The percentage of class beneficially owned set forth below is based on 12,825,394 shares of common stock issued and outstanding.

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock

Grigorios Siokas (1)	Common	9,516,364	74.2%

Dimitrios Goulielmos (2)	Common	541,600	4.2%

Demetrios G. Demetriades	Common	-0-	-0-

John J. Hoidas	Common	-0-	-0-
DIRECTORS AND OFFICERS
As A GROUP (4 Persons)	Common	10,057,964	78.5%

___________

(1)	Mr. Siokas has a voting block of 9,516,364 common shares, or 74.2% of the issued and outstanding common stock of the Company as of November 21, 2017.

(2)

Mr. Goulielmos is the owner of Jaron Trading Limited a company that holds 40,000 common shares. Therefore Mr. Goulielmos, in addition to the 501,600 common shares that he personally owns, he controls the 40,000 that belongs to Jaron Trading Limited. Attributing these shares to Mr. Goulielmos gives him a voting block of 541,600 shares, or 4.2% of the issued and outstanding common stock of the Company at November 21, 2017.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

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SELLING SECURITYHOLDERS

The shares of common stock being offered by the selling securityholders are those issuable to the selling securityholders upon conversion of the Notes and exercise of the Warrants. For additional information regarding the issuance of the Notes and the Warrants, see “Private Placement of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling securityholders to offer the shares for resale from time to time. Except for the ownership of the Notes and the Warrants issued pursuant to the Securities Purchase Agreement, the selling securityholders have not had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by the selling securityholders, based on their respective ownership of shares of common stock, Notes and Warrants, as of November 21, 2017, assuming conversion of the Notes and exercise of the Warrants held by each such selling securityholder on that date. The third column lists the beneficial ownership percentage of our common stock of each such selling stockholder assuming the conversion in full of the Notes and exercise in full of the Warrants held by each such selling securityholder as of the date of this prospectus.

The fourth column lists the maximum number of shares of common stock being offered by this prospectus by the selling securityholders and does not take into account the above maximum percentage limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein. In accordance with the terms of a registration rights agreement with the holders of the Notes and the Warrants, this prospectus generally covers the resale of the maximum number of shares of common stock issued or issuable pursuant to the Notes in the fourth column. The maximum number of shares of common stock issued or issuable upon exercise of the Warrants has been reduced in order that the aggregate market value of the securities registered in this registration statement is limited to one-third of the aggregate market value of our public float held by non-affiliates, in each case, determined as if the outstanding Notes and Warrants were converted or exercised (as the case may be) in full at a conversion price or exercise price (as the case may be) set forth in the Notes and Warrants. Because the conversion price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

Under the terms of the Notes and the Warrants, a selling securityholder may not convert the Notes or exercise the Warrants to the extent (but only to the extent) such selling securityholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed a maximum percentage that is initially set at 9.99% of our outstanding shares of common stock. Any decrease in such maximum percentage is immediately effective upon delivery of notice to the Company, but any increase in the maximum percentage (which may not at any time exceed 9.99% of our outstanding shares of our common stock) will not be effective until the 61st day after notice is delivered to the Company.

The selling securityholders may sell all, some or none of their shares in this offering.

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However, the fifth column assumes the sale of all of the shares offered by the selling securityholders pursuant to this prospectus. See “Plan of Distribution.”

Name of Selling Securityholder	Number of Shares of Common Stock Owned Prior to Offering	Percentage of Common Stock Before Offering (3)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	(4)	Number of Shares of Common Stock of Owned After Offering
Hudson Bay Master Fund Ltd (1)	639,987	4.99%	(5)	1,385,113	(6)	0
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (2)	201,001	1.57%		277,024	(7)	0
	Total			1,662,137

_______________

(1)	The address for the selling securityholder is 777 Third Avenue, 30th Fl, New York, NY 10017. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(2)	The address for the selling securityholder is c/o Ayrton Capital LLC, 1180 Avenue of the Americas, Suite 842, New York, NY 10036. Waqas Khatri has the power to vote and dispose of these shares.

(3)	Based on 12,825,394 shares of Common Stock issued and outstanding as of November 21, 2017. In accordance with Rule 13d-3 under the Exchange Act, shares of common stock issuable upon exercise of Warrants and conversion of Notes are included as beneficially owned by the selling securityholder, but not deemed outstanding for computing the percentage of common stock for any other selling securityholder.

(4)

We have agreed to register 150% of such aggregate number of shares of our common stock issuable upon conversion of the Notes and exercise of the Warrants, in each case, without regard to the maximum percentage limitations on conversion and exercise in the Notes and the Warrants, respectively. However, as described in the introduction of this section, the number of shares of common stock issuable upon exercise of the Warrants has been reduced in accordance with SEC rules and regulations.

(5)

Conversion of the Notes and exercise of the Warrants are each subject to a blocker provision which prevents any holder from converting or exercising, as applicable, the Notes or the Warrants, into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of the Company's issued and outstanding Common Stock (each, a "Blocker"). This Selling Securityholder would beneficially own 7.84% of the issued and outstanding common stock without giving effect to the Blocker.

(6)	Includes 837,501 shares issuable upon conversion of Notes and 547,612 shares issuable upon exercise of Warrants.

(7)	Includes 167,501 shares issuable upon conversion of Notes and 109,523 shares issuable upon exercise of Warrants.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling securityholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

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The selling securityholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the SEC;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling securityholders may transfer the shares of common stock by other means not described in this prospectus. If the selling securityholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

62

The selling securityholders may pledge or grant a security interest in some or all of the Notes, Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling securityholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Each of the Selling Securityholders has entered into leak out agreements that provide the following limitations on their sales. The limitations prohibit the aggregate sales of common stock by the Selling Securityholders to the greater of (x) 25% of the total daily average trading volume or (y) $20,000 worth of stock on any trading day. If after the closing of the Financing there is no uncured Event of Default under the Notes and the VWAP of the Company’s Common Stock for each of three (3) trading days is less than $1.50 per share, the portion of the Notes subject to redemption on each Installment Date shall equal 200%.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $50,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

63

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following description of our capital stock and provisions of our articles of incorporation and by-laws are summaries and are qualified by reference to our articles of incorporation and by-laws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. All share and per share data give retroactive effect to a 1 for 10 reverse split effective on November 21, 2017.

We have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of common stock and 100,000,000 are shares of “blank check” preferred stock.

As of November 21, 2017, we had 12,825,394 shares of common stock held of record by 129 shareholders of record. There are no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive dividends ratably, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	Impairing dividend rights of our common stock;
•	Diluting the voting power of our common stock;
•	Impairing the liquidation rights of our common stock; and
•	Delaying or preventing a change of control without further action by our stockholders.

64

Blank Check Preferred Stock

The ability to authorize “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Senior Convertible Notes

On November 16, 2017, the Company issued senior convertible notes in the aggregate principal amount of $3,350,000 (the “Notes”) to two institutional investors (the “Investors”) for a purchase price of $3,000,000. The Notes are convertible at an exercise price of $5.00 into 670,000 shares of Common Stock. The shares of Common Stock issuable upon conversion of the Notes have been registered under this registration statement as “pre-delivery shares.” The sale of any of these shares shall result in 85% of the proceeds of such shares being a credit against any amount due under the Notes on an applicable amortization date or maturity date, provided the Selling Securityholders shall return any unsold Pre-Delivery Shares which are otherwise not issued upon conversion of the Notes. The Notes have full ratchet anti-dilution protection upon the issuance of shares of Common Stock or convertible securities below the then-existing conversion price, as well as customary adjustments for stock splits, dividends, recapitalizations and similar events.

The Notes are senior indebtedness and are senior in right of payment of all existing and future indebtedness (other than certain permitted senior indebtedness). The Company is prohibited from incurring any debt, except for trade payables incurred in the ordinary course, or certain permitted indebtedness including contemplated acquisition debt, existing senior debt and contemplated bond issues.

The Notes do not bear interest unless an Event of Default (as defined) occurs or is continuing. The Notes will mature on the 14th month anniversary of the issuance date and are subject to redemption in cash starting on January 1, 2018 and on the first business day of each of the next thirteen (13) calendar months. Upon an Event of Default, the Investors may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the Volume Weighted Average Price (as defined, the “VWAP”).

The Notes are senior in right of payment to all existing and future indebtedness of the Company except Permitted Indebtedness (as defined in the Note), including $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing senior loan agreement, plus defined amounts of purchase money indebtedness in connection with bona fide acquisitions.

The Notes include customary Events of Default and provide that the Investors may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Investors may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent.

65

Common Stock Purchase Warrants

On November 16, 2017, we issued common stock purchase warrants (the “Warrants”) in connection with the issuance to the Selling Securityholders of the Notes. Warrant coverage was provided to each investor in a number of shares equal to 80% (initially 5,360,000 shares) of the shares of common stock the Investor would receive on conversion of their Note. The Warrants expire five (5) years from their initial exercisability date. The initial exercise price of the Warrants is $7.50 per share equal to 150% of the initial conversion price of the Notes. The Warrants have full ratchet anti-dilution protection on sales below the then exercise sale price and are otherwise subject to adjustments for stock splits, dividends or other recapitalizations.

Transfer Agent

Our transfer agent for our common stock is Globex Transfer, LLC, located at 780 Deltona Blvd., Suite 202, Deltona, Florida, 32725.

Indemnification of Directors and Officers

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We do not maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which might be incurred by any director or officer in his or her capacity as such.

66

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling our Company pursuant to the foregoing provisions, we have been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, will pass upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

The financial statements as of and for the years ended December 31, 2016 and 2015 have been audited by Malone Bailey, LLP, an independent registered public accounting firm as set forth in their report and are included in reliance upon such report given as authority of such firm as experts in accounting and auditing.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS COSMOS HOLDINGS INC.

Consolidated Balance Sheets as of September 30, 2017 (Unaudited) and December 31, 2016	F-2
Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the three and nine months ended September 30, 2017 and 2016 (unaudited)	F-3
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2017 and 2016 (Unaudited)	F-4
Notes to Unaudited Consolidated Financial Statements as of September 30, 2017	F-5
Report of Independent Registered Public Accounting Firm	F-26
Consolidated Balance Sheets of December 31, 2016 and 2015	F-27
Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the years December 31, 2016 and 2015	F-28
Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the Years ended December 31, 2016 and 2015	F-29
Consolidated Statements of Cash Flows for the Years ended December 31, 2016 and 2015	F-30
Notes to Consolidated Financial Statements as of December 31, 2016	F-31

F-1

COSMOS HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,352,172	$716,590
Accounts receivable	2,858,518	661,850
Inventory	2,096,818	464,219
Prepaid deferred financing fees	361,289	131,900
Prepaid expenses and other current assets	2,904,989	646,530
Prepaid expenses and other current assets - related party	481,450	15,523

TOTAL CURRENT ASSETS	10,055,236	2,636,612

Other assets	656,382	429,203
Property and equipment, net	79,521	52,715
Intangible assets, net	44,012	-

TOTAL ASSETS	$10,835,151	$3,118,530

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,338,047	$577,932
Accounts payable and accrued expenses - related party	981	13,759
Notes payable, net of unamortized discount of $154,949 and $110,561, respectively	9,274,201	2,872,472
Notes payable - related party	116,358	160,391
Loans payable	-	17,938
Loans payable - related party	559,557	148,250
Taxes payable	1,313,030	1,080,590

TOTAL CURRENT LIABILITIES	13,602,174	4,871,332

TOTAL LIABILITIES	13,602,174	4,871,332

Commitments and Contingencies (see Note 9)	-	-

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 12,825,393 and 12,587,053 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	12,825	12,587
Additional paid-in capital	2,525,164	287,293
Accumulated other comprehensive loss	(1,228,614)	(1,050,463)
Accumulated deficit	(4,076,398)	(1,002,219)

TOTAL STOCKHOLDERS' DEFICIT	(2,767,023)	(1,752,802)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$10,835,151	$3,118,530

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

COSMOS HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

REVENUE
Revenue	$9,546,951	$1,414,503	$19,775,398	$3,506,804

COST OF REVENUE	8,772,138	1,269,553	18,156,795	3,192,472

GROSS PROFIT	774,813	144,950	1,618,603	314,332

OPERATING EXPENSES
General and administrative expenses	752,198	173,498	2,416,540	466,293
Depreciation and amortization expense	6,167	2,421	17,199	6,956
Impairment of goodwill	-	-	1,949,884	-
TOTAL OPERATING EXPENSES	758,365	175,919	4,383,623	473,249

GAIN (LOSS) FROM OPERATIONS	16,448	(30,969)	(2,765,020)	(158,917)

OTHER INCOME (EXPENSE)
Other income	-	-	-	19
Interest expense - related party	(66)	(919)	(198)	(2,741)
Interest expense	(291,224)	(53,794)	(572,679)	(103,803)
Other expense	(13,295)	(3,388)	(26,529)	(4,539)
Foreign currency transaction gain (loss)	89,966	(5,555)	292,937	(7,043)
TOTAL OTHER INCOME (EXPENSE)	(214,619)	(63,656)	(306,469)	(118,107)

LOSS BEFORE INCOME TAXES	(198,171)	(94,625)	(3,071,489)	(277,024)

INCOME TAX EXPENSE	-	12	(2,690)	(773)

NET LOSS	(198,171)	(94,613)	(3,074,179)	(277,797)

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	(51,474)	(16,622)	(178,151)	(38,185)

TOTAL OTHER COMPREHENSIVE LOSS	$(249,645)	$(111,235)	$(3,252,330)	$(315,982)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.02)	$(0.01)	$(0.24)	$(0.02)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and Diluted	12,823,622	12,563,053	12,764,720	12,563,053

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

COSMOS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,074,179)	$(277,797)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation and amortization expense	17,199	6,956
Amortization of debt discount	87,677	5,885
Stock-based compensation	265,529	-
Issuance of common stock for services	401,800	-
Loss on goodwill impairment	1,949,884	-
Changes in Assets and Liabilities:
Accounts receivable	(2,137,831)	(316,012)
Inventory	(1,627,085)	(189,435)
Prepaid expenses	(2,242,785)	(198,627)
Prepaid expenses - related party	(465,927)	(119,796)
Other assets	(166,896)	(55,880)
Accounts payable and accrued expenses	1,056,165	70,681
Accounts payable and accrued expenses - related party	(12,778)	(135,117)
Taxes payable	209,667	36,331
Deferred revenue	-	(62,210)
NET CASH USED IN OPERATING ACTIVITIES	$(5,739,560)	$(1,235,021)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	$(13,925)	$(11,880)
Cash received from acquisition	40,858	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$26,933	$(11,880)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of related party note payable	$(63,200)	$(44,952)
Payment of note payable	(461,888)	(148,904)
Proceeds from note payable	6,891,203	1,968,940
Payment of related party loan	(232,051)	(21,914)
Proceeds from related party loan	625,641	51,127
Payment of loans payable	(20,082)	(33,714)
Sale of common stock and warrants	91,780	-
Deferred financing fees	(213,626)	(140,475)
Capital contribution	-	140
NET CASH PROVIDED BY FINANCING ACTIVITIES	$6,617,777	$1,630,248

Effect of exchange rate changes on cash	$(269,568)	$38,377

NET INCREASE IN CASH	635,582	421,724

CASH AT BEGINNING OF PERIOD	716,590	198,049
CASH AT END OF PERIOD	$1,352,172	$619,773

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest	$127,157	$-
Income Tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Acquisition of Decahedron	$1,479,000	$-
Reversal of proceeds due from noteholder due to repayment of note	$11,813	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

NOTE 1 – BASIS OF PRESENTATION

The terms “COSM,” “we,” “the Company,” and “us” as used in this report refer to Cosmos Holdings Inc. The accompanying unaudited consolidated balance sheet as of September 30, 2017 and unaudited consolidated statements of operations for the three and nine months ended September 30, 2017 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management of COSM, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2017, are not necessarily indicative of the results that may be expected for the year ending December 31, 2017, or any other period. These unaudited consolidated financial statements and notes should be read in conjunction with the financial statements for each of the two years ended December 31, 2016 and 2015, included in the Company’s Annual Report on Form 10-K. The accompanying consolidated balance sheet as of December 31, 2016 has been derived from the audited financial statements filed in our Form 10-K and is included for comparison purposes in the accompanying balance sheet. Certain prior year amounts have been reclassified to conform to current year presentation.

NOTE 2 – ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

Cosmos Holdings, Inc. (“Cosmos”, “The Company”, “we”, or “us”) was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009 for the purpose of acquiring and operating commercial real estate and real estate related assets.

On September 27, 2013 (the “Closing”), Cosmos Holding Inc. a Nevada corporation (“Cosmos Holdings, Inc.” or the “Registrant”), closed a reverse take-over transaction by which it acquired a private company whose principal activities are the trading of products, providing representation, and provision of consulting services to various sectors. Pursuant to a Share Exchange Agreement (the “Exchange Agreement”) between the Registrant and Amplerissimo Ltd, a company incorporated in Cyprus (“Amplerissimo”), the Registrant acquired 100% of Amplerissimo’s issued and outstanding common stock.

On August 1, 2014, we, through our Cypriot subsidiary Amplerissimo, formed SkyPharm S.A. a Greek corporation (“SkyPharm”) whose principal activities and operations are the development, marketing and sales of pharmaceutical, wellness and cosmetic products.

On February 10, 2017, the Company and Decahedron Ltd, a UK Corporation (“Decahedron”) consummated the transactions contemplated by the Stock Purchase Agreement, dated November 17, 2016 as amended (the “Decahedron SPA”). Pursuant to the terms of the Decahedron SPA, the shareholders of Decahedron received an aggregate of 1,700,000 shares of common stock of the Company (the “Stock Consideration”), which were delivered following the closing in exchange for all of the Ordinary Shares of Decahedron for the Stock Consideration. In accordance with the terms of the SPA, Mr. Lazarou remained as a director and officer of Decahedron.

On November 21, 2017, the Company effected a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of retroactively issued and outstanding shares of Common Stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans, including all share and per-share data, for all amounts and periods presented in the consolidated financial statements.

We are currently focusing our existing operations on expanding the business of SkyPharm and our new subsidiary Decahedron, we have concentrated our efforts on becoming an international pharmaceutical company. The Company’s focus will be on Branded Pharmaceuticals, Over-the-Counter (OTC) medicines, and Generic Pharmaceuticals. The Company also intends to expand into Cosmetic-Beauty Products as well as Food Supplements and we target areas where we can build and maintain a strong position. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, an emphasis on low risk license acquisition as well as Research & Development and our ability to be better owners of pharmaceutical assets than others. This operating model and the execution of our corporate strategy are enabling the Company to achieve sustainable growth and create shareholder value.

F-5

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

We regularly evaluate and, where appropriate, execute on opportunities to expand through the acquisition of branded pharmaceutical products and pharmaceutical companies in areas that will serve patients that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our pharmaceutical and over the counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition opportunities.

Going Concern

The Company’s consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company generated a net loss of $3,074,179 for the nine months ended September 30, 2017, and has a working capital deficit of $3,546,938 and an accumulated deficit of $4,076,398 as of September 30, 2017. These conditions raise substantial doubt of the Company’s ability to continue as a going concern. The Company has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through increased sales of product and by sale of common shares. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying consolidated financial statements have been prepared in accordance with principles generally accepted in the United States of America.

Principles of Consolidation

Our consolidated accounts include our accounts and the accounts of our wholly-owned subsidiaries, Amplerissimo Ltd, SkyPharm S.A. and Decahedron Ltd. All significant intercompany balances and transactions have been eliminated.

Reclassifications to Prior Period Financial Statements and Adjustments

Certain reclassifications have been made in the Company’s financial statements of the prior year to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2017 and December 31, 2016, there were no cash equivalents.

The Company maintains bank accounts in the United States denominated in U.S. Dollars and in the Republic of Cyprus, in Greece and in Bulgaria all of them denominated in Euros. The Company also maintains bank accounts in the United Kingdom of Great Britain, dominated in Euros and Great Britain Pound (British Pounds Sterling).

Account Receivable

Accounts receivable are stated at their net realizable value. The allowance for doubtful accounts against gross accounts receivable reflects the best estimate of probable losses inherent in the receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information.

Inventory

Inventory is stated at the lower of cost or market value using the weighted average method. Inventory consists primarily of finished goods and packaging materials, i.e. packaged pharmaceutical products and the wrappers and containers they are sold in. A periodic inventory system is maintained by 100% count. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment.

We write-down inventories to net realizable value based on forecasted demand and market conditions, which may differ from actual results.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the useful lives (except for leasehold improvements which are depreciated over the lesser of the lease term or the useful life) of the assets as follows:

Estimated Useful Life
Furniture and fixtures	5-7 years
Office and computer equipment	3-5 years

Depreciation expense was $10,831 and $6,956 for the nine months ended September 30, 2017 and 2016, respectively.

Intangible Assets

Intangible assets with definite useful lives are recorded on the basis of cost and are amortized on a straight-line basis over their estimated useful lives. The Company uses a useful life of 5 years for an import/export license. The Company evaluates the remaining useful life of intangible assets annually to determine whether events and circumstances warrant a revision to the remaining amortization period. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over that revised remaining useful life. At September 30, 2017, no revision to the remaining amortization period of the intangible assets was made.

Amortization expense was $6,368 and $0 for the nine months ended September 30, 2017 and 2016, respectively.

F-7

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

Impairment of Long-Lived Assets

In accordance with ASC 360-10, Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Goodwill and Intangibles

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

Prior to the acquisition of Decahedron, the Company had no record goodwill value. As a result of the acquisition of Decahedron, the Company tested and expensed 100% of the goodwill allocated to the acquisition costs, an amount equal to $1,949,884 for the period ending September 30, 2017.

Fair Value Measurement

The Company adopted FASB ASC 820-Fair Value Measurements and Disclosures, or ASC 820, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

F-8

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The Company did not have any Level 2 or Level 3 assets or liabilities as of September 30, 2017.

Cash is considered to be highly liquid and easily tradable as of September 30, 2017 and therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option, or ASC 825-10-25, was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

Revenue Recognition

We consider revenue recognizable when persuasive evidence of an arrangement exists, the price is fixed or determinable, goods or services have been delivered, and collectability is reasonably assured. These criteria are assumed to have been met if a customer orders an item, the goods or services have been shipped or delivered to the customer, and we have sufficient evidence of collectability, such a payment history with the customer. Revenue that is billed and received in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided.

Stock-based Compensation

The Company records stock based compensation in accordance with ASC section 718, “Stock Compensation” and Staff Accounting Bulletin (SAB) No. 107 (SAB 107) issued by the SEC in March 2005 regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The Company values any employee or non-employee stock based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 505-50 “Equity-Based Payments to Non-Employees”.

Foreign Currency Translations and Transactions

Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity until the entity is sold or substantially liquidated.

Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in net earnings.

F-9

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

Income Taxes

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is liable for income taxes in the Republic of Cyprus, Greece and the United Kingdom of England. The corporate income tax rate in Cyprus is 12.5%, 29% in Greece (tax losses are carried forward for five years effective January 1, 2013) and 20% in United Kingdom of England. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At September 30, 2017 the Company has maintained a valuation allowance against all net deferred tax assets in each jurisdiction in which it is subject to income tax.

We recognize the impact of an uncertain tax position in our financial statements if, in management’s judgment, the position is not more-likely-then-not sustainable upon audit based on the position’s technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. As of September 30, 2017 the Company has no uncertain tax positions recorded in any jurisdiction where it is subject to income tax.

Basic and Diluted Net Income (Loss) per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the periods presented. The per share amounts include the dilutive effect of common stock equivalents in periods with net income. Basic and diluted loss per share for each of the periods ended September 30, 2017 and 2016 is the same due to the anti-dilutive nature of potential common stock equivalents.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350), which simplifies the measurement of goodwill by eliminating Step 2 from the current goodwill impairment test in the event that there is evidence of an impairment based on qualitative or quantitative assessments. ASU 2017-04 does not change how the goodwill impairment is identified, and the Company will continue to perform a qualitative assessment annually to determine whether the two step impairment test is required. Until the adoption, current accounting standards require the impairment loss to be recognized under Step 2 of the impairment test. This requires the Company to calculate the implied fair value of goodwill by assigning fair value to the reporting unit’s assets and liabilities as if the reporting unit has been acquired in a business combination, then subsequently subtracting the implied goodwill from the carrying amount of the goodwill. The new standard would require the Company to determine the fair value of the reporting unit and subtract the carrying value from the fair value of the reporting unit to determine if there is an impairment. ASU 2017-04 is effective for the Company for fiscal years after December 15, 2019, and early adoption is permitted. ASU 2017-04 is required to be adopted prospectively, and the adoption is effective for annual goodwill impairment tests performed in the year of adoption. The Company does not believe that the adoption of ASU No. 2017-4 will have a material effect on the Company’s consolidated financial position or the Company’s consolidated results of operations

F-10

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

In January 2017, the FASB issued ASU No. 2017-01, “Clarifying the Definition of a Business,” with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as an acquisition of assets or a business. ASU No. 2017-01 is effective for the Company’s fiscal year commencing on January 1, 2018. The effect of this guidance is to be applied prospectively and early adoption is permitted. The Company does not believe that the adoption of ASU No. 2017-01 will have a material effect on the Company’s consolidated financial position or the Company’s consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which will require lessees to recognize assets and liabilities for the rights and obligations created by most leases on the balance sheet. The changes become effective for the Company’s fiscal year beginning July 1, 2019. Modified retrospective adoption for all leases existing at, or entered into after, the date of initial application, is required with an option to use certain transition relief. The Company expects this ASU will increase its current assets and current liabilities, but have no net material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09--Revenue from Contracts with Customers (Topic 606). The guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The FASB delayed the effective date to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. In addition, in March and April 2016, the FASB issued new guidance intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. Both amendments permit the use of either a retrospective or cumulative effect transition method and are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early application permitted. The Company is currently evaluating the impact the adoption of this ASU will have on its financial statements.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – ACQUISITION OF DECAHEDRON, LTD.

On February 10, 2017, the Company completed the acquisition pursuant to the Decahedron SPA acquiring 100% of the outstanding shares of Decahedron, a United Kingdom company. Decahedron is a pharmaceuticals wholesaler which specializes in imports and exports of branded and generic pharmaceutical products within the EEA and around the world. At closing, the Company acquired 100% of Decahedron’s outstanding shares in exchange for 170,000 shares of Cosmos common stock valued at $1,479,000 (the “Acquisition”).

The Company recognized the Decahedron assets acquired and liabilities assumed based upon the fair value of such assets and liabilities measured as of the date of acquisition. The aggregate purchase price for Decahedron has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the acquired net assets represents cost and revenue synergies specific to the Company, as well as non-capitalizable intangible assets, such as the license held by Decahedron for the wholesale of pharmaceuticals in the United Kingdome and Europe, the remainder has been allocated to goodwill, none of which is tax deductible.

During the nine months ended September 30, 2017, we recorded an adjustment of $28,002 primarily related to other assets and an adjustment of the accounts payable associated with the Decahedron acquisition. We finalized our allocation of the purchase price during the nine months ended September 30, 2017. The final unaudited allocation of purchase price as of September 30, 2017, is as follows:

F-11

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

	Preliminary Allocation as of
	February 10,	Allocation	Final
	2017	Adjustments	Allocation
Current assets	$6,537	$-	$6,537
Intangible assets	50,000	-	50,000
Other assets	305,400	(216,562)	88,838
Total assets acquired	361,937	(216,562)	145,375
Liabilities assumed:
Debt	804,819	(188,560)	616,259
Total liabilities assumed	804,819	(188,560)	616,259
Net assets acquired	(442,882)	(28,002)	(470,884)
Consideration:
Value of Common Stock Issued at Acquisition	1,479,000	-	1,479,000
Goodwill	$1,921,882	$28,002	$1,949,884

The components of the acquired intangible assets were as follows (in thousands):

	Amount	Useful Life (Years)
Licenses (a)	$50,000	5
	$50,000	-

_____________

(a) U.K Pharmaceutical Wholesale Distribution License

Unaudited Supplemental Pro Forma Data

The pro forma statements of operations data for the nine months ended September 30, 2017, below, give effect to the Decahedron Acquisition, described above, as if it had occurred at January 1, 2017. These amounts have been calculated after applying our accounting policies and adjusting the results of Decahedron intangible amortization that would have been charged assuming the fair value adjustments had been applied and incurred since January 1, 2017. This pro forma data is presented for informational purposes only and does not purport to be indicative of our future results of operations.

Revenue of $2,622,547 and net loss of $255,672 since the acquisition date are included in the consolidated statement of operations and comprehensive income (loss) for nine months ended September 30, 2017.

Unaudited proforma results of operations for the nine months ended September 30, 2017 and 2016 as though the Company acquired Decahedron on the first of each fiscal year are set forth below.

F-12

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

	Nine Months Ended September 30,
	2017	2016
Revenues	$19,968,845	$5,007,806
Cost of revenues	18,356,228	4,672,794
Gross profit	1,612,617	335,012

Operating expenses	4,411,620	614,515
Operating loss	(2,799,003)	(279,503)

Other income (expense)	(524,952)	(238,528)

Net Loss	$(3,323,955)	$(518,031)

The purchase price exceeded the estimated fair value of the net assets acquired by $1,949,884 which was recorded as Goodwill. Goodwill represents the difference between the total purchase price for the net assets purchased from Decahedron and the aggregate fair values of tangible and intangible assets acquired, less liabilities assumed. At the conclusion of the acquisition, goodwill was reviewed for impairment and it was determined that indicators of impairment existed.

As of September 30, 2017, after our assessment of the totality of the events that could impair goodwill, it was the Company’s conclusion “it is not more likely than not” that the Goodwill was impaired. Therefore, the Company was not required to conduct a two-step quantitative goodwill impairment test. No events have occurred after September 30, 2017 that would affect the Company’s conclusion as of the September 30, 2017 assessment date. As a result of the Company’s assessment, 100% of the goodwill of $1,949,884 was recorded as an impairment of goodwill.

NOTE 4 – PREPAID DEFERRED FINANCING COSTS

On February 28, 2016, the Company entered into an agreement with Synthesis Management Limited (“Synthesis Management”) for the purpose of securing additional financing for the Company. On September 28, 2016, the Company advanced €125,000 ($133,725) to Synthesis Management. These advances are refundable if funding is not secured and if funding is secured, the amount will be applied to the note on day one as debt discount. As of September 30, 2017, the outstanding balance on the advance is €125,000 ($147,662).

In August, 2017 the Company entered into an agreement with Synthesis Multi Asset Architecture (“Synthesis Architecture”) for the purpose of securing additional financing for the Company. On August 14, 2017, the Company advanced Synthesis Architecture €180,840 ($213,627). These advances are refundable if funding is not secured and if funding is secured, the amount will be applied to the note on day one as debt discount. As of September 30, 2017, the outstanding balance on the advance is €180,840 ($213,627).

NOTE 5 – INCOME TAXES

At September 30, 2017, the Company’s effective tax rate differs from the US federal statutory tax rate primarily due to a valuation allowance recorded against net deferred tax assets in all jurisdictions in which the Company operates. At December 31, 2016, the Company’s effective tax rate differed from the US federal statutory tax rate primarily due to earnings taxed at the lower income tax rate in Cyprus.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At September 30, 2017, the Company has a maintained a valuation allowance against all net deferred tax assets in each jurisdiction in which it is subject to income tax.

As of September 30, 2017 the Company has no uncertain tax positions recorded in any jurisdiction where it is subject to income tax. The Company has recorded $63,724 of interest and penalties as interest expense for the nine months ended September 30, 2017 in accordance with this policy.

F-13

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

NOTE 6 – CAPITAL STRUCTURE

Preferred Stock

The Company is authorized to issue 100 million shares of preferred stock, which have liquidation preference over the common stock and are non-voting. As of September 30, 2017 and December 31, 2016, no preferred shares have been issued.

Common Stock

The Company is authorized to issue 300 million shares of common stock and had issued 10,000,000 in connection with the merger with Amplerissimo and had 2,558,553 shares issued prior to the merger.

Under the Exchange Agreement, the Registrant completed the acquisition of all of the issued and outstanding shares of Amplerissimo through the issuance of 10,000,000 restricted shares of Common Stock to Dimitrios Goulielmos, the sole shareholder of Amplerissimo. Immediately prior to the Exchange Agreement transaction, the Registrant had 2,558,553 shares of Common Stock issued and outstanding. Immediately after the issuance of the shares the Registrant had 12,558,553 shares of Common Stock issued and outstanding.

The consideration provided pursuant to the Exchange Agreement was the issuance of 10,000,000 shares of our common stock.

On February 10, 2017 the Company and Decahedron consummated the acquisition of Decahedron SPA. Pursuant to the terms of the Decahedron SPA, the shareholders of Decahedron received an aggregate of 170,000 shares of common stock of the Company, which were delivered at closing in exchange for all of the Ordinary Shares of Decahedron for the Stock Consideration.

Shares Issued for Services

On March 1, 2017, the Company entered into a four-month consulting agreement with a third party investment advisory firm for consideration of 500 restricted shares of common stock to be issued during the period of the agreement for any introductions and related contributions the Company receives as a result of those introductions. As of September 30, 2017, no consideration has been earned and no shares have been issued related to this agreement.

On May 1, 2017, the Company entered into an 8-month consulting agreement with a third party for web design services commencing on May 1, 2017 and terminating on January 1, 2018. As compensation for creating, delivering and maintaining a website, the Company issued 2,000 shares of common stock on May 24, 2017. The shares were valued at $14,400, which was fully recognized in the nine months ended September 30, 2017.

On May 1, 2017, the Company entered into a five-month consulting agreement with a third party advisory firm for consideration of 2,000 shares of the Company’s common stock. The stock was issued on May 25, 2017 and fair valued at $7.20 per share or $14,400, which was fully recognized in the nine months ended September 30, 2017.

F-14

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

On May 8, 2017, the Company entered into a one-year consulting agreement for advisory services with a third party investment relations firm. On May 18, 2017, the Company issued to the consultant 30,000 shares of the Company’s common stock valued at $219,000. The shares are considered to be a fully earned, nonrefundable, non-apportionable and non-ratable retainer as consideration for undertaking the agreement. In addition, the Company will pay the consultant $5,000 per month in cash for the term of the agreement.

On May 25, 2017, the Company entered into a 20-month consulting agreement with a third party advisory firm for consideration of 20,000 shares of the Company’s common stock. The stock was issued on May 25, 2017 and fair valued at $7.70 per share or $154,000, which will be amortized over the length of the agreement. For the nine months ending September 30, 2017, the Company has recorded $32,874 in consulting expense related to this agreement.

As of September 30, 2017 and December 31, 2016, the Company had 12,825,393 and 12,587,053 shares of Common Stock issued and outstanding, respectively.

Potentially Dilutive Securities

On October 1, 2016 the Company granted 12,000 options to an employee of the Company as compensation for being appointed the US Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $2.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 12,000 options fully vested as of September 30, 2017. (See Note 10)

On January 1, 2017 the Company granted 25,000 options to an employee of the Company as compensation for being appointed the International Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $1.00 per share. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 18,750 options fully vested as of September 30, 2017. (See Note 10)

On January 3, 2017 the Company granted 12,000 options to an employee of the Company as compensation for being appointed as a consultant of the Company. The options have an exercise period of five years with an exercise price of $2.00 per share. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 9,000 options fully vested as of September 30, 2017. (See Note 10)

Sales Pursuant to Regulation S

On April 7, 2017, the Company issued shares of common stock and warrants pursuant to a private placement conducted under the exemptions from registration under Regulation S. Each unit sold to investors consists of $35,000 face value purchase price of 5,000 shares plus warrants to purchase the number of equivalent shares. The Company retains the right to accept less than the $35,000 face value from any investor at its discretion.

The Company has entered into the following subscription agreements:

On April 10, 2017, the Company sold 4,580 shares at $7.00 per share for a total purchase price of $32,060 to a private investor. The investor also received 4,580 warrants that were valued using the Black Scholes valuation model to have a fair value of $2,375 (See Note 10).

On April 26, 2017, the Company sold 4,670 shares at $7.00 per share for a total purchase price of $32,690 to a private investor. The investor also received 4,670 warrants that were valued using the Black Scholes valuation model to have a fair value of $1,521 (See Note 10).

On May 16, 2017, the Company sold 790 shares at $7.00 per share for a total purchase price of $5,530 to a private investor. The investor also received 790 warrants that were valued using the Black Scholes valuation model to have a fair value of $130 (See Note 10).

F-15

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

On July 21, 2017, the Company sold 4,300 shares at $5.00 per share for a total purchase price of $21,500 to a private investor. The Company did not grant any warrants to the investor under this agreement.

No options, warrants or other potentially dilutive securities other than those disclosed above have been issued as of September 30, 2017 and December 31, 2016.

NOTE 7 – RELATED PARTY TRANSACTIONS

On the date of our inception, we issued 2 million shares of our common stock to our three officers and directors which were recorded at no value (offsetting increases and decreases in Common Stock and Additional Paid in Capital).

DOC Pharma S.A.

As of September 30, 2017, the Company has a prepaid balance of €347,914 ($410,991) to DOC Pharma S.A., this comprises over 10.3% of the Company’s total prepaid balance. As of December 31, 2016, the Company owed €65 ($69) to DOC Pharma S.A.

On November 1, 2015, the Company entered into a €12,000 ($12,662) Loan Agreement with DOC Pharma S.A, pursuant to which DOC Pharma S.A., paid existing bills of the Company in the amount of €12,000, excluding the Vendor Bills. The loan bears an interest rate of 2% per annum and was due and payable in full on October 31, 2016. As of September 30, 2017, the Company has an outstanding principal balance under this note of €12,000 ($14,176) and accrued interest expense of $612.

Grigorios Siokas

On October 1, 2016, the Company borrowed €5,000 ($5,276) from Mr. Siokas related to its subsidiary’s purchase of additional capital of SkyPharm. The loan is non-interest bearing and has a maturity date of October 1, 2017. During the nine months ending September 30, 2017, the Company borrowed an additional €1,000 ($1,181). The outstanding balance as of September 30, 2017 was €6,000 ($7,088).

During the year ended December 31, 2016, the Company borrowed €90,500 ($95,496) as additional loans payable from Mr. Siokas. During the nine months ended September 30, 2017, the Company borrowed an additional €473,621 ($559,488) and paid back €123,000 ($145,300) of these loans. These loans have no formal agreements and bear no interest. As 1of September 30, 2017, the Company has an outstanding principal balance under these loans of €441,121 ($521,096).

As of September 30, 2017, the Company has recorded €59,646 ($70,459) in prepayments to Mr. Siokas for board of directors fees.

Ourania Matsouki

During the year ended December 31, 2016, the Company borrowed €44,995 ($47,479) from Mrs. Matsouki. During the nine months ended September 30, 2017, the Company borrowed an additional €55,000 ($64,982) and paid back €73,437 ($86,751). These loans have no formal agreement and bear no interest. As of September 30, 2017, the Company has an outstanding principal balance under these loans of €26,558 ($31,373).

Konstantinos Vassilopoulos

During the year ended December 31, 2016, Konstantinos Vassilopoulos, US Finance Manager, paid $10,179 of existing bills of the Company. During the nine months ended September 30, 2017, the Company paid back $9,810. There is no formal agreement related to these transactions. As of September 30, 2017 the outstanding balance under this loan is $369.

F-16

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

Dimitrios Goulielmos

On November 21, 2014, SkyPharm entered into a Loan Agreement with Dimitrios Goulielmos, former Chief Executive Officer and a current director of the Company, pursuant to which the Borrower borrowed €330,000 ($401,115) from Mr. Goulielmos. The Loan bears an interest rate of 2% per annum and was due and payable in full on May 11, 2015. On November 4, 2015, €130,000 ($142,860) in principal and the related accrued interest of €733 ($806) was forgiven and the remaining balance of €200,000 will no longer accrue interest as part of the stock purchase agreement with Grigorios Siokas on November 4, 2015 referenced above. As of December 31, 2016, €60,000 ($63,312) of the loan was paid back. During the nine months ended September 30, 2017 an additional €53,500 ($63,200) was paid back and a principal balance of €86,500 ($102,182) and €0.00 of accrued interest remains.

In connection with the Decahedron SPA, on February 9, 2017, Decahedron, Medihelm S.A. and Nikolaos Lazarou entered into a liability transfer agreement whereby the loan previously provided Decahedron to the Mr. Lazarou prior to the acquisition would be cancelled in exchange for Mr. Lazarou’s personal assumption of approximately £172,310 ($220,988) owed to MediHelm S.A., a creditor of Decahedron.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

NOTE 8 – DEBT

On March 4, 2015, the Company entered into a $9,000 Loan Agreement with Mr. Angelo Drakopoulos, pursuant to which Mr. Drakopoulos paid a $9,000 outstanding bill on behalf of the Company. The loan bears an interest rate of 8% per annum and was due and payable in full on May 5, 2016. As of September 30, 2017, the Company has an outstanding principal balance under this note of $9,000 and accrued interest expense of $1,345.

On November 5, 2015, the Company entered into a Loan Agreement pursuant to which the Company borrowed €20,000 ($21,812), of which proceeds of €10,000 ($10,906) have been received as of December 31 2016. The loan bears an interest rate of 1% per annum and was due and payable in full on November 5, 2016. The Company repaid €2,000 ($2,110) as of December 31, 2016. The Company has repaid an additional €8,000 ($9,450) as of September 30, 2017. The Company has accrued interest expense of €435 ($514) and an outstanding balance under this note of €10,000 ($11,813) as of September 30, 2017.

On November 5, 2015, the Company entered into a Loan Agreement pursuant to which the Company borrowed €80,000 ($87,248) of which proceeds of €70,000 ($76,342) have been received as of December 31, 2016. The loan bears an interest rate of 5% per annum and was due and payable in full on November 5, 2016. As of December 31, 2016, the outstanding balance was €65,000 ($68,588). During the nine months ended September 30, 2017, the Company repaid €55,000 ($64,972) and reversed the €10,000 ($11,813) receivable that was never received.

On November 16, 2015, the Company entered into a Loan Agreement with Panagiotis Drakopoulos, former Director and former Chief Executive Officer, pursuant to which the Company borrowed €40,000 ($43,624) as a note payable from Mr. Drakopoulos. The note bears an interest rate of 6% per annum and was due and payable in full on November 15, 2016. The Company repaid €10,000 ($11,813) during the nine months ended September 30, 2017. As of September 30, 2017, the Company has an outstanding principal balance under this note of €30,000 ($35,439) and accrued interest expense of €4,064 ($4,801).

F-17

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

During the year ended December 31, 2015, the Company borrowed €30,000 ($32,718) as a loan payable from Mr. Panagiotis Drakopoulos, former Director and former Chief Executive Officer. The loan had no formal agreement and bore no interest. During the year ended December 31, 2016, the Company repaid €13,000 ($13,718) of the loan. During the nine months ended September 30, 2016 the Company repaid the remaining €17,000 ($20,082). As of September 30, 2017, the loan has no outstanding balance.

On February 5, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €20,000 ($21,104). The loan bore an interest rate of 6% and had no maturity date. During the nine months ended September 30, 2017, the Company repaid the loan and accrued interest of €1,020 ($1,204) in full.

On March 4, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €50,000 ($52,760) from a third party. On May 04, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed an additional €50,000 ($52,760). The loans bore an interest rate of 6% and a maturity date of March 4, 2017 and May 4, 2017, respectively. During the nine months ended September 30, 2017, the Company repaid both loans and accrued interest of €750 ($886) in full.

On April 19, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €100,000 ($105,520). The loan bore an interest rate of 6% and matured on April 19, 2017. During the nine months ended September 30, 2017, the Company repaid the loan and accrued interest of €3,100 ($3,662) in full.

On April 22, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €38,000 ($40,098). The loan bore an interest rate of 6% and matured on April 22, 2017. During the nine months ended September 30, 2017, the Company repaid the loan and accrued interest of €1,777 ($2,099) in full.

On May 24, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €50,000 ($52,760). The loan bears an interest rate of 6% and matured on May 24, 2017. During the nine months ended September 30, 2017, the Company repaid the principal balance of €50,000 ($59,065) in full. The Company has accrued interest expense of €2,798 ($3,305) as of September 30, 2017.

On October 18, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €10,000 ($10,552). The loan bears an interest rate of 10% and will mature on October 18, 2017. During the nine months ended September 30, 2017, the Company repaid the principal balance of €10,000 ($11,813) in full. The Company has accrued interest expense of €239 ($283) as of September 30, 2017.

Loan Facility Agreement

On August 4, 2016, the Company’s wholly owned subsidiary SkyPharm entered into a Loan Facility Agreement, guaranteed by Grigorios Siokas, with Synthesis Peer-To Peer-Income Fund (the “Loan Facility” the “Lender”). The Loan Facility initially provided SkyPharm with a credit facility of up to $1,292,769 (€1,225,141). Any advance under the Loan Facility accrues interest at a rate of 10% per annum and requires quarterly interest payments commencing on September 30, 2016. The amounts owed under the Loan Facility shall be repayable upon the earlier of (i) three months following the demand of the Lender; or (ii) August 31, 2018. No prepayment is permitted pursuant to the terms of the Loan Facility. The Synthesis Facility Agreement as amended is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas.

On September 13, 2016, Sky Pharm entered into a First Deed of Amendment with the Loan Facility increasing the maximum loan amount to $1,533,020 as a result of the Lender having advanced $240,251 (€227,629) to SkyPharm.

On March 23, 2017, SkyPharm entered into an Amended and Restated Loan Facility Agreement (the “A&R Loan Facility”), with the Loan Facility which increased the loan amount to an aggregate total of $2,664,960 (€2,491,083) as a result of the lender having advanced $174,000 (€164,898) in September 2016, $100,000 (€94,769) in October 2016, $250,000 (€236,922) in November 2016, $452,471 (€428,800) in December 2016, $155,516 (€131,648) in January 2017 and $342,327 (€289,788) in July 2017. The A&R Loan Facility amends and restates certain provisions of the Loan Facility Agreement, dated as of August 4, 2016, by and among the same parties. Advances under the A&R Loan Facility continue to accrue interest at a rate of 10% per annum from the applicable date of each drawdown and require quarterly interest payments. The A&R Facility now permits prepayments at any time. The amounts owed under the A&R Loan Facility shall be repayable upon the earlier of (i) seventy five days following the demand of the Lender; or (ii) August 31, 2018. The A&R Loan Facility is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas (the “Pledged Shares”). The A&R Loan Facility was also amended to provide additional affirmative and negative covenants of Sky Pharm and the Guarantor during the term of loans remain outstanding, including, but not limited to, the consent of the Lender in connection with (i) the Company or any of its subsidiaries incurring any additional indebtedness; or (ii) in the event of any increase in the Company’s issued and outstanding shares of Common Stock, the Pledged Shares shall be increased to an amount equal to a minimum of ten percent (10%) of the issued and outstanding shares of the Company.

F-18

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

As of September 30, 2017, the outstanding balance under this note was $3,007,287 (€2,545,744) and accrued interest expense of $143,761 (€121,697) has been recorded.

The Company recorded €120,000 ($141,756) in debt discounts related to this note. The debt discounts are being amortized over the term of the debt. During the year ended December 31, 2016 the Company amortized a total of $14,507 (€13,748). Amortization of the debt discounts for the nine months ended September 30, 2017 was $52,796 (€47,368).

Bridge Loans

On March 16, 2017 and March 20, 2017, SkyPharm entered into loan agreements with the Synthesis Peer-To Peer-Income Fund (the “Bridge Loans”). The Bridge Loans provided to SkyPharm loans of €42,326 ($50,000) and €100,000 ($118,130), respectively. The Bridge Loans accrue interest at a rate of 10% per annum and were repayable on April 16, 2017 and April 20, 2017, respectively together with all other amounts then accrued and unpaid. On April 16, 2017, the maturity dates were amended for no additional consideration of change in terms and conditions. The maturity dates of both loans were amended and they matured on May 16, 2017 and May 20, 2017, respectively. The Company has accrued interest expense of an aggregate total of €7,335 ($8,665) for both loans and the outstanding balances of these loans was €42,326 ($50,000) and €100,000 ($118,130), respectively, as of September 30, 2017.

On May 5, 2017, SkyPharm entered into a loan agreement with Synthesis Peer-To-Peer Income Fund for €30,449 ($34,745). The loan accrues interest at a rate of 10% per annum and matures on September 30, 2017. The Company as accrued interest expense of €1,201 ($1,418) and the outstanding balance on this loan was €29,413 ($34,745) as of September 30, 2017.

Trade Facility Agreements

On April 10, 2017, Decahedron entered into a Trade Finance Facility Agreement (the “Decahedron Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”). The Decahedron Facility provides the following material terms:

•	The Lender will provide Decahedron a facility of up to €2,750,000 ($2,941,950) secured against Decahedron’s receivables from the sale of branded and generic pharmaceutical sales.

•	The total facility will be calculated as 95% of the agreed upon value of Decahedron’s receivables.

•	The term of the Decahedron Facility will be for 12 months.

•	The obligations of Decahedron are guaranteed by the Company pursuant to a Cross Guarantee and Indemnity Agreement.

•	The Lender has the right to make payments directly to Decahedron’s suppliers.

•	The following fees should be paid in connection with the Decahedron Facility:

	o	2% of the maximum principal amount as an origination fee.

	o	A one percent (1%) monthly fee.

F-19

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

The current draw on the Decahedron Facility is $0.

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “SkyPharm Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”). The SkyPharm Facility provides the following material terms:

•

The Lender will provide SkyPharm a facility of up to €2,000,000 ($2,282,200) secured against SkyPharm’s receivables from the sale of branded and generic pharmaceutical sales. In the event that accounts receivable becomes uncollectible, the Company will be obligated to pay back the notes in full.

•	The total facility will be calculated as 95% of the agreed upon value of Decahedron’s receivables.

•	The term of the SkyPharm Facility will be for 12 months.

•	The obligations of SkyPharm are guaranteed by the Company pursuant to a Cross Guarantee and Indemnity Agreement.

•	The Lender has the right to make payments directly to SkyPharm’s suppliers.

•	The following fees should be paid in connection with the SkyPharm Facility:

	o	2% of the maximum principal amount as an origination fee.

	o	A one percent (1%) monthly fee.

The current draw on the SkyPharm Facility is €5,216,910 ($6,162,736) and the Company has accrued €170,711 ($201,661) in monthly fees related to this agreement. The Company obtained consents from Synthesis Peer-to-Peer Income Fund in connection with obtaining the Lender. On November 16, 2017, the Company signed an amendment to the agreement for the additional proceeds borrowed.

The Company has recorded a total debt discount of €104,338 in origination fees associated with these loans, which will be amortized over the term of the agreements. Amortization of debt discount for the nine months ended September 30, 2017 was €31,295 ($34,881).

None of the above loans were made by any related parties.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. As of September 30, 2017, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

Operating Leases

The Company conducts its operations from an office located in Chicago, Illinois for which beginning in January 2015, the monthly rent expense is $730, which has been paid through December 31, 2015. The lease expired as of November 30, 2015, however, the Company has negotiated and entered into a new lease that commenced as of September 1, 2016 at a rate of $709 per month. Rent expense for the three and nine months ended September 30, 2017 was $2,126 and $6,377, respectively. Rent expense for the three and nine months ended September 30, 2016, was $2,126 and $2,834, respectively.

F-20

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

The offices of Amplerissimo are located in Cyprus for which we paid approximately €110 ($122) per month on a month to month basis. Rent expense for the three and nine months ended September 30, 2017 was €330 ($368) and €990 ($1,103), respectively. Rent expense for the three and nine months ended September 30, 2016 was €330 ($368) and €990 ($1,105), respectively.

The offices of SkyPharm are located in Greece, Thessaloniki, for which we paid approximately €4,325 ($4,802) per month under a six year lease that commenced September 2014. In December 2015, the lease was revised to include an additional rental of the first floor at a rate of €800 ($886) per month. The lease was further revised in March 2016 to include another additional rental of the first floor at a rate of €800 ($886) per month beginning in May 2016. On May 30, 2016, the lease was revised again to include an additional rental of space at a rate of €1,825 ($2,021) per month beginning in June 2016. On March 23, 2017, SkyPharm entered into an additional three year lease at a rate of €1,250 per month that commenced May 2017. Rent expense for the three and nine months ended September 30, 2017 was €27,000 ($30,094) and €76,000 ($84,710), respectively. Rent expense for the three and nine months ended September 30, 2016 was €23,250 ($25,961) and €57,425 ($64,127), respectively.

The offices of Decahedron are located in Flex Meadow, Harlow, for which we pay approximately ₤1,908 ($2,415) per month, under a one year amendment to a lease dated October 25, 2011, which commenced on October 25, 2016. Rent expense from the date of acquisition through September 30, 2017 was ₤15,267 ($19,580).

Intellectual Property Sale Agreement

On October 1, 2016, the Company entered into an Intellectual Property Sale Agreement with Anastasios Tsekas and Olga Parthenea Georgatsou (the “IPSA”) for the purchase of certain intellectual property rights relating to proprietary pharmaceutical formulas and any related technical information arising or related thereto (the “Intellectual Property”). The IPSA provides that the sellers shall be entitled to an aggregate of 200,000 shares of common stock of the Company, none of which have been issued to date, and issuable as follows in equal parts to each seller:

•	50,000 shares upon the successful conclusion of Preclinical Trials.

•	50,000 shares upon the conclusion of Phase I testing.

•	50,000 shares upon the conclusion of Phase II testing.

•	50,000 shares upon the conclusion of Phase III testing.

The Company has agreed to pay Anastasios Tsekas €1,500 per month until the first issuance of the shares referenced above. The Company has also agreed that in the event the Company disposes of the Intellectual Property prior to the periods referenced above, the sellers shall be entitled to the issuance of all the shares referenced above. The Company is in the process of locating a suitable lab to conduct the Preclincal trial phase, which has not yet begun as of the date of filing.

Letter of Intent

On June 21, 2017, the Company signed a new Letter of Intent (LOI) to acquire the outstanding shares of CC Pharma GmbH, a leading re-importer of EU pharmaceuticals to Germany. Under the terms of the LOI, Cosmos Holdings holds the exclusive right to complete its due diligence process and complete the transaction by October 31, 2017. In connection with the non-binding LOI, the Company is required to pay a non-refundable fee of €400,000 ($454,800) to the shareholders of CC Pharma GmbH in connection with the costs of due diligence and the exclusive right to negotiate the terms of the definitive agreements. On July 6, 2017, the Company paid the €400,000 ($454,800) to CC Pharma GmbH and the Company has recorded an expense of €400,000 ($454,800) for the nine months ended September 30, 2017. The Company did not enter into any definitive agreements by October 31, 2017 and is currently negotiating with CC Pharma for an extension. The Company makes no assurances that the parties will enter into any definitive agreements in the future.

F-21

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

Placement Agreement

On August 8, 2017, the Company entered into an agreement with a third party placement agent (the “Agent”) who will serve as the Company’s exclusive placement agent or sole book running manager with respect to any offerings of equity or equity-linked securities as well as any debt offering with the two organizations named in the agreement (the “Offering”) for a period of 120 days. In the event that an Offering is agreed upon by the Agent and the Company, the Company shall provide payment as follows: (1) a cash commission of 6% of the total gross proceeds for two named investors (2) a cash commission of 4% of total gross proceeds from five named investors and (3) excluding the five named investors in “(2)” a cash commission equal to 8% of the total gross proceeds from the Offering and the issuance to the Agent or its designees of warrants covering 8% of the shares of common stock issued or issuable by the Company in the Offering. Additionally, the Agent will receive a cash fee of 8% payable within 5 business days, but only in the event of, the receipt by the Company of any cash proceeds from the exercise of any warrants with an expiration equal to or less than 24 months sold in the Offering.

NOTE 10 – STOCK OPTIONS AND WARRANTS

On October 1, 2016 the Company granted 12,000 options to an employee of the Company as compensation for being appointed the US Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $2.00 per share. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 12,000 options fully vested as of September 30, 2017. The options were valued at $65,290 using the Black Scholes Option Pricing Model with the following inputs: stock price on measurement date: $5.80; Exercise price: $2.00; Option term: 4 years; Computed volatility: 159%. The Company expensed $16,636 in the year ended December 31, 2016. As of September 30, 2017 the Company has expensed an additional $48,654.

On January 1, 2017 the Company entered into an agreement whereby the employee was granted compensation of €1,000 per month and an annual retainer of 25,000 stock options as compensation for being appointed the International Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $1.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly, with a total of 18,750 options fully vested as of September 30, 2017. The options were valued at $195,307 using the Black Scholes Option Pricing Model with the following inputs: stock price on measurement date: $8.20; Exercise price: $1.00; Option term: 4 years; Computed volatility: 136.76%. The fair value of the options will be amortized over a year with $146,079 expensed during the nine months ended September 30, 2017.

On January 3, 2017 the Company determined to create an advisory board and appointed Mr. Orestes Varvitsiotes as its first member. Mr. Varvitsiotes is a registered broker dealer who is currently engaged with Aegis Capital Corp. In connection therewith, the Company entered into an Advisory Board Member Consulting Agreement, dated as of January 3, 2017 whereby an annual retainer of 12,000 stock options was granted as compensation for services. The options have an exercise period of five years with an exercise price of $2.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly, with a total of 9,000 options fully vested as of September 30, 2017. The options were valued at $94,830 using the Black Scholes Option Pricing Model, with the following inputs: stock price on measurement date: $8.20; Exercise price: $2.00; Option term: 5 years; Computed volatility: 155.37%. The fair value of the options will be amortized over the year with $70,796 expensed during the nine months ended September 30, 2017.

F-22

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

A summary of the Company’s option activity during the nine months ended September 30, 2017 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Balance Outstanding, December 31, 2016	12,000	$2.00	3.75	$74,400
Granted	37,000	1.32	3.58	150,800
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, September 30, 2017	49,000	$1.49	3.44	191,600

Exercisable, September 30, 2017	39,750	$1.53	3.41	$153,900

In connection with a private placement that took place on April 7, 2017, the Company issued warrants at a 1:1 ratio for shares purchased by investors. The warrants were valued using the Black Scholes valuation model. A summary of the Company’s warrant activity for the nine months ending September 30, 2017 is as follows:

September 30, 2017
Volatility	76.66%-90.86%
Expected term (in years)	1
Risk-free interest rate	1.07% - 1.11%
Expected dividend yield	None

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, December 31, 2016	-	$-	-	$-
Granted	10,040	30.00	1	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, September 30, 2017	10,040	$30.00	.55	$-

Exercisable, September 30, 2017	10,040	$30.00	.55	$-

NOTE 11 – SUBSEQUENT EVENTS

Purchase of Treasury Shares

Effective October 2, 2017, the Company entered into to a stock purchase agreement dated September 30, 2017, whereby for consideration of $1,387 the Company purchased 138,689 shares of its common stock from a third party investor. The shares were transferred to the Company on October 17, 2017 and will be held in treasury.

F-23

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

Reverse Stock Split

On October 11, 2017, the Company authorized a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of issued and outstanding shares of Common Stock. The reverse stock split was approved and filed in the state of Nevada, and reported on Form 8-K filed on October 11, 2017. On November 21, 2017 the reverse stock split was approved by FINRA and the financial statements have been retroactively restated to reflect the split.

November 15, 2017 Securities Purchase Agreement

On November 15, 2017, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors (the “Buyers”) with which it had no prior relationship, pursuant to which the Company has agreed to issue for a purchase price of $3,000,000, $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”) to the Buyers, convertible into 670,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and warrants to purchase an aggregate of 536,000 shares of Common Stock (the “Warrants”.)

The Notes provide that the Company will repay the principal amount of Notes in equal monthly installments beginning on January 1, 2018 and repeating on the first business day of each calendar month thereafter until the fourteenth month anniversary date of issuance (each a “Installment Date”), and, subject to the Blocker (as defined below), the Company shall pre-deliver up to 670,000 shares of Common Stock to the Buyers in connection therewith (the “Pre-Delivery Shares”). Eighty-five (85%) percent of any cash proceeds received by the Buyers from the sale of Pre-Delivery Shares shall be applied against the particular installment amount due on such Installment Date under the Note. No interest will accrue under the Notes unless and until an Event of Default (as defined) has occurred and is not cured.

The Notes are convertible at any time by the Holder into shares of Common Stock at the rate of $5.00 per share, subject to full ratchet anti-dilution adjustment (the “Conversion Price”). Upon an Event of Default (as defined), the Buyers may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the Volume-Weighted Average Price (as defined, the “VWAP”).

The Notes are senior in right of payment to all existing and future indebtedness of the Company except Permitted Indebtedness (as defined in the Note), including $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing senior loan agreement, plus defined amounts of purchase money indebtedness in connection with bona fide acquisitions.

The Notes include customary Events of Default and provide that the Buyers may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Buyers may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent.

The Warrants have a five year term and are exercisable into a number of shares of Common Stock equal to approximately eighty (80%) percent of the number of shares of Common Stock the Buyers would receive if the Notes were fully converted upon the date of issuance of the Notes. The Warrants are exercisable at $7.50 per share (150% of the conversion price of the Notes) subject to full ratchet anti-dilution protection. The Warrants will be exercisable on a cashless basis if a registration statement is not effective covering the resale of the underlying Warrant Shares.

Conversion of the Notes and exercise of the Warrants are each subject to a blocker provision which prevents any holder from converting or exercising, as applicable, the Notes or the Warrants, into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of the Company’s issued and outstanding Common Stock (each, a “Blocker”).

F-24

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

The Company is required to file, within thirty (30) days of the Closing, a registration statement covering one hundred fifty (150%) percent of the maximum number of shares, underlying the Notes and Warrants pursuant to a registration rights agreement with the Buyers (the “Registration Rights Agreement”).

As a condition to the closing of the Financing, each Buyer, severally, will be required to execute a leak-out agreement (each, a “Leak-Out Agreement”) restricting such Buyer’s sale of shares of Common Stock underlying the Notes and Warrants on any Trading Day to not more than such Buyer’s pro rata allocation of the greater of (x) sales with net proceeds of an aggregate of $20,000 or (y) twenty-five (25%) percent of the daily average trading volume of the Company’s Common Stock. If after the closing of the Financing there is no Event of Default under the Notes, the VWAP of the Company’s Common Stock for three (3) trading days is less than $0.15 per share, the Company may further restrict the Buyers from selling at less than $0.15 per share; provided that the portion of the Notes subject to redemption on each Installment Date shall thereafter double.

Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, will receive a cash commission for this transaction equal to eight (8%) percent of the total gross proceeds of the offering and the issuance of five-year warrants to purchase eight (8%) percent of the shares of Common Stock issued or issuable in this offering (excluding shares of Common Stock issuable upon exercise of any Warrants issued to investors); however, will receive eight (8%) percent of any cash proceeds received from the exercise of any Warrants sold in the offering with an expiration equal to or less than twenty-four (24) months.

Amendment of Trade Facility Agreement

On November 16, 2017, SkyPharm signed an amended agreement with Synthesis Structured Commodity Trade Finance Limited that increased the maximum aggregate facility limit from €2,000,000 to €6,000,000. All other terms of the original agreement remain the same (see Note 8).

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Cosmos Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Cosmos Holdings, Inc. and its subsidiaries (collectively, the "Company") as of December 31, 2016 and 2015 and the related consolidated statements of operations and other comprehensive income (loss), changes in stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cosmos Holdings, Inc. and its subsidiaries as of December 31, 2016 and 2015 and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and an accumulated deficit as of December 31, 2016. These conditions raise significant doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone Bailey, LLP

www.malonebailey.com

Houston, Texas

April 14, 2017, except

For Note 11 (b),

As to which the date is

December 14, 2017

F-26

COSMOS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$716,590	$198,049
Accounts receivable	661,850	96,544
Other receivable	131,900	-
Inventory	464,219	191,874
Prepaid expenses and other current assets	646,530	60,709
Prepaid expenses and other current assets - related party	15,523	-

TOTAL CURRENT ASSETS	2,636,612	547,176

Other assets	429,203	59,916
Property and equipment, net	52,715	50,529

TOTAL ASSETS	$3,118,530	$657,621

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$577,932	$196,420
Accounts payable and accrued expenses - related party	13,759	140,513
Deferred revenue	-	62,210
Notes payable, net of discount of $110,561 and $0, respectively	2,872,472	109,060
Notes payable - related party	160,391	283,831
Loans payable	17,938	32,718
Loans payable - related party	148,250	48,532
Taxes payable	1,080,590	1,032,128

TOTAL CURRENT LIABILITIES	4,871,332	1,905,412

TOTAL LIABILITIES	4,871,332	1,905,412

Commitments and Contingencies	-	-

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 12,587,053 and 12,563,053 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	12,587	12,563
Additional paid-in capital	287,293	246,541
Accumulated other comprehensive loss	(1,050,463)	(1,105,678)
Accumulated deficit	(1,002,219)	(401,217)

TOTAL STOCKHOLDERS' DEFICIT	(1,752,802)	(1,247,791)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,118,530	$657,621

The accompanying notes are an integral part of these consolidated financial statements.

F-27

COSMOS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2016	2015

REVENUE
Revenue	6,755,436	$533,802

COST OF REVENUE	6,154,396	484,809

GROSS PROFIT	601,040	48,993

OPERATING EXPENSES
General and administrative expenses	794,099	486,036
Depreciation expense	9,448	5,416
TOTAL OPERATING EXPENSES	803,547	491,452

LOSS FROM OPERATIONS	(202,507)	(442,459)

OTHER INCOME (EXPENSE)
Interest income	-	1,063
Other income	19	814
Interest expense - related party	(264)	(3,481)
Interest expense	(205,750)	(86,898)
Other expense	(12,764)	(6,000)
Write off on investment of B2IN	-	(6,150,508)
Foreign currency transaction loss	(178,967)	(240)
TOTAL OTHER INCOME (EXPENSE)	(397,726)	(6,245,250)

LOSS BEFORE INCOME TAXES	(600,233)	(6,687,709)

INCOME TAX BENEFIT (EXPENSE)	(769)	(203)

NET LOSS	(601,002)	(6,687,912)

OTHER COMPREHENSIVE LOSS
Foreign currency translation gain (loss)	55,215	(424,713)

TOTAL OTHER COMPREHENSIVE LOSS	(545,787)	$(7,112,625)

BASIC NET LOSS PER SHARE	(0.05)	$(0.53)
DILUTED NET LOSS PER SHARE	(0.05)	$(0.53)
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	12,564,824	12,561,598
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	12,564,824	12,561,598

The accompanying notes are an integral part of these consolidated financial statements.

F-28

Cosmos Holdings, Inc.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Preferred Stock		Common Stock		Additional	Retained	Accumulated Other	Total Stockholders'
	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	Earnings(Deficit)	Comprehensive loss	Equity (Deficit)

Balances at December 31, 2014	-	-	12,558,553	12,559	(144,666)	6,286,695	(680,965)	5,473,623

Issuance of common stock for consulting services	-	-	4,500	4	28,348	-	-	28,352
Foreign currency translation effect	-	-	-	-	-	-	(424,713)	(424,713)
Related party forgiveness of debt	-	-	-	-	362,859		-	362,859
Net loss	-	-	-	-	-	(6,687,912)	-	(6,687,912)
Balance at December 31, 2015	-	$-	12,563,053	$12,563	$246,541	$(401,217)	$(1,105,678)	$(1,247,791)

Foreign currency translation effect	-	-	-	-	-	-	55,215	55,215
Issuance of common stock for the exercise of options	-	-	24,000	24	23,976	-	-	24,000
Stock option expense	-	-	-	-	16,636	-	-	16,636
Contribution of capital by an officer	-	-	-	-	140	-	-	140
Net loss		-	-	-	-	(601,002)	-	(601,002)
Balance at December 31, 2016	-	$-	12,587,053	$12,587	$287,293	$(1,002,219)	$(1,050,463)	$(1,752,802)

The accompanying notes are an integral part of these consolidated financial statements.

F-29

COSMOS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(601,002)	$(6,687,912)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation expense	9,448	5,416
Amortization of debt discount	16,063	-
Stock-based compensation	16,636	28,352
Write off of investment of B2IN	-	6,150,508
Changes in Assets and Liabilities:
Accounts receivable	(565,306)	(96,544)
Inventory	(272,345)	(191,874)
Prepaid expenses	(585,821)	(28,209)
Prepaid expenses - related party	(15,523)	-
Other assets	(369,287)	(28,503)
Accounts payable and accrued expenses	381,512	53,169
Accounts payable and accrued expenses - related party	(126,754)	140,513
Taxes payable	48,508	95,785
Deferred revenue	(62,210)	62,210
NET CASH USED IN OPERATING ACTIVITIES	$(2,126,081)	$(497,089)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	$(12,816)	$-
Payment of financing management fee	(131,900)	(43,952)
NET CASH USED IN INVESTING ACTIVITIES	$(144,716)	$(43,952)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of related party note payable	$(63,312)	$163,624
Payment of note payable	(176,218)	-
Proceeds from note payable	2,871,993	87,248
Payment of related party loan	(15,300)	(3,000)
Proceeds from related party loan	148,250	48,532
Proceeds from loan payable	-	32,718
Payment of loans payable	(45,374)	-
Proceeds from the exercise of stock options	24,000	-
Capital contribution	140	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	$2,744,179	$329,122

Effect of exchange rate changes on cash	$45,159	$(36,636)

NET INCREASE (DECREASE) IN CASH	518,541	(248,555)
CASH AT BEGINNING OF YEAR	198,049	446,604
CASH AT END OF YEAR	$716,590	$198,049
Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest	$30,396	$-
Income Tax	$-	$-
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Note payable issued for payment of accounts payable	$-	$22,202
Proceeds receivable from issuance of loan agreement	-	21,812
Forgiveness of debt by related party	$-	$362,859

The accompanying notes are an integral part of these consolidated financial statements.

F-30

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

December 31, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Cosmos Holdings, Inc. ("Cosmos", "The Company", "we", or "us") was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009 for the purpose of acquiring and operating commercial real estate and real estate related assets.

On September 27, 2013 (the "Closing"), Cosmos Holdings, Inc. a Nevada corporation ("Cosmos Holdings, Inc." or the "Registrant"), closed a reverse take-over transaction by which it acquired a private company whose principal activities are the trading of products, providing representation, and provision of consulting services to various sectors. Pursuant to a Share Exchange Agreement (the "Exchange Agreement") between the Registrant and Amplerissimo Ltd, a company incorporated in Cyprus ("Amplerissimo"), the Registrant acquired 100% of Amplerissimo's issued and outstanding common stock.

On August 1, 2014, we, through our Cypriot subsidiary Amplerissimo, formed SkyPharm S.A. a Greek Corporation ("SkyPharm") whose principal activities and operations are the development, marketing and sales of pharmaceutical and cosmetic products.

The Company had $6,755,436 total revenues and expended approximately $6,957,943 for the year ended December 31, 2016, in connection with these operations.

Going Concern

The Company's consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company generated a net loss of $601,002 for the year ended December 31, 2016, and has a working capital deficit of $2,234,720 and an accumulated deficit of $1,002,219 as of December 31, 2016. These conditions raise substantial doubt of the Company’s ability to continue as a going concern. The Company has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and by sale of common shares. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying consolidated financial statements have been prepared in accordance with principles generally accepted in the United States of America.

Principles of Consolidation

Our consolidated accounts include our accounts and the accounts of our wholly-owned subsidiaries, Amplerissimo Ltd and SkyPharm S.A. All significant intercompany balances and transactions have been eliminated

F-31

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2016 and December 31, 2015, there were no cash equivalents.

The Company maintains bank accounts in the United States denominated in U.S. Dollars and in the Republic of Cyprus, in Greece and in Bulgaria all of them denominated in Euros. For the year ended December 31, 2016, the amounts in these accounts were $3,143 and $19,876 (the Euro equivalent of which was €18,836). At December 31, 2015, the amounts in these accounts were $(190) and $7,808 (the Euro equivalent of which was €7,159).

Account Receivable

Accounts receivable are stated at their net realizable value. The allowance for doubtful accounts against gross accounts receivable reflects the best estimate of probable losses inherent in the receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information.

Inventory

Inventory is stated at the lower of cost or market value using the weighted average method. Inventory consists primarily of finished goods and packaging materials, i.e. packaged pharmaceutical products and the wrappers and containers they are sold in. A periodic inventory system is maintained by 100% count. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment.

We write-down inventories to net realizable value based on forecasted demand and market conditions, which may differ from actual results.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the useful lives (except for leasehold improvements which are depreciated over the lesser of the lease term or the useful life) of the assets as follows:

Estimated Useful Life
Furniture and fixtures	5–7 years
Office and computer equipment	3-5 years

Depreciation expense was $9,448 and $5,416 for the years ended December 31, 2016 and December 31, 2015, respectively.

F-32

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

Impairment of Long-Lived Assets

In accordance with ASC 360-10, Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Fair Value Measurement

The Company adopted FASB ASC 820-Fair Value Measurements and Disclosures, or ASC 820, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company's financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The Company did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2016.

Cash is considered to be highly liquid and easily tradable as of December 31, 2016 and therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option, or ASC 825-10-25, was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

Revenue Recognition

We consider revenue recognizable when persuasive evidence of an arrangement exists, the price is fixed or determinable, goods or services have been delivered, and collectability is reasonably assured. These criteria are assumed to have been met if a customer orders an item, the goods or services have been shipped or delivered to the customer, and we have sufficient evidence of collectability, such a payment history with the customer. Revenue that is billed and received in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided.

F-33

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

Stock-based Compensation

The Company records stock based compensation in accordance with ASC section 718, "Stock Compensation" and Staff Accounting Bulletin (SAB) No. 107 (SAB 107) issued by the SEC in March 2005 regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The Company values any employee or non-employee stock based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 505-50 "Equity-Based Payments to Non-Employees".

Foreign Currency Translations and Transactions

Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders' equity until the entity is sold or substantially liquidated.

Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity's local currency) are included in net earnings.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable.

The following tables show the number of the Company's clients which contributed 10% or more of revenue and accounts receivable, respectively:

	Year Ended December 31,	Year Ended December 31,
	2016	2015

Number of 10% clients	2	2
Percentage of total revenue	52.49%	87.21%
Percentage of total AR	26.09%	46.97%

Income Taxes

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-34

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

The Company is liable for income taxes in the Republic of Cyprus and Greece. The corporate income tax rate in Cyprus is 12.5% and 29% in Greece and tax losses are carried forward for five years effective January 1, 2013 (prior to 2013, losses were carried forward indefinitely). Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At December 31, 2016 the Company has maintained a valuation allowance against all net deferred tax assets in each jurisdiction in which it is subject to income tax.

We recognize the impact of an uncertain tax position in our financial statements if, in management's judgment, the position is not more-likely-then-not sustainable upon audit based on the position's technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. As of December 31, 2016 the Company has no uncertain tax positions recorded in any jurisdiction where it is subject to income tax.

Basic and Diluted Net Income (Loss) per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the periods presented. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share for each of the years ended December 31, 2015 and 2016 is the same due to the anti-dilutive nature of potential common stock equivalents.

Recent Accounting Pronouncements

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of the revenue standard issued in 2014, ASU 2014-09, Revenue from Contracts with Customers. In response to stakeholders' requests to defer the effective date of the guidance in ASU 2014-09 and in consideration of feedback received through extensive outreach with preparers, practitioners, and users of financial statements, the FASB proposed deferring the effective date of ASU 2014-09. Respondents to the proposal overwhelmingly supported a deferral. Respondents noted that providing sufficient time for implementation of the guidance in ASU 2014-09 is critical to its success.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, which requires that an entity classify deferred tax assets and liabilities as noncurrent on the balance sheet. Prior to the issuance of the standard, deferred tax assets and liabilities were required to be separated into current and noncurrent amounts on the basis of the classification of the related asset or liability. This ASU is effective for the Company on April 1, 2017, with early adoption permitted. The adoption of ASU No. 2015-17 is not expected to have a material impact on the Company's condensed consolidated financial statements or related disclosures.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

NOTE 2 – LOAN RECEIVABLE

On February 28, 2016, the Company entered into an agreement with Synthesis Management Limited (“Synthesis Management”) to loan €125,000 ($131,900) to Synthesis Management for the purpose of paying a financing management fee. The Company made the payment to Synthesis Management on September 28, 2016. The loan is non-interest bearing and has a maturity date of December 31, 2016. As of the date of filing, the Company has agreed to extend the maturity date of the loan until December 31, 2017, however no formal written amendment has been delivered.

F-35

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

NOTE 3 – CAPITAL STRUCTURE

Common Stock

The Company is authorized to issue 300 million shares of common stock and had issued 100,000,000 in connection with the merger and had 2,558,553 shares issued prior to the merger.

Under the Exchange Agreement, the Registrant completed the acquisition of all of the issued and outstanding shares of Amplerissimo through the issuance of 10,000,000 restricted shares of Common Stock to Dimitrios Goulielmos, the sole shareholder of Amplerissimo. Immediately prior to the Exchange Agreement transaction, the Registrant had 2,558,553 shares of Common Stock issued and outstanding. Immediately after the issuance of the shares the Registrant had 12,558,553 shares of Common Stock issued and outstanding.

The consideration provided pursuant to the Exchange Agreement was the issuance of 10,000,000 shares of our common stock.

On April 28, 2015, the Company issued 4,500 shares of common stock to Hellenic American Securities for consulting services and has recorded consulting expense of $28,352 for the year ended December 31, 2015 based on the share price on the date of issuance. The terms of the consulting agreement call for payments of $1,000 per month plus 18,000 shares on an annual basis which will be issued quarterly. As of November 19, 2015, this agreement has been terminated due to lack of service. No additional shares will be issued under this agreement.

On November 4, 2016, the Board of Directors authorized the exercise of stock options held by a former director to purchase 24,000 shares of common stock and the Company recorded $24,000 in proceeds. (See Note 10.)

As of December 31, 2016 and 2015, the Company had 12,587,053 and 12,563,053 shares of Common Stock issued and outstanding, respectively.

Preferred Stock

The Company is authorized to issue 100 million shares of preferred stock, which have liquidation preference over the common stock and are non-voting. As of December 31, 2016 and 2015, no preferred shares have been issued.

Potentially Dilutive Securities

On October 1, 2016 the Company granted 12,000 options to an employee of the Company as compensation for being appointed the US Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $2.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 3,000 options fully vested as of December 31, 2016. (See Note 10.)

No options, warrants or other potentially dilutive securities other than those disclosed above have been issued as of December 31, 2016 and 2015.

F-36

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

NOTE 4 – INCOME TAXES

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2016 and 2015 is as follows:

	12/31/2016	12/31/2015
US
Income before income taxes	$(592,288)	$(6,687,709))
Taxes under statutory US tax rates	$(201,378)	$(2,273,821))
Increase (decrease) in taxes resulting from:
Increase (decrease) in valuation allowance	$193,451	$159,457
Foreign tax rate differential	$19,122	$2,126,593
Permanent differences	$360	$183
State taxes	$(11,594)	$(12,412))
Income tax expense	$(39)	$-

The increase in the Company's effective tax rate in the previous years was primarily attributable to an increase in revenue in Cyprus, which maintains a corporate income tax rate of 12.5%. The corporate income tax rate in Greece is 29%.The net increase in the valuation allowance was caused by the reversal of certain financial reporting accruals that were not previously deducted for tax.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities consist of the following:

	12/31/2016	12/31/2015
US
Net operating loss carry forward	$329,848	$247,025
Greece
Net operating loss carry forward	176,443	77,319
Cyprus
Net operating loss carry forward	11,052	11,018
Total deferred tax asset	517,343	335,362
Valuation allowance	(517,343)	(335,362)
Deferred tax asset, net	$--	$-

At December 31, 2016, the Company had US net operating loss carry forwards of approximately $329,848 that may be offset against future taxable income, subject to limitation under IRC Section 382, which begin to expire in 2031. At December 31, 2016, the Company had Greece net operating loss carry forwards of approximately $176,443 that may be offset against future taxable income which begin to expire in 2019. During the period ending December 31, 2016, the Company generated Cyprus net operating loss carry forwards of $11,052 which may be carryforward for five (5) years. The Company does not anticipate to generate taxable income in Cyprus in excess of its Cyprus net operating losses No tax benefit has been reported in the December 31, 2016 or 2015 consolidated financial statements due to the uncertainty surrounding the realizability of the benefit, based on a more likely than not criteria and in consideration of available positive and negative evidence.

The Company asserts that it will indefinitely reinvest the unremitted earnings and profits generated by Amplerissimo, their Cyprus subsidiary, in 2015. Accordingly, no US deferred tax liability has been established for the unremitted earnings and profits generated in Cyprus.

F-37

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

December 31, 2016

The Company applied the "more-likely-than-not" recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of December 31, 2016 and December 31, 2015, respectively.

The Company has elected to classify interest and penalties that would accrue according to the provisions of relevant tax law as interest and other expense, respectively. As of December 31, 2016 the Company has accrued approximately $86,409 in other expense.

The Company's tax years since inception through 2016 remain open to examination by most taxing authorities.

Taxes payable are $1,080,590 and $1,032,128 as of December 31, 2016 and December 31, 2015, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

On the date of our inception, we issued 2 million shares of our common stock to our three officers and directors which were recorded at no value (offsetting increases and decreases in Common Stock and Additional Paid in Capital).

DOC Pharma S.A.

As of December 31, 2016, the Company has a prepaid balance of €65 ($69) to DOC Pharma S.A., this comprises over 13% of the Company's total prepaid balance. As of December 31, 2015, the Company owed €111,000 ($121,063) to DOC Pharma S.A.

On November 1, 2015, the Company entered into a €12,000 ($12,662) Loan Agreement with DOC Pharma S.A, pursuant to which DOC Pharma S.A., paid existing bills of the Company in the amount of €12,000, excluding the Vendor Bills. The loan will bear an interest rate of 2% per annum and will be due and payable in full on October 31, 2016. As of December 31, 2016, the Company has an outstanding principal balance under this note of €12,000 ($12,662) and accrued interest expense of $308.

Grigorios Siokas

As of December 31, 2016 the Company has prepaid expenses of €14,646 ($15,454) related to board of directors' fees and related taxes for Grigorios Siokas, Chief Executive Officer. During the year ended December 31, 2015, the Company borrowed €10,000 ($10,906) as loan payable from Mr. Grigorios Siokas. The loan has no formal agreement and bears no interest. During the year ended December 31, 2016, this loan has been paid back in full.

On October 1, 2016, the Company borrowed €5,000 ($5,276) from Mr. Siokas related to its subsidiary’s purchase of additional capital of SkyPharm. The loan is non-interest bearing and has a maturity date of October 1, 2017. The outstanding balance as of December 31, 2016 was €5,000 ($5,276).

During the year ended December 31, 2016, the Company borrowed €90,500 ($95,496) as an additional loan payable from Mr. Siokas. This loan has no formal agreement and bears no interest. As of December 31, 2016, the Company has an outstanding principal balance under this loan of €90,500 ($95,496).

F-38

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

Ourania Matsouki

During the year ended December 31, 2015, the Company borrowed €4,500 ($4,908) from Mrs. Ourania Matsouki, wife of Mr. Grigorios Siokas, Chief Executive Officer. This loan has no formal agreement and bears no interest. This loan was paid back in full during the year ended December 31, 2016.

During the year ended December 31, 2016, the Company borrowed an additional €44,995 ($47,479) from Mrs. Matsouki. This loan has no formal agreement and bears no interest. As of December 31, 2016, the Company has an outstanding principal balance under this loan of €44,995 ($47,479).

Konstantinos Vassilopoulos

During the year ended December 31, 2016, Konstantinos Vassilopoulos, US Finance Manager, paid $10,179 of existing bills of the Company. There is no formal agreement related to these transactions.

Dimitrios Goulielmos

On August 17, 2015, the Company entered into a Loan Agreement with Dimitrios Goulielmos, former Chief Executive Officer and a current Director of the Company, pursuant to which the Company borrowed $50,000 from Mr. Goulielmos. The loan will bear an interest rate of 2% per annum and is due and payable in full on December 15, 2016. As documented in Form 8-K that was filed on November 09, 2015, the loan amount has been fully forgiven by Mr. Goulielmos and was written off as of December 31, 2015.

On March 27, 2015, the Company entered into a Loan Agreement with Dimtrios Goulielmos, former Chief Executive Officer and a current Director of the Company, pursuant to which the Company borrowed $70,000 from Mr. Goulielmos. The loan will bear an interest rate of 2% per annum and is due and payable in full on December 15, 2015. As documented in Form 8-K that was filed on November 09, 2015, the loan amount has been fully forgiven by Mr. Goulielmos and was written off as of December 31, 2015.

On December 29, 2014, the Company entered into a Loan Agreement with Dimitrios Goulielmos, former Chief Executive Officer and a current director of the Company, pursuant to which the Company borrowed $100,000 from Mr. Goulielmos. The Loan will bear an interest rate of 2% per annum and will be due and payable in full on June 30, 2015. As documented in Form 8-K that was filed on November 09, 2015, the loan amount has been fully forgiven by Mr. Goulielmos and was written off as of December 31, 2015.

On November 21, 2014, SkyPharm entered into a Loan Agreement with Dimitrios Goulielmos, former Chief Executive Officer and a current director of the Company, pursuant to which the Borrower borrowed €330,000 ($401,115) from Mr. Goulielmos. The Loan will bear an interest rate of 2% per annum and will be due and payable in full on May 11, 2015. On November 4, 2015, €130,000 ($142,860) in principal and the related accrued interest of €733 ($806) was forgiven and the remaining balance of €200,000 will no longer accrue interest as part of the stock purchase agreement with Grigorios Siokas on November 4, 2015 referenced above. As of December 31, 2016, €60,000 ($63,312) of the loan was paid back, and a principal balance of €140,000 ($147,728) and €0.00 of accrued interest remains.

During 2015, the aggregate forgiveness of related party notes of $362,859 was accounted for as a capital transaction.

In 2014, the aggregate forgiveness of accrued salaries resulted in a gain of $173,092.

On December 29, 2014, the Company borrowed $3,000 from Dimitrios Goulielmos, former Chief Executive Officer and a current director of the Company. The loan was non-interest bearing and was repaid in full in January 2015.

F-39

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

November 2015 Stock Purchase Agreement

On November 4, 2015, Mr. Dimitrios Goulielmos (the "Seller") and Mr. Grigorios Siokas (the "Buyer") entered into a stock purchase agreement, whereby Mr. Goulielmos sold 9,500,000 shares of common stock to Mr. Siokas for $1.00. As part of the agreement, the Seller forgave and released the Company and the Company's subsidiary from all claims except for the repayment of €200,000 that was loaned by the Seller to SkyPharm. In exchange, the Buyer pledged to pay various obligations of the Company as listed in the Annex of the agreement as follows: $16,357 to Malone Bailey, $3,000 in accounting fees, $2,400 to Terzis, the Amplerissimo tax liability of €817,811 and various other obligations estimated between $5,000 and $10,000 (collectively the "Vendor Bills"). The Company subsequently paid the Vendor Bills. Notwithstanding the non-payment of the Vendor Bills by the buyer at that time, in connection with the sale of common stock to Mr. Siokas, on February 26, 2016, Dimitrios Goulielmos resigned from his positions as Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") of Cosmos Holdings, Inc. (the "Company") but retained his position as a director on the Board of Directors. The Board of Directors appointed Grigorios Siokas to the offices of CEO and CFO and elected him to fill a vacancy and serve on the Board of Directors and as the Chairman of the Board.

We believe that all related party transactions were on terms at least as favorable as we would have secured in arm's-length transactions with third parties. Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

NOTE 6 – DEBT

On March 4, 2015, the Company entered into a $9,000 Loan Agreement with Mr. Angelo Drakopoulos, pursuant to which Mr. Drakopoulos paid a $9,000 outstanding bill on behalf of the Company. The loan will bear an interest rate of 8% per annum and will be due and payable in full on May 5, 2016. As of December 31, 2016, the Company has an outstanding principal balance under this note of $9,000 and accrued interest expense of $814.

On November 5, 2015, the Company entered into a Loan Agreement pursuant to which the Company borrowed €20,000 ($21,812), of which proceeds of €10,000 ($10,906) have been received as of December 31 2016. The loan will bear an interest rate of 1% per annum and is due and payable in full on November 5, 2016. The Company has repaid €2,000 ($2,110) as of December 31, 2016. The Company has accrued interest expense of €414 ($437) and an outstanding balance under this note of €18,000 ($18,994) as of December 31, 2016.

On November 5, 2015, the Company entered into a Loan Agreement pursuant to which the Company borrowed €80,000 ($87,248) of which proceeds of €70,000 ($76,342) have been received as of December 31, 2016. The loan will bear an interest rate of 5% per annum and is due and payable in full on November 5, 2016. The Company has accrued interest expense of €8,315 ($8,774) as of December 31, 2016. The outstanding balance under this note was €65,000 ($68,588) as of December 31, 2016.

On November 16, 2015, the Company entered into a Loan Agreement with Panagiotis Drakopoulos, former Director and former Chief Executive Officer, pursuant to which the Company borrowed €40,000 ($43,624) as a note payable from Mr. Drakopoulos. The note will bear an interest rate of 6% per annum and is due and payable in full on November 15, 2016. As of December 31, 2016, the Company has an outstanding principal balance under this note of €40,000 ($42,208) and accrued interest expense of €2,710 ($2,860).

During the year ended December 31, 2015, the Company borrowed €30,000 ($32,718) as a loan payable from Mr. Panagiotis Drakopoulos, former Director and former Chief Executive Officer. The loan has no formal agreement and bear no interest. During the year ended December 31, 2016, the Company repaid €13,000 ($13,718) of the loan. As of December 31, 2016, the Company has an outstanding principal balance under this note of €17,000 ($17,938).

F-40

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

During the year ended December 31, 2015, the Company borrowed €30,000 ($32,718) from a third party. There was no formal agreement and the loan bears no interest. During the year ended December 31, 2016 this loan was paid back in full.

On January 6, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €150,000 ($158,280). The loan will bear an interest rate of 1% per annum and is due and payable in full on February 6, 2016. As of December 31, 2016, the loan and accrued interest of €458 ($483) was paid back by in full by the Company.

On February 5, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €20,000 ($21,104). The loan will bear an interest rate of 6% and has no maturity date. The Company has accrued interest expense of €1,090 ($1,150) as of December 31, 2016. The outstanding balance under this note was €20,000 ($21,104) as of December 31, 2016.

On March 4, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €50,000 ($52,760). The loan will bear an interest rate of 6% and a maturity date of March 4, 2017. The Company has accrued interest expense of €0.00 as of December 31, 2016. The outstanding balance under this note was €50,000 ($52,760) as of December 31, 2016.

On April 19, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €100,000 ($105,520). The loan will bear an interest rate of 6% and will mature on April 19, 2017. The Company has accrued interest expense of €2,226 ($2,349) as of December 31, 2016. The outstanding balance under this note was €100,000 ($105,520) as of December 31, 2016.

On April 22, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €38,000 ($40,098). The loan will bear an interest rate of 6% and will mature on April 22, 2017. The Company has accrued interest expense of €1,587 ($1,675) as of December 31, 2016. The outstanding balance under this note was €38,000 ($40,098) as of December 31, 2016.

On May 04, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €50,000 ($52,760). The loan will bear an interest rate of 6% and will mature on May 4, 2017. The Company has accrued interest expense of €560 ($590) as of December 31, 2016. The outstanding balance under this note was €50,000 ($52,760) as of December 31, 2016.

On May 24, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €50,000 ($52,760). The loan will bear an interest rate of 6% and will mature on May 24, 2017. The Company has accrued interest expense of €1,827 ($1,928) as of December 31, 2016. The outstanding balance under this note was €50,000 ($52,760) as of December 31, 2016.

On October 18, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €10,000 ($10,552). The loan will bear an interest rate of 10% and will mature on October 18, 2017. The Company has accrued interest expense of €203 ($214) as of December 31, 2016. The outstanding balance under this note was €10,000 ($10,552) as of December 31, 2016.

Loan Facility Agreement

On August 4, 2016, the Company's wholly owned subsidiary SkyPharm entered into a Loan Facility Agreement, guaranteed by Grigorios Siokas, with Synthesis Peer-To Peer-Income Fund (the "Loan Facility" the “Lender”). The Loan Facility initially provided SkyPharm with a credit facility of up to $1,292,769 (€1,225,141). Any advance under the Loan Facility accrues interest at a rate of 10% per annum and requires quarterly interest payments commencing on September 30, 2016. The amounts owed under the Loan Facility shall be repayable upon the earlier of (i) three months following the demand of the lender; or (ii) August 31, 2018. No prepayment is permitted pursuant to the terms of the Loan Facility. The Synthesis Facility Agreement is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas.

F-41

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

On September 13, 2016, Sky Pharm entered into a First Deed of Amendment with the Loan Facility increasing the maximum loan amount to $1,533,020 as a result of the lender having advanced $240,251 (€227,629) to SkyPharm.

On March 23, 2017, SkyPharm entered into a Second Deed of Amendment with the Loan facility which increased the loan amount to an aggregate total of $2,664,960 (€2,525,550) as a result of the lender having advanced $174,000 (€164,898) in September, $100,000 (€94,769) in October 2016, $250,000 (€236,922) in November 2016, $452,471 (€428,800) in December 2016 and $155,516 (€147,381) in January 2017.

As of December 31, 2016, the outstanding balance under this note was $2,509,444 (€2,378,169) and accrued interest expense of €49,928 ($47,316) has been recorded.

The Company recorded €120,000 ($126,624) in debt discounts related to this note. The debt discounts are being amortized over the term of the debt. Amortization of the debt discounts for the year ended December 31, 2016 was €14,507 ($16,063).

None of the above loans were made by any related parties.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. As of December 31, 2016, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

Operating Leases

The Company conducts its operations from an office located in Chicago, Illinois for which beginning in January 2015, the monthly rent expense is $730, which has been paid through December 31, 2015. The lease expired as of November 30, 2015, however, the Company has negotiated and entered into a new lease that commenced as of June 1, 2016 at a rate of $709 per month. Rent expense for the years ended December 31, 2016 and 2015, was $4,960 and $12,053, respectively.

The offices of Amplerissimo are located in Cyprus for which we paid approximately €110 ($122) per month under a one year lease which expired in July 2013 and was renewed through July 2015, whereupon rent continued to be paid by the Company on a month to month basis. Rent expense for the years ended December 31, 2016 and 2015 was €1,320 ($1,462) and €1,320 ($1,462), respectively.

The offices of SkyPharm are located in Greece, Thessaloniki, for which we paid approximately €4,325 ($4,802) per month under a six year lease that commenced September 2014. In December 2015, the lease was revised to include an additional rental of the first floor at a rate of €800 ($886) per month. The lease was further revised in March 2016 to include another additional rental of the first floor at a rate of €800 ($886) per month beginning in May 2016. On May 30, 2016, the lease was revised again to include an additional rental of space at a rate of €1,825 ($2,021) per month beginning in June 2016. Rent expense for the years ended December 31, 2016 was €80,675 ($89,323) and €54,597 ($60,614) respectively.

F-42

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

Intellectual Property Sale Agreement

On October 1, 2016, the Company entered into an Intellectual Property Sale Agreement with Anastasios Tsekas and Olga Parthenea Georgatsou (the “IPSA”) for the purchase of certain intellectual property rights relating to proprietary pharmaceutical formulas and any related technical information arising or related thereto (the “Intellectual Property”). The IPSA provides that the sellers shall be entitled to an aggregate of 200,000 shares of common stock of the Company, none of which have been issued to date, and issuable as follows in equal parts to each seller:

•	50,000 shares upon the successful conclusion of Preclinical Trials.
•	50,000 shares upon the conclusion of Phase I testing.
•	50,000 shares upon the conclusion of Phase II testing.
•	50,000 shares upon the conclusion of Phase III testing.

The Company has agreed to pay Anastasios Tsekas €1,500 per month until the first issuance of the shares referenced above. The Company has also agreed that in the event the Company disposes of the Intellectual Property prior to the periods referenced above, the sellers shall be entitled to the issuance of all the shares referenced above.

NOTE 8 – EARNINGS PER SHARE

Basic net income (loss) per share is computed by dividing net income (loss) attributable to the Company, decreased with respect to net income or increased with respect to net loss by dividends declared on preferred stock by using the weighted-average number of common shares outstanding. The dilutive effect of incremental common shares potentially issuable under outstanding options, warrants and restricted shares is included in diluted earnings per share in 2016 and 2015 utilizing the treasury stock method. The computations of basic and diluted per share data were as follows:

	12/31/2016	12/31/2015

Net (loss) income	$(601,002)	$(6,687,912)
Weighted average common shares outstanding – basic	12,564,824	12,561,598
Option awards	8,074	20,687
Weighted average common shares outstanding - dilutive	12,564,824	12,561,598
Basic and Diluted	(0.05)	(0.53)

NOTE 9 – DEPOSIT ON PENDING ACQUISITION

On August 19, 2014, Amplerissimo Ltd., a company incorporated in Cyprus and a subsidiary of the Company ("Amplerissimo") entered into a Share Purchase Agreement (the "Purchase Agreement") with B2IN S.A., a corporation organized under the laws of Greece ("B2IN"), Unilog Logistics S.A., a corporation organized under the laws of Greece and a wholly owned subsidiary of B2IN ("Unilog"), and Wilot Limited, a corporation organized under the laws of Cyprus ("Seller"). The transaction contemplated that, at the closing (the "Closing"), Amplerissimo would have acquired from Seller all of the outstanding capital stock of B2IN for a purchase price of seven million euros (€7,000,000) or approximately $7,634,000. As of December 31, 2015, €5,540,000 ($6,041,924) of this purchase price was paid to the Seller by Amplerissimo. The Company did not consummate the closing of the transaction; however, the Company has determined that the Seller will not refund any of the amounts previously paid to B2IN. Accordingly, as of December 31, 2015, €5,540,000 ($6,041,924) was written off and the balance of the deposit account is €0.00.

F-43

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

NOTE 10 - STOCK OPTIONS

On January 5, 2013, the Company granted 96,000 options to a former director, 72,000 of which were forfeited in a subsequent period. The options have an exercise period of four years with an exercise price of $1.00. In the event that the former director ceases to serve on the Board of Directors for any reason, the Director is entitled to a pro-rata portion of the annual options. The options were valued at $43,151 using the Black Scholes Option Pricing Model with the following inputs: stock price on measurement date: $1.80; Exercise price: $1.00; Option term: 4 years; Computed volatility: 448%. On November 4, 2016, the Board of Directors authorized the exercise of stock options held by the former director to purchase 24,000 shares of common stock.

On October 1, 2016 the Company granted 12,000 options to an employee of the Company as compensation for being appointed the US Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $2.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 3,000 options fully vested as of December 31, 2016. The options were valued at $65,290 using the Black Sholes Option Pricing Model with the following inputs: stock price on measurement date: $5.80; Exercise price: $2.00; Option term: 4 years; Computed volatility: 159%. The Company expensed $16,636 as of December 31, 2016.

A summary of the Company’s option activity during the year ended December 31, 2016 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Balance Outstanding, December 31, 2015	24,000	$1.00	1.02	$-
Granted	12,000	2.00	4.00	-
Forfeited	-	-	-	-
Exercised	(24,000)	1.00	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2016	12,000	$2.00	3.75	-

Exercisable, December 31, 2016	3,000	$2.00	3.75	$-

NOTE 11 – SUBSEQUENT EVENTS

a)	Subsequent Events through April 14, 2017

Employment Agreement

On January 1, 2017 the Company entered into an agreement whereby the employee will be granted €1,000 per month and an annual retainer of 25,000 stock options as compensation for being appointed the International Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $1.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options were valued using the Black Sholes Option Pricing Model at $195,307, which will be amortized over the year.

Advisory Board Agreement

On January 3, 2017 the Company determined to create an advisory board and appointed Mr. Orestes Varvitsiotes as its first member. Mr. Varvitsiotes is a registered broker dealer who is currently engaged with Aegis Capital Corp. In connection therewith, the Company entered into an Advisory Board Member Consulting Agreement, dated as of January 3, 2017 whereby an annual retainer of 12,000 stock options was granted as compensation for services. The options have an exercise period of five years with an exercise price of $2.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options were valued using the Black Sholes Option Pricing Model at $94,830, which will be amortized over the year.

F-44

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

Loan Facility Agreements

On January 13, 2017, Synthesis Peer-To Peer-Income Fund (the “Loan Facility”) advanced the Company an additional $155,516 in funding, the agreement between the Loan Facility and the Company was modified on March 23, 2017 to include the additional funding.

On March 16, 2017 and March 20, 2017, SkyPharm entered into loan agreements with the Synthesis Peer-To Peer-Income Fund (the “Bridge Loans”). The Bridge Loans provided to SkyPharm loans of $50,000 and $100,000, respectively. The Bridge Loans accrue interest at a rate of 10% per annum and are repayable on April 16, 2017 and April 20, 2017, respectively together with all other amounts then accrued and unpaid.

On March 23, 2017, Sky Pharm S.A. (“Sky Pharm”), a wholly owned subsidiary of Company entered into an Amended and Restated Loan Facility Agreement (the “A&R Loan Facility”), guaranteed by Grigorios Siokas, the Company’s Chief Executive Officer, with Synthesis Peer-To Peer-Income Fund (the “Lender”). The A&R Loan Facility amends and restates certain provisions of the Loan Facility Agreement, dated as of August 4, 2016, by and among the same parties. The A&R Loan Facility provides an increased facility size of $2,664,960.22, of which Sky Pharm has borrowed the entire balance. Advances under the A&R Loan Facility continue to accrue interest at a rate of 10% per annum from the applicable date of each drawdown and require quarterly interest payments. The A&R Facility now permits prepayments at any time. The amounts owed under the A&R Loan Facility shall be repayable upon the earlier of (i) seventy five days following the demand of the Lender; or (ii) August 31, 2018. The A&R Loan Facility is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas (the “Pledged Shares”). The A&R Loan Facility was also amended to provide additional affirmative and negative covenants of Sky Pharm and the Guarantor during the term of loans remain outstanding, including, but not limited to, the consent of the Lender in connection with (i) the Company or any of its subsidiaries incurring any additional indebtedness; or (ii) in the event of any increase in the Company’s issued and outstanding shares of Common Stock, the Pledged Shares shall be increased to an amount equal to a minimum of ten percent (10%) of the issued and outstanding shares of the Company.

On April 10, 2017, Decahedron Ltd. (“Decahedron”), a wholly owned subsidiary, as of February 9, 2017, of the Company entered into a Trade Finance Facility Agreement (the “Decahedron Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”). The Decahedron Facility provides the following material terms:

•	The Lender will provide Decahedron a facility of up to €2,750,000 ($2,901,800) secured against Decahedron’s receivables from the sale of branded and generic pharmaceutical sales.

•	The total facility will be calculated as 95% of the agreed upon value of Decahedron’s receivables.

•	The term of the Decahedron Facility will be for 12 months.

•	The obligations of Decahedron are guaranteed by the Company pursuant to a Cross Guarantee and Indemnity Agreement.

•	The Lender has the right to make payments directly to Decahedron’s suppliers.

•	The following fees should be paid in connection with the Decahedron Facility:

	o	2% of the maximum principal amount as an origination fee.

	o	A one percent (1%) monthly fee.

F-45

COSMOS HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2016

The Company is in the process of obtaining the required consent from Synthesis Peer-To Peer-Income Fund in connection with certain negative covenants of the Company and Decahedron that restrict the Company and/or its subsidiaries from incurring any additional indebtedness or encumbering their assets. There can be no assurance such consent will be obtained.

Letter of Intent with CC Pharma Gmbh

On January 18, 2017 the Company signed a Letter of Intent (LOI) with the owners of CC Pharma who intended to sell all of their shares to the Company.

According to the Letter of Intent, inter alia, the Parties agreed:

•	Parties shall negotiate a Share Purchase Agreement regarding the sale and transfer of CC Pharma shares to the Company.

•

Company shall be entitled to conduct due diligence with regard to financial, legal and tax matters and that the Parties shall cooperate in good faith to complete the due diligence process in due course.

•	The Parties will employ best efforts to achieve Closing of the Transaction by April 1, 2017.

•

Sellers grant to the Company the exclusive right to acquire their shares of CC Pharma Gmbh. This exclusive right expires on April 1, 2017. During this period the Sellers will not actively market or enter into negotiations with any other buyer.

•

Parties agreed that certain current managers of CC Pharma will remain managing directors of the Company at least until December 31, 2017. Parties will negotiate in good faith customary service agreements for the managing directors, whereby the Parties agree that the economic conditions of such new agreements shall be equal or more favorable for the managing directors compared to their current service agreements.

Memoranda of Understanding- Stock Purchase Agreement – Completion/Closing of Acquisition

On February 9, 2017 the Company and Decahedron consummated the transactions contemplated by the Decahedron SPA. Pursuant to the terms of the Decahedron SPA, the shareholders of Decahedron received an aggregate of 170,000 shares of common stock of the Company (the “Stock Consideration”), which were delivered at closing in exchange for all of the Ordinary Shares of Decahedron for the Stock Consideration. In accordance with the terms of the SPA, Mr. Lazarou remained as a director and officer of Decahedron with a salary of 10,000 GBP per month (approximately US $12,270). The Company consummated this transaction on February 10, 2017. On April 7, 2017, the Company issued the 170,000 shares to Decahedron.

Consulting Agreement

On March 1, 2017, the Company entered into a four-month consulting agreement with ArKo European Business & Services GmbH for consideration of 500 restricted shares of common stock to be issued during the period of the agreement.

Convertible Promissory Note

In a board meeting on April 10, 2017, the members of the Board of Directors authorized the Company to negotiate additional financing through a convertible note payable to Coastal Capital Partners (Black Forest Capital, LLC). The proposed terms contemplate an aggregate total proceeds received from Coastal Capital Partners will be $500,000 in three separate tranches. Interest will be 8% per annum and the conversion rate will be 70% of the average of the lowest five trading prices of shares traded within twenty trading days prior to the date of conversion. As of the date of filing, the Company has not received any funds and there has been no formal agreement between the Company and Coastal Capital Partners. No assurances can be made that the Company will consummate these transactions.

b)	Reverse Stock Split

On October 11, 2017, the Company authorized a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of issued and outstanding shares of Common Stock. The reverse stock split was approved and filed in the state of Nevada, and reported on Form 8-K filed on October 11, 2017. On November 21, 2017 the reverse stock split was approved by FINRA and the financial statements have been retroactively restated to reflect the split.

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OUTSIDE BACK COVER OF PROSPECTUS

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by Cosmos Holdings Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until _______________, 2018, [40 days from the date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

COSMOS HOLDINGS INC.

1,662,137 Shares

Common Stock

PROSPECTUS

__________, 2018

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the Selling Securityholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$1,239 .23
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$11,000.00
Miscellaneous	$3,760.77
Total	$66,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

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At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On November 16, 2017, the Company completed the sale of $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”) to two institutional investors (the “Buyers”) with which it had no prior relationship, pursuant to a Securities Purchase Agreement (the “SPA”) for a purchase price of $3,000,000. The Notes are convertible into 670,000 shares of the Company’s common stock at $5.00 per share and Warrants to purchase an aggregate of 536,001 shares of common stock exercisable at $7.50 per share were issued.

Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, received a cash commission of $240,000, equal to eight (8%) percent of the total gross proceeds of the offering and the issuance of five-year Warrants to purchase eight (8%) percent of the shares of Common Stock issued or issuable in this offering (excluding shares of Common Stock issuable upon exercise of any Warrants issued to investors); however, will receive eight (8%) percent of any cash proceeds received from the exercise of any Warrants sold in the offering with an expiration equal to or less than twenty-four (24) months.

Exemption from registration for the above transaction was claimed by the Company pursuant to Section 4(a)(2) of the Securities Act with Rule 506 of Regulation D promulgated thereunder. The basis for the exemption was the representations and warranties made by the Buyers in the SPA.

The following securities were sold pursuant to the exemption afforded under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). There were no placement agents or underwriters for any of the following private placements:

On April 28, 2015, the Company issued 4,500 shares of common stock to Hellenic American Securities for consulting services for total consideration of $28,352 of services.

On November 4, 2016, the Company issued 24,000 shares of common stock to a former director upon the exercise of then outstanding stock options, at $1.00 per share.

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On March 24, 2017, the Company issued 170,000 shares of common stock to the three owners of Decahedron Ltd. in consideration of the sale of all of the stock of such company to the Company.

On May 5, 2017, the Company issued 9,250 shares of common stock to the two persons for services rendered.

On May 18, 2017, the Company issued 30,000 shares of common stock to Integra Consulting Group LLC for consulting and public relations services, at $7.30 per share.

On May 24, 2017, the Company issued 2,000 shares of common stock for services for the creation and maintenance of the current website.

On May 25, 2017, the Company issued 2,000 shares of common stock for investment banking services, at $7.20 per share.

On May 25, 2017, the Company issued 20,000 shares of common stock for investment analysis services, at $7.70 per share.

On July 21, 2017, the Company sold 4,300 shares of common stock at $5.00 per share to a single investor.

On September 1, 2017, the Company issued 790 shares of common stock for consulting services.

On October 30, 2017, the Company issued 4,300 shares of common stock for consulting services, at $5.50 per share.

Between April 10, 2017 and May 16, 2017, the Company sold an aggregate of 10,040 shares of common stock at $7.00 per share and issued Warrants to purchase 10,040 shares of common stock. Exemption from registration was claimed pursuant to Regulation S promulgated under the Securities Act. The exemption was claimed on the basis of the representations and warranties contained in the offering documents.

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ITEM 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Document Description

3.1	Articles of Incorporation of the Registrant dated November 14, 2013 (1)

3.2	Certificate of Amendment to Articles of Incorporation of the Registrant filed on October 11, 2017 (14)

3.3	Bylaws of the Registrant (1)

4.1	Form of Securities Purchase Agreement dated November 15, 2017 by and among Cosmos Holdings Inc. and the Buyers listed (15)

4.2	Form of Senior Convertible Note (15)

4.3	Form of Warrant to Purchase Common Stock (15)

4.4	Form of Leak-Out Agreement (15)

4.5	Form of Registration Rights Agreement (15)

5.1	Opinion of Davidoff Hutcher & Citron LLP as to legality*

10.1	Master Services Agreement, dated January 15, 2013, by and between Amplerissimo Ltd. and Millenia International Group Ltd. (2)

10.2	Master Services Agreement, dated May 15, 2013, , by and between Amplerissimo Ltd. and Tech Telecoms and Trade Limited (2)

10.3	Exclusive Cooperation Agreement, dated April 30, 2014, by and between the Registrant and Grigorios Siokas (3)

10.4	Advisory Board Member Consulting Agreement, dated as of January 3, 2017, by and between the Company and Orestes Varvitsiotes (4)

10.5	Stock Purchase Agreement, dated November 4, 2015, by and between Grigorios Siokas and Dimitrios S. Goulielmos (5)

10.6	Loan Facility Agreement, dated as of August 4, 2016, by and among SkyPharm S/A, Grigorios Siokas, as Guarantor and Synthesis Peer to Peer Income Fund. (6)

10.7	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund (6)

10.8

First Deed of Amendment relating to Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund (7)

10.9	Intellectual Property Sale Agreement, dated as of October 1, 2016, by and among the Company, Anastasios Tsekas and Olga Parthenea Georgatsou (8)

10.10	Employment Agreement, dated as of October 1, 2016, by and between the Company and Konstantinos Vassilopoulos (8)

10.11	Stock Purchase Agreement, dated as of November 16, 2016, by and among Company, Medihelm Pharmaceutical Wholesellers SA, Konstantinos Metsovitis and Eleni Metsovitis (9)

10.12	Stock Purchase Agreement, dated as of November 17, 2016, by and among the Company, Decahedron Ltd. and Nikolaos Lazarou (10)

10.13	Amendment to the Stock Purchase Agreement, dated as of February 9, 2017 by and among the Company, Decahedron Ltd., Nikolaos Lazarou, Vasiliki Kappou, Misel Kappou (11)

10.14

Amended and Restating Loan Facility Agreement, dated as of March 23, 2017, by and among SkyPharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund, as Lender (12)

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10.15	Trade Finance Facility Offer Letter, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.16	Trade Finance Facility Agreement, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.17	Cross Guarantee and Indemnity Agreement, dated as of April 10, 2017, by and among Cosmos Holdings Inc., Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.18	Security Assignment of Receivables and other Contractual Rights, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.19	Trade Finance Facility Agreement, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Finance Limited. (16)

10.20

Cross Guarantee and Indemnity Agreement dated May 12, 2017 by and between SkyPharm S.A., as Commodity Buyer, Cosmos Holdings Inc. as Guartor and Synthesis Structured Commodity Trade Finance Limited (16)

10.21	Security Assignment of Receivables and other Contractual Rights, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Trade Finance Limited (16)

10.22	Termination Agreement dated February 26, 2016, to Exclusive Cooperation Agreement dated as of April 30, 2014*

21	Subsidiaries *

23.1	Consent of Davidoff Hutcher & Citron LLP*

23.2	Consent of Malone Bailey, LLP*

_____________

*Filed with this Registration Statement

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension Schema Document**

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

Exhibit 101

Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows, and (iv) the Notes to the Consolidated Financial Statements.**

________________

(1)	Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-162597) filed by the Registrant on October 20, 2009.

(2)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 14, 2013.

(3)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 1, 2014.

(4)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on January 9, 2017.

(5)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 9, 2015.

(6)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 4, 2016.

(7)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on September 16, 2016.

(8)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on October 5, 2016.

(9)	Incorporated by reference to the Current Report on Form 8-K dated as of November 16, 2016 filed by the Registrant on November 22, 2016.

(10)	Incorporated by reference to the Current Report on Form 8-K dated as of November 17, 2016 filed by the Registrant on November 22, 2016.

(11)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on February 13, 2017.

(12)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on March 28, 2017.

(13)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on April 14, 2017.

(14)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant in October 11, 2017.

(15)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 16, 2017.

(16)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 18, 2017

*

This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

**

XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness or the date of the first Contract of Sale of such securities in the Offering described in this prospectus. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 19th day of January 2018 .

COSMOS HOLDINGS INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas	Chief Executive Officer	January 19, 2018
Grigorios Siokas	(Principal Executive Officer) (Principal Accounting and Financial Officer)

* /s/ Dimitrios Goulielmos		January 19, 2018
Dimitrios Goulielmos	Director

* /s/ Demetrios G. Demetriades		January 19, 2018
Demetrios G. Demetriades	Secretary and Director

* /s/ John J. Hoidas		January 19, 2018
John J. Hoidas	Director

* /s/ Grigorios Siokas		January 19, 2018
Grigorios Siokas	Attorney in Fact

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